Exhibit 99.2


--------------------------------------------------------------------------------
ANY TERM USED IN CAPITALIZED FORM THAT IS NOT DEFINED HEREIN BUT THAT IS DEFINED IN THE SEVENTH MODIFIED JOINT PLAN OF REORGANIZATION UNDER CHAPTER 11 OF THE BANKRUPTCY CODE OF CONGOLEUM CORPORATION ("CONGOLEUM"), CONGOLEUM SALES, INC. ("CSI") AND CONGOLEUM FISCAL, INC. ("CFI," AND TOGETHER WITH CONGOLEUM AND CSI, THE "COMPANY"), DATED AS OF FEBRUARY 3, 2006, ATTACHED HERETO AS EXHIBIT A, SHALL HAVE THE MEANING ASCRIBED TO SUCH TERM THEREIN AND SUCH DEFINITIONS ARE INCORPORATED HEREIN BY REFERENCE.
--------------------------------------------------------------------------------

PILLSBURY WINTHROP SHAW PITTMAN LLP
1540 Broadway
New York, NY 10036-4039

Richard L. Epling
Robin L. Spear
Kerry A. Brennan

            And

OKIN, HOLLANDER & DELUCA, LLP
Parker Plaza
400 Kelby Street
Fort Lee, New Jersey 07024

Paul S. Hollander
James J. DeLuca

Attorneys for Debtors and Debtors-In-Possession

                         UNITED STATES BANKRUPTCY COURT
                             DISTRICT OF NEW JERSEY



In re:                                         Chapter 11

CONGOLEUM CORPORATION, et al.,                 Case No. 03-51524 (KCF)

Debtors.                                       Jointly Administered

-----------------------------------------

                    DISCLOSURE STATEMENT WITH RESPECT TO THE
                  SEVENTH MODIFIED JOINT PLAN OF REORGANIZATION
                   UNDER CHAPTER 11 OF THE BANKRUPTCY CODE OF
                         CONGOLEUM CORPORATION, ET AL.,
                          DATED AS OF FEBRUARY 3, 2006

THIS DISCLOSURE STATEMENT SOLICITS ACCEPTANCES OF THE PLAN AND CONTAINS INFORMATION RELEVANT TO A DECISION TO ACCEPT OR REJECT THE PLAN.

--------------------------------------------------------------------------------
THE VOTING DEADLINE TO ACCEPT OR REJECT THE PLAN IS 5:00 P.M. PREVAILING EASTERN TIME ON [__________________], 2006, UNLESS OTHERWISE ORDERED BY THE BANKRUPTCY COURT (THE "VOTING DEADLINE"). IN ORDER TO BE COUNTED, BALLOTS MUST BE RECEIVED BY LOGAN & COMPANY, INC. (THE "VOTING AGENT") AT: LOGAN & COMPANY, INC., RE:
CONGOLEUM CORPORATION, 546 VALLEY ROAD, UPPER MONTCLAIR, NEW JERSEY 07043, ON OR BEFORE THE VOTING DEADLINE.
--------------------------------------------------------------------------------

            The Company is providing this Disclosure Statement and the Exhibits hereto, the accompanying ballots, and the related materials delivered herewith pursuant to section 1126(b) of the Bankruptcy Code, in connection with this solicitation ("Solicitation") of votes for the Seventh Modified Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code of Congoleum Corporation, et al., dated as of February 3, 2006 (the "Plan"), a copy of which is annexed to this Disclosure Statement as Exhibit A.

            This Disclosure Statement is to be used solely in connection with an evaluation of the Plan; use of this Disclosure Statement for any other purpose is not authorized. This Disclosure Statement may not be reproduced or provided to others (other than to those advisors of any recipient of this Disclosure Statement who may review the information contained herein to assist such recipient in his, her or its evaluation of the Plan) without the prior written consent of the Company.

            THE PLAN PROVIDES, AMONG OTHER THINGS, FOR THE ISSUANCE OF INJUNCTIONS UNDER SECTIONS 105(a) AND 524(g) OF THE BANKRUPTCY CODE THAT RESULT IN THE CHANNELING OF ALL ASBESTOS RELATED LIABILITIES OF THE COMPANY INTO A TRUST AS MORE FULLY DESCRIBED HEREIN. SEE SECTION 6.8(h) - "DISCHARGE INJUNCTION" AND SECTION 6.8(i) - "ASBESTOS CHANNELING INJUNCTION" FOR A DESCRIPTION OF SUCH INJUNCTIONS.

            The Company has operated and intends to continue operating its business in the ordinary course during the Reorganization Cases. Asbestos Personal Injury Claims, Asbestos Property Damage Claims, Senior Note Claims, ABI Claims and Congoleum Interests are Impaired under the Plan; the Claims of Congoleum's other Creditors and Interest Holders are not Impaired under the Plan. Because acceptance of the Plan will constitute acceptance of all the provisions thereof, holders of Asbestos Personal Injury Claims, Senior Note Claims, Asbestos Property Damage Claims, ABI Claims and Congoleum Interests are urged to consider carefully the information regarding treatment of their Claims and Interests contained in this Disclosure Statement.

            The effectiveness of the Plan is subject to several material conditions precedent. There can be no assurance that those conditions will be satisfied. The Company presently intends to seek to consummate the Plan as promptly as practicable after the Confirmation Date. There can be no assurance, however, as to when or whether the Confirmation Date and the Effective Date actually will occur.

            Distributions under the Plan to Creditors of the Company (other than distributions to holders of Plan Trust Asbestos Claims) will be the responsibility of the Reorganized Debtors. Pursuant to section 524(g) of the Bankruptcy Code, distributions under the Plan to holders of Plan Trust Asbestos Claims will be the responsibility of the Plan Trust and the Reorganized Debtors will have no liability therefor.

            The terms of the Plan have been developed in the course of extensive pre-petition and post-petition discussions and negotiations among Congoleum, the Claimants' Representative, the Asbestos Claimants' Committee(1), ABI and the Futures Representative and, in the pre-petition period, the Pre-Petition Asbestos Claimants' Committee. The boards of directors of each of Congoleum, CSI and CFI have approved the Plan and strongly recommend that holders of Claims and Interests entitled to vote on the Plan for purposes of sections 1126 and 524(g) of the Bankruptcy Code vote to accept it. The Claimants' Representative, Joseph
F. Rice, Esquire and Perry Weitz, Esquire, have participated in the negotiations and development of the Plan solely in their capacity as the representatives of certain holders of Asbestos Personal Injury Claims and not as the representative of all holders of Asbestos Personal Injury Claims. Holders of Asbestos Personal Injury Claims should consult with their personal counsel with respect to the Plan and the treatment of Asbestos Personal Injury Claims thereunder.

            Without approval of the arrangements set forth in the Plan, there can be no assurance that the Company will be able to emerge from an alternative case under Chapter 11 of the Bankruptcy Code, and not be forced into liquidation under Chapter 7 of the Bankruptcy Code. The Company believes that if it is liquidated under Chapter 7, the distributions to Creditors would be delayed and would be significantly lower than the distributions contemplated by and under the Plan. See Section 7.3(a)(1) -"Best Interests Test" below.

            THE COMPANY BELIEVES THAT THE PLAN IS IN THE BEST INTERESTS OF THE COMPANY'S CREDITORS (INCLUDING THE HOLDERS OF ASBESTOS PERSONAL INJURY CLAIMS AND ASBESTOS PROPERTY DAMAGE CLAIMS). ACCORDINGLY, CREDITORS AND INTEREST HOLDERS ENTITLED TO VOTE IN FAVOR OF THE PLAN FOR PURPOSES OF SECTION 1126 OF THE BANKRUPTCY CODE OR FOR PURPOSES OF SECTION 524(g) OF THE BANKRUPTCY CODE ARE URGED TO VOTE IN FAVOR OF THE PLAN. TO BE COUNTED, YOUR BALLOT MUST BE DULY COMPLETED, EXECUTED, AND ACTUALLY RECEIVED BY THE VOTING AGENT NO LATER THAN 5:00 P.M., PREVAILING EASTERN TIME, ON [ ], 2006, UNLESS OTHERWISE ORDERED BY THE BANKRUPTCY COURT. CREDITORS AND INTEREST HOLDERS ARE ENCOURAGED TO READ AND CONSIDER CAREFULLY THIS ENTIRE DISCLOSURE STATEMENT, INCLUDING THE PLAN ANNEXED HERETO AS EXHIBIT A, AND THE MATTERS DESCRIBED IN THIS DISCLOSURE STATEMENT UNDER ARTICLE 10, "RISKS OF THE PLAN" AND ARTICLE 11, "ALTERNATIVES TO CONFIRMATION AND CONSUMMATION OF THE PLAN," PRIOR TO CASTING THEIR VOTES.

            In making a decision, Creditors and Interest holders must rely on their own examination of the Company and the terms of the Plan, including the merits and risks involved. Creditors and Interest holders should not construe the contents of this Disclosure Statement as providing any legal, business, financial or tax advice. Each Creditor or Interest holder should consult with his, her or its own legal, business, financial and tax advisors with respect to any such matters concerning this Disclosure Statement, this Solicitation, the Plan and the transactions contemplated thereby.

----------
(1) The Taylor Claimants (as hereinafter defined) were engaged in discussions regarding the Fourth Modified Plan and, after such discussions were completed, joined the Asbestos Claimants' Committee.

            This Disclosure Statement has not been filed with or reviewed by the Securities and Exchange Commission or any securities regulatory authority of any state under the Securities Act of 1933, as amended, or under any state securities or "blue sky" laws. The Plan has not been approved or disapproved by the Securities and Exchange Commission, and neither the Securities and Exchange Commission nor any state securities commission has passed upon the accuracy or adequacy of the information contained herein. Any representation to the contrary is a criminal offense. This Disclosure Statement does not constitute an offer of securities.

            No Person has been authorized by the Company in connection with the Plan or this Solicitation to give any information or to make any representation other than as contained in this Disclosure Statement and the exhibits annexed hereto or incorporated by reference or referred to herein, and, if given or made, such information or representation may not be relied upon as having been authorized or made by the Company.

            The statements contained in this Disclosure Statement are made as of the date hereof, and the delivery of this Disclosure Statement will not, under any circumstance, create any implication that the information contained herein is correct at any time subsequent to the date hereof. Estimates, if any, in respect of a Claim set forth in this Disclosure Statement or any exhibit hereto may vary from the amount ultimately Allowed in respect of such Claim by the Bankruptcy Court.

            THE SUMMARIES OF THE PLAN AND OTHER DOCUMENTS CONTAINED IN THIS DISCLOSURE STATEMENT ARE QUALIFIED IN THEIR ENTIRETY BY REFERENCE TO THE PLAN ITSELF, THE EXHIBITS THERETO AND ALL DOCUMENTS DESCRIBED HEREIN AND THEREIN. Copies of any agreement described herein but not provided herewith may be obtained by contacting the Voting Agent in writing at: Logan & Company, Inc.,
Re: Congoleum Corporation, 546 Valley Road, Upper Montclair, New Jersey 07043.

            The information contained in this Disclosure Statement, including, but not limited to, the information regarding the history, businesses, and operations of the Company, the historical financial information of the Company and the liquidation analysis relating to the Company is included herein solely for purposes of soliciting the acceptances required to confirm the Plan under section 1126(c) of the Bankruptcy Code and to obtain the Injunctions set forth in the Plan under section 524(g) of the Bankruptcy Code. As to any contested matters that may arise, however, such information is not to be construed as admissions or stipulations but rather as statements made in settlement negotiations.

                                TABLE OF CONTENTS


                                                                            Page
                                                                            ----


ARTICLE 1 INTRODUCTION.......................................................1

      1.1.  This Solicitation - Purpose of Disclosure Statement..............1

      1.2.  Voting Procedures................................................1

      1.3.  Voting Deadline..................................................2

      1.4.  Overview of the Reorganization...................................2

      1.5.  Overview of the Plan.............................................3

      1.6.  Summary Description of Classes and Distributions.................8


ARTICLE 2 GENERAL INFORMATION...............................................16

      2.1.  Business of the Company Generally...............................16

      2.2.  Factors Leading to the Need for Bankruptcy Relief...............19


ARTICLE 3 THE PRE-PETITION PROCESS AND PAYMENT OF ASBESTOS CLAIMS...........25

      3.1.  The Company's Reasons for Negotiating a Prepackaged Plan........25

      3.2.  The Initial Negotiation Process.................................26

      3.3.  Selection of the Futures Representative.........................29

      3.4.  Formation of the Pre-Petition Asbestos Claimants' Committee.....30

      3.5.  Due Diligence Review............................................30

      3.6.  Pre-Petition Plan Negotiations..................................31

      3.7.  Pre-Petition Solicitation.......................................31


ARTICLE 4 THE COMPANY: CORPORATE STRUCTURE AND MANAGEMENT...................32

      4.1.  Boards of Directors of the Company..............................32

      4.2.  Management of the Company.......................................33

      4.3.  Directors and Officers of the Reorganized Debtors...............35

      4.4.  Employees and Union Contracts...................................35

      4.5.  Debt and Equity Structure.......................................36

      4.6.  Other Matters...................................................38

ARTICLE 5 EVENTS DURING THE REORGANIZATION CASES............................40

      5.1.  Commencement of the Reorganization Cases........................40

      5.2.  Administration of the Reorganization Cases......................40

      5.3.  Asbestos Claimants' and Bondholders' Committee..................42

      5.4.  Bankruptcy Court Appointment of Futures Representative..........42

      5.5.  Retention of Professionals......................................43

      5.6.  Motion for Relief from Stay.....................................44

      5.7.  Developments with Regard to Certain Pre-Petition Claims.........45

      5.8.  Tolling Agreements With Respect to Asbestos Personal Injury
            Claims-Related Avoidance Actions................................45

      5.9.  Tolling Agreements With Respect to Other Avoidance Actions......46

      5.10. Asbestos Personal Injury Claims-Related Avoidance Actions.......46

      5.11. Settlements with Insurers and Brokers...........................49

      5.12. Fourth Modified Plan and Subsequent Changes.....................51

      5.13. Modifications Incorporated in Seventh Modified Plan.............52

      5.14. Standing of Insurers to be Heard................................56

      5.15. Discovery Conducted by the Parties..............................56

      5.16. Expiration of Debtors' Exclusivity to File a Plan and Solicit
            Acceptances Thereof.............................................57

      5.17. Confirmation Hearing............................................57


ARTICLE 6 SUMMARY OF THE PLAN...............................................57

      6.1.  General.........................................................57

      6.2.  Classification..................................................58

      6.3.  Treatment of Administrative Claims and Priority Tax Claims......59

      6.4.  Treatment of Classified Claims and Interests....................59

      6.5.  Means for Execution of the Plan.................................67

      6.6.  Executory Contracts and Unexpired Leases........................70

      6.7.  Compensation and Benefits Programs..............................71

      6.8.  Injunctions, Releases and Discharge.............................72

      6.9.  Matters Incident to Plan Confirmation...........................77

      6.10. Retention of Jurisdiction.......................................79

      6.11. Miscellaneous Provisions........................................81

ARTICLE 7 CONFIRMATION OF THE PLAN..........................................83

      7.1.  Acceptance or Rejection of the Plan.............................83

      7.2.  Confirmation Hearing............................................88

      7.3.  Requirements for Confirmation...................................88

      7.4.  Effect of Confirmation..........................................97


ARTICLE 8 PLAN TRUST AND ASBESTOS CLAIMS RESOLUTION MATTERS.................97

      8.1.  Establishment and Purpose of the Plan Trust.....................97

      8.2.  Funding and Receipt of Plan Trust Assets........................98

      8.3.  Discharge of Liabilities to Holders of Asbestos Claims..........99

      8.4.  Excess Plan Trust Assets........................................99

      8.5.  Plan Trust Expenses.............................................99

      8.6.  Appointment of the Initial Plan Trustees.......................100

      8.7.  The Futures Representative.....................................100

      8.8.  Appointment of Members of the Trust Advisory Committee.........100

      8.9.  Assumption of Liabilities......................................100

      8.10. Indemnification of the Company and Reorganized Congoleum
            by the Plan Trust..............................................100

      8.11. Establishment of the TDP.......................................100


ARTICLE 9 ESTIMATED CLAIMS BY CLASS........................................101

      9.1.  Claims other than Asbestos Claims..............................101

      9.2.  Asbestos Claims................................................102


ARTICLE 10 RISKS OF THE PLAN...............................................102

      10.1. General........................................................102

      10.2. Confirmation Risks.............................................103

      10.3. Insurance Coverage for Plan Trust Asbestos Claims..............103

      10.4. Distributions under the TDP....................................104

      10.5. Risk of Post-Confirmation Default..............................104

ARTICLE 11 ALTERNATIVES TO CONFIRMATION AND CONSUMMATION OF THE PLAN.......105

      11.1. Liquidation under Chapter 7....................................105

      11.2. Alternative Plan of Reorganization.............................105


ARTICLE 12 CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN.............106

      12.1. Tax Consequences to Congoleum..................................107

      12.2. Tax Consequences to the Plan Trust.............................111

      12.3. Tax Consequences to Certain Impaired Holders of Claims.........111


ARTICLE 13 FINANCIAL INFORMATION...........................................114

      13.1. General........................................................114


ARTICLE 14 SOURCES OF INFORMATION PROVIDED AND THE ACCOUNTING METHOD USED..114

      14.1. Sources of Information.........................................114

      14.2. Accounting Method..............................................114

                                    EXHIBITS

Exhibit A   Seventh Modified Joint Plan of Reorganization Under Chapter 11 of
            the Bankruptcy Code of Congoleum Corporation, et al., dated as of February 3, 2006

Exhibit B   Liquidation Analysis [To Follow]

Exhibit C   Audited Financial Statements of Congoleum Corporation for the
            Year Ended December 31, 2005 [To Follow]

Exhibit D   Unaudited Financial Statements of Congoleum Corporation for the
            Quarter Ended September 30, 2005

Exhibit E   Claimant Agreement

                                    ARTICLE 1
                                  INTRODUCTION

1.1.  This Solicitation - Purpose of Disclosure Statement

            The Company transmits this Disclosure Statement, pursuant to section 1126(b) of the Bankruptcy Code, for use in this Solicitation of votes to accept the Plan. The Company is commencing this Solicitation after extended discussions with, and the Plan is the product of pre-petition negotiations with, the Claimants' Representative, the Futures Representative and ABI. Additionally, post-petition modifications to the Plan were the product of negotiations with the Asbestos Claimants' Committee, the Taylor Claimants, the Claimants' Representative and the Futures Representative.

            This Solicitation is being conducted in order to obtain sufficient acceptances to enable the Plan to be confirmed by the Bankruptcy Court pursuant to the provisions of the Bankruptcy Code. This Disclosure Statement is being transmitted in order to provide adequate information to enable holders of Asbestos Personal Injury Claims, Senior Note Claims, ABI Claims and Congoleum Interests, who are Impaired under the Plan, to make an informed judgment in exercising their right to vote to accept or reject the Plan under section 1126 of the Bankruptcy Code. In addition, because all Plan Trust Asbestos Claims will be channeled into and addressed by the Plan Trust following the Effective Date of the Plan, this Disclosure Statement is being transmitted in order to provide adequate information to enable all holders of Asbestos Personal Injury Claims to make an informed judgment in exercising their right to vote to accept or reject the Plan under section 524(g) of the Bankruptcy Code.

            The Company and ABI strongly recommend the Plan as being a fair and equitable method to address the Company's ongoing asbestos liability issues and encourage the Plan's acceptance by creditors entitled to vote.

1.2.  Voting Procedures

            The Company is soliciting acceptances of the Plan from (a) all known Asbestos Claimants or their authorized representatives, except those Asbestos Claimants whose claims have been expunged or withdrawn pursuant to a Final Order of the Bankruptcy Court, (b) all known holders of Senior Note Claims, (c) ABI as the holder of the ABI Claims and certain Congoleum Interests, and (d) all known holders of Congoleum Interests.

            In order to facilitate the solicitation of votes to accept or reject the Plan timely following the anticipated approval of the adequacy of the Disclosure Statement on April 13, 2006, the Company will cause the Voting Agent to commence collection of certain information pertaining to Asbestos Claimants as soon as reasonably possible. The Voting Agent will send both a notice of collection of information and a notice of voting procedures to counsel for Asbestos Claimants requesting that such counsel provide the Voting Agent with, for each client, the name, address, social security number, class designation, amount of claim and disease level of the client, as applicable, prior to the hearing on the Disclosure Statement, or as soon thereafter as possible. Counsel will also be requested to advise the Voting Agent whether the solicitation package should be sent directly to the holder or to counsel in accordance with the voting procedures. The Company also intends to cause the Voting Agent to commence collection of certain information pertaining to the holders of Senior Note Claims and Congoleum Interests as soon as reasonably possible.

            In response to requests, the Voting Agent will send solicitation packages, in such format as has been approved by the Bankruptcy Court, containing notice of the time for voting on the Plan, filing objections and the hearing on confirmation, the order approving the Disclosure Statement, the Disclosure Statement and Plan, a Summary of Changes in the Seventh Modified Plan (as hereinafter defined), appropriate ballots or master ballots, and voting instructions, among other things, to Asbestos Claimants, Asbestos Property Damage Claimants, known holders of Senior Note Claims, known holders of Congoleum Interests and ABI, or their counsel. Asbestos Claimants, Asbestos Property Damage Claimants, known holders of Senior Note Claims, known holders of Congoleum Interests and ABI, or their counsel, should read the solicitation package materials carefully and follow the voting instructions listed on the ballot or master ballot. Asbestos Claimants, Asbestos Property Damage Claimants, known holders of Senior Note Claims, known holders of Congoleum Interests and ABI, or their counsel, should only use the appropriate ballot(s) corresponding to the class for which a vote is being cast.

            If at least two-thirds in amount and more than one-half in number of the claims of each Impaired Class of Claims that have voted on the Plan vote to accept the Plan, and at least seventy-five percent (75%) of Asbestos Claimants to be channeled into and addressed by the Plan Trust that have voted to accept the Plan and such votes are received by the Voting Deadline (the "Requisite Acceptances"), the Company expects to seek confirmation of the Plan promptly. If the Company does not receive the Requisite Acceptances by the Voting Deadline, or unforeseen events occur, it will be forced to evaluate other available options.

1.3.  Voting Deadline

            IN ORDER TO BE COUNTED FOR VOTING PURPOSES, BALLOTS MUST ACTUALLY BE
RECEIVED BY THE VOTING AGENT BY 5:00 P.M. PREVAILING EASTERN TIME ON [       ],
2006 UNLESS OTHERWISE ORDERED BY THE BANKRUPTCY COURT, AT THE FOLLOWING ADDRESS:

                              Logan & Company, Inc.
                            Re: Congoleum Corporation
                                 546 Valley Road
                        Upper Montclair, New Jersey 07043

1.4.  Overview of the Reorganization

(a)   Brief Explanation of Chapter 11

            Chapter 11 is the principal business reorganization chapter of the Bankruptcy Code. Under Chapter 11, a debtor is authorized to reorganize its business for the benefit of its creditors and shareholders. In addition to permitting rehabilitation of the debtor, Chapter 11 promotes equality of treatment of creditors and equity security holders who hold substantially similar claims against or interests in the debtor and its assets. In furtherance of these two goals, upon the filing of a petition for relief under Chapter 11, section 362 of the Bankruptcy Code provides for an automatic stay of substantially all acts and proceedings against the debtor and its property, including all attempts to collect claims or enforce liens that arose prior to the commencement of the Chapter 11 case.

            THE CONSUMMATION OF A PLAN OF REORGANIZATION IS THE PRINCIPAL OBJECTIVE OF A CHAPTER 11 CASE. A PLAN OF REORGANIZATION SETS FORTH THE MEANS FOR TREATING CLAIMS AGAINST AND EQUITY INTERESTS IN A DEBTOR. CONFIRMATION OF A PLAN OF REORGANIZATION BY THE BANKRUPTCY COURT MAKES THE PLAN BINDING UPON THE DEBTOR, ANY PERSON OR ENTITY ACQUIRING PROPERTY UNDER THE PLAN, AND ANY CREDITOR OF, OR INTEREST HOLDER IN, THE DEBTOR, WHETHER OR NOT SUCH CREDITOR OR INTEREST HOLDER (I) IS IMPAIRED UNDER OR HAS ACCEPTED THE PLAN OR (II) RECEIVES OR RETAINS ANY PROPERTY UNDER THE PLAN. SUBJECT TO CERTAIN LIMITED EXCEPTIONS AND OTHER THAN AS PROVIDED IN THE PLAN ITSELF OR IN THE CONFIRMATION ORDER, THE CONFIRMATION ORDER DISCHARGES THE DEBTOR FROM ANY DEBT THAT AROSE PRIOR TO THE DATE OF CONFIRMATION OF THE PLAN AND SUBSTITUTES THEREFOR THE OBLIGATIONS SPECIFIED UNDER THE CONFIRMED PLAN.

1.5.  Overview of the Plan

            The following is a brief summary of certain information contained elsewhere in this Disclosure Statement and in the Plan. The summary is necessarily incomplete and is qualified in its entirety by reference to the more detailed information appearing elsewhere in this Disclosure Statement, the exhibits hereto and the other Plan Documents.

            The Plan is a product of extensive efforts by Congoleum, ABI, the Claimants' Representative, the Asbestos Claimants' Committee and the Futures Representative to negotiate a plan of reorganization for the Company that is fair and equitable to all parties in interest and that provides for the issuance of injunctions under sections 105(a) and 524(g) of the Bankruptcy Code that result in the channeling of asbestos related liabilities of Congoleum and the derivative asbestos related liabilities of ABI to the Plan Trust.

            The Plan provides for, among other things, payment in full of Allowed Administrative Claims, Allowed Priority Tax Claims, Allowed Priority Claims, Allowed General Unsecured Claims and the establishment of the Plan Trust to satisfy Plan Trust Asbestos Claims. Lender Secured Claims and Other Secured Claims are not Impaired or affected by the Plan. The Plan shall be binding on all parties holding Claims, whether asserted or not, against Congoleum.

            The essential elements of the reorganization contemplated by the Plan include, among other things:

      (a) the creation of the Plan Trust which is intended to be a "qualified settlement fund" within the meaning of Section 1.468B - 1(a) of the Treasury Regulations promulgated under Section 468B of the IRC, that will assume the liabilities of the Debtors with respect to all Plan Trust Asbestos Claims and will use Plan Trust Assets and income to pay Plan Trust Asbestos Claims as provided in the Plan and the Plan Trust Documents;

      (b)   the funding of the Plan Trust with the Plan Trust Assets;

      (c) the classification of Claims and Interests and the treatment of such Claims and Interests under the Plan;

      (d) the payment of Claims in accordance with the requirements of the Bankruptcy Code;

      (e) the establishment and implementation of the TDP as provided in the Plan Trust Agreement for the fair and even-handed resolution of Asbestos Personal Injury Claims;

      (f) the agreement, conditioned upon the occurrence of the Effective Date, by holders of Secured Asbestos Claims to forbear from exercising: (i) the right to enforce or exercise any status or right as a secured party, including any rights in the Collateral described in the Security Agreement; (ii) the right to enforce or exercise any assignment or collateral assignment of insurance or insurance proceeds; (iii) the right to any priority in payment arising from or related to (i) or (ii) hereinabove; and (iv) the right to enforce or exercise any right to payment, claim or cause of action granted or arising under the Claimant Agreement, any Pre-Petition Settlement Agreement, the Collateral Trust Agreement, the Security Agreement or any other agreement related thereto or contemplated thereby.

      (g)   the procedure for addressing and resolving Disputed Claims;

      (h) the issuance of certain injunctions, including but not limited to, the Discharge Injunction, the Anti-Suit Injunction and the Asbestos Channeling Injunction;

      (i)   amendment and restatement of the Existing Credit Agreement;

      (j)   the governance and management of the Reorganized Debtors; and

      (k)   the retention of jurisdiction by the Bankruptcy Court.

            Collateral Trust. The Collateral Trust was established in April 2003, and amended on June 6, 2003, pursuant to the terms of the Asbestos Settlement Documents. All Qualified Pre-Petition Settlement Claimants and all those Asbestos Claimants who pursuant to the Claimant Agreement have settled asbestos related bodily injury claims against Congoleum and have thereby become Participating Claimants were to have been paid in accordance with the Claimant Agreement and the Collateral Trust Agreement. The Asbestos Claims of Pre-Petition Settlement Claimants and Participating Claimants (collectively, "Qualified Claimants") were granted security interests as and to the extent provided in the Asbestos Settlement Documents, which security interests are being forborne in accordance with the "Forbearance" described in the Plan. See
Section 6.4 below - - "Treatment of Classified Claims and Interests" for a description of the Forbearance. The Collateral (as defined in the Security Agreement) securing the Asbestos Claims of the Qualified Claimants is held by the Collateral Trust and generally includes all of Congoleum's right to receive payment from its insurers, net of, among other things, fees, expenses and disbursements incurred in connection with efforts to collect such amounts, as more fully described in the Security Agreement. The Collateral Trust by its own terms terminates upon, among other things, the transfer of the assets of the Collateral Trust to the Plan Trust on the Effective Date, as provided in the Plan.

            Plan Trust. On the Effective Date of the Plan, all then asserted Plan Trust Asbestos Claims, including the Claims asserted by Qualified Claimants, will be assumed by and transferred to the Plan Trust. With the exception of any Plan Trust Disputed Claims, all Asbestos Personal Injury Claims assumed by and transferred to the Plan Trust will be determined, liquidated and treated pursuant to the Plan Trust and the TDP without priority of payment and in all respects pari passu with each other.

            Plan Trust Disputed Claims. The Plan Trust will be funded with the Plan Trust Assets which will include, without limitation, the following assets and any income, profits and proceeds derived therefrom:

            o     The New Class A Common Stock;

            o     The New Convertible Security;

            o     the Asbestos Insurance Rights;

            o     the proceeds of the Asbestos Insurance Settlement Agreements;

            o     the proceeds of the Asbestos In-Place Insurance Coverage;

            o     the proceeds of the Asbestos Insurance Actions;

            o     the proceeds of the Asbestos Insurance Action Recoveries;

            o     the ABI Contribution;

            o     the Additional Plan Trust Contribution;

            o all of the assets held by the Collateral Trust as of the Effective Date;

            o Plan Trust Bankruptcy Causes of Action including, without limitation, the Avoidance Actions to the extent not already adjudicated prior to the Effective Date;

            o other Causes of Action, other than Bankruptcy Causes of Action, related to Plan Trust Asbestos Claims and Plan Trust Assets including, without limitation, the right to void any Asbestos Claim of a Qualified Pre-Petition Settlement Claimant or of a Qualified Participating Claimant whether because of failure to comply with the requirements of any applicable settlement agreement (including, without limitation, the Claimant Agreement) or because such Claim was not submitted in good faith or otherwise and including the right to pursue such Causes of Action, if any, in the name of any Debtor, if necessary; and

            o the rights granted to the Plan Trust pursuant to the Insurance Assignment Agreement.

            Upon a specified default of the obligation to pay dividends or interest, as applicable, on the New Convertible Security and a failure to cure such default within any cure period, the Plan Trust, as holder of the New Convertible Security, will generally be entitled to convert the New Convertible Security into 5,700,000 Shares of Class A Common Stock (or the equivalent thereof on a fully diluted basis), which when combined with the New Class A Common Stock, will result in the Plan Trust owing 51% of the voting common shares of Reorganized Congoleum on a fully diluted basis.

            Treatment of Secured Asbestos Claims: Effective as of the Effective Date, each holder of a Secured Asbestos Claim will have irrevocably consented or be deemed to have irrevocably consented to the Forbearance of his, her or its rights under the Claimant Agreement or the respective Pre-Petition Claimant Agreement, as applicable, and his, her or its rights, if any, under the Collateral Trust Agreement and the Security Agreement by voting to accept the Plan or by failing to timely object to such Forbearance upon notice thereof in accordance with procedures established by the Bankruptcy Court; provided, however, any such holder that votes to accept the Plan, may elect on its ballot to reserve the right to litigate the enforceability of the respective Pre-Petition Settlement Agreement or the Claimant Agreement, as applicable, and any security interest or assignment related thereto in accordance with the procedures established by the Bankruptcy Court for voting on the Plan. Upon the occurrence of such Forbearance, such Forbearance will be irrevocable. If any holder of a Secured Asbestos Claim timely objects to such Forbearance or timely reserves the right to litigate the enforceability of a Pre-Petition Settlement Agreement or the Claimant Agreement, as applicable, and any security interest or assignment related thereto, the Asbestos Claim of such objecting Claimant will be deemed a Plan Trust Disputed Claim and the validity of such Asbestos Claim will be subject to objection by the Plan Trustee based on (i) the terms of the Collateral Trust Agreement; (ii) any Plan Trust Bankruptcy Cause of Action; and
(iii) any other Cause of Action available to the Plan Trustee under Section 12.4 of the Plan or otherwise and each such objecting Claimant will be immediately added as a party defendant to the Avoidance Actions. Plan Trust Disputed Claims will be treated as provided in a Final Order of the Bankruptcy Court adjudicating such Claims. On the Effective Date all assets in the Collateral Trust will be transferred to the Plan Trust and the Plan Trust will assume the obligations of the Collateral Trust as set forth in the Plan. After the Effective Date, Secured Asbestos Claims will be paid, subject to the payment of Plan Trust Expenses and Coverage Costs, in accordance with the terms of the Plan Trust Agreement, by the Plan Trust in accordance with the provisions of the Plan Trust Agreement and the TDP without priority in payment and in all respects pari passu with the Not Previously Determined Unsecured Asbestos Personal Injury Claims in Class 10 and the Previously Determined Unsecured Asbestos Personal Injury Claims in Class 11.

            Treatment of Unsecured Asbestos Personal Injury Claims: The Previously Determined Unsecured Asbestos Personal Injury Claims and the Not Previously Determined Unsecured Asbestos Personal Injury Claims, including Unknown Asbestos Personal Injury Claims, will be paid by the Plan Trust in accordance with the trust distribution procedures to be established as part of the Plan Trust and in all respects pari passu with the Secured Asbestos Claims.

            Treatment of Asbestos Property Damage Claims: Allowed Asbestos Property Damage Claims will be paid from Asbestos Property Damage Insurance Rights that are available to pay such Claims.

            Indemnification Under the Plan Trust: As and to the extent provided in the Plan Trust Agreement, the Reorganized Debtors will be entitled to indemnification from the Plan Trust for any expenses, costs and fees (including reasonable attorneys' fees and costs, but excluding any such expenses, costs and fees incurred prior to the Effective Date), judgments, settlements, or other liabilities arising from or incurred in connection with any Plan Trust Asbestos Claim, including, but not limited to, indemnification or contribution for Plan Trust Asbestos Claims prosecuted against the Reorganized Debtors but excluding any amounts paid prior to or on the Effective Date by the Debtors or their past or present Representatives, any amounts paid or incurred by the Reorganized Debtors or their Representatives whether before or after the Effective Date, in connection with defending, objecting to, or otherwise related to any proceedings to determine whether an Asbestos Property Damage Claim is or should be Allowed and any amounts paid or incurred by the Reorganized Debtors or their Representatives after the Effective Date in connection with liquidating ABI Asbestos Personal Injury Indemnity Claims. Notwithstanding anything in Section
1.4 of the Plan Trust Agreement to the contrary, the Plan Trust will reimburse and pay promptly the Reorganized Debtors, from the proceeds of the Asbestos Insurance Action Recoveries, for Coverage Costs to the extent that such Coverage Costs have not been reimbursed or paid to the Debtors or the Reorganized Debtors, as applicable, from Asbestos Insurance Action Recoveries received on or after the Petition Date. Asbestos Insurance Action Recoveries will not be reserved for the payment of Coverage Costs not yet incurred or not yet payable under the terms of Section 1.4(d) of the Plan Trust Agreement. Coverage Costs will be paid out of any Asbestos Insurance Action Recoveries after the date when such Coverage Costs are or become payable under Section 1.4(d) of the Plan Trust Agreement.

            Based upon Congoleum's knowledge of its current and future operations, current and future financial projections and current Asbestos Claims, and the general asbestos liabilities of similarly situated companies, it is anticipated that the Plan Trust may not be able to pay in full all Plan Trust Asbestos Claims as they are liquidated and may not be able to pay all Plan Trust Asbestos Claims in full over time. However, it can be stated with certainty that
(a) Congoleum has committed substantial resources for the payment of Plan Trust Asbestos Claims, far exceeding those resources allocated to any other creditor group under the Plan; and (b) the mechanisms of the Plan Trust have been designed to provide reasonable assurance that the Plan Trust will value, and will be in a financial position to pay, similar present and future Plan Trust Asbestos Claims against the Debtors in substantially the same manner. The Plan Trust will be administered by the Plan Trustee pursuant to the Plan Trust Agreement and the procedures contained therein.

            Injunctions: The Plan will permit the businesses of the Reorganized Debtors to operate free of asbestos-related claims and litigation, through the operation of the following injunctions pursuant to sections 105, 524(g) and 1141 of the Bankruptcy Code (the "Injunctions"):

            Discharge Injunction: The Reorganized Debtors will be protected from Claims and litigation by Congoleum's discharge and the Discharge Injunction, which will prohibit and enjoin the taking of any legal action against Congoleum, Reorganized Congoleum and others based upon any Claim, Asbestos Claim or Demand. For a complete description of the Discharge Injunction, see Section 11.5 of the Plan.

            Asbestos Channeling Injunction: The Plan provides for an injunction pursuant to section 524(g) of the Bankruptcy Code with respect to Plan Trust Asbestos Claims against the Debtors, Reorganized Debtors and any Protected Party.

            Anti-Suit Injunction: The Plan provides for an injunction pursuant to section 105(a) of the Bankruptcy Code to protect Settling Asbestos Insurance Companies from non-asbestos liability released under any Asbestos Insurance Settlement Agreement.

            Management: On the Effective Date, the management, control and operation of the Reorganized Debtors will become the responsibility of the boards of directors of the Reorganized Debtors. The boards of directors will be comprised of the same person(s) who serve as director(s) of the Debtors immediately prior to the Confirmation Hearing. The current officers of the Company will serve as the initial officers of the Reorganized Debtors.

            Plan Classes: The Plan divides all Claims and Interests into 14 different Classes. Each Claim will receive the same treatment as all other Claims in the same Class under the Plan, so that the applicable terms of the Plan for each Claim depend upon its classification. Section 1.6 -- "Summary Description of Classes and Distributions" below, contains a summary description of the treatment of each Class under the Plan, including whether the Class is Impaired or Unimpaired by the Plan and whether the Claims in the Class are channeled into and addressed by the Plan Trust. If a Class is Impaired by the Plan, that Class is entitled to vote to accept or reject the Plan under section 1126 of the Bankruptcy Code. If the Claims in a Class are channeled to, addressed, processed and paid by the Plan Trust in accordance with the Plan Trust and the TDP, that Class is entitled to vote in favor of or against the Plan under section 524(g) of the Bankruptcy Code.

            TDP: The TDP to be adopted by the Plan Trust pursuant to the Plan Trust Agreement will establish procedures to assign a value to all Claims under the TDP (the "TDP Valued Asbestos Claims") and determine the timing and amount of payments to be made in respect of all Asbestos Personal Injury Claims. It is anticipated that the TDP will reduce expenses significantly, which expenses would otherwise reduce Plan Trust Assets available for distribution. All holders of TDP Valued Asbestos Claims will benefit from such cost savings, by maximizing the assets which are to be used for the payment of such Claims. A copy of the current form of the TDP is attached as Exhibit "G" of the Plan. It is possible that the TDP may be modified prior to the Effective Date and after the Effective Date from time to time in accordance with the terms of the TDP and the Trust Agreement.

1.6.  Summary Description of Classes and Distributions

            The distributions to each Class are summarized in the table set forth below. The table is qualified in its entirety by reference to the more detailed and complete descriptions set forth in the Plan and elsewhere in this Disclosure Statement.

      (a)   Treatment of Administrative Claims and Priority Tax Claims

                          Description of Distribution or Treatment
Description of Claims     Under the Plan
---------------------     ----------------------------------------

Administrative Claims     Unless the Debtors and the holder of an Allowed
                          Administrative Claim agree to a different treatment, each holder of an Allowed Administrative Claim will receive Cash for the unpaid portion of such Allowed
                          Administrative Claim on the Distribution Date.
                          However, Administrative Claims incurred by the Debtors during the Reorganization Cases in the ordinary course of business or under a loan or advance which are not paid on or before the Effective
                          Date will be paid by the Reorganized Debtors in accordance with the terms and conditions of the particular transactions relating to such liabilities and any agreements relating thereto.

Priority Tax Claims       Unless the holder of a Priority Tax Claim agrees to a
                          different treatment, each holder of an Allowed
                          Priority Tax Claim will either (a) be paid in Cash in full on the Distribution Date or (b) at the Reorganized Debtors' sole discretion, receive deferred Cash payments over a period not to exceed six years after the date of assessment of a value equal to such Allowed Priority Tax Claim as of the Effective Date.

      (b)   Treatment of Classified Claims and Interests

Description of Claims     Description of Distribution or Treatment
or Interests              Under the Plan
---------------------     ----------------------------------------

Class 1 - Priority Claims Unless the Debtors and the holder of an Allowed
                          Priority Claim agree to a different treatment, each Allowed Priority Claim will be paid in full on the Distribution Date. Class 1 is Unimpaired by the Plan.

Class 2 - Secured         On the Effective Date, the Plan Trust will
Asbestos Claims of        automatically assume all liability for Plan Trust
Qualified Pre-Petition    Asbestos Claims and the Reorganized Debtors will have
Settlement Claimants      no liability for Plan Trust Asbestos Claims.
                          Effective as of the Effective Date, each such Qualified Pre-Petition Claimant will have irrevocably consented or be deemed to have irrevocably consented to the Forbearance of his, her or its rights under the respective Pre-Petition Settlement Agreements and his, her or its rights, if any, under the Collateral
                          Trust Agreement and the Security Agreement by voting to accept the Plan or by failing to timely object to such Forbearance upon notice thereof in accordance with procedures established by the Bankruptcy Court;
                          provided, however, any Qualified Pre-Petition
                          Settlement Claimant that votes to accept the Plan, may elect on its ballot to reserve the right to litigate the enforceability of any Pre-Petition

Description of Claims     Description of Distribution or Treatment
or Interests              Under the Plan
---------------------     ----------------------------------------

                          Settlement Agreement and any security interest or assignment related thereto in accordance with the procedures established by the Bankruptcy Court for voting on the Plan. Upon the occurrence of such Forbearance, such Forbearance will be irrevocable.
                          If any Qualified Pre-Petition Settlement Claimant timely objects to such Forbearance or timely reserves the right to litigate the enforceability of any Pre-Petition Settlement Agreement and any security interest or assignment related thereto, the Secured Asbestos Claim of such objecting Qualified Pre-Petition Settlement Claimant will be deemed a Plan Trust Disputed Claim and the validity of such Secured Asbestos Claim will be subject to objection by the Plan Trustee based on (i) the terms of the Collateral Trust Agreement; (ii) any Plan Trust Bankruptcy Cause of Action; and (iii) any other Cause of Action available to the Plan Trustee under Section
                          12.4 of the Plan or otherwise and each such Qualified Pre-Petition Settlement Claimant will be immediately added as a party defendant to the Avoidance Actions. Plan Trust Disputed Claims will be treated as provided in a Final Order of the Bankruptcy Court adjudicating such Claims. Each such Qualified Pre-Petition Settlement Claimant will, in respect of its Secured Asbestos Claim, be determined, liquidated and treated pursuant to the Plan Trust Agreement and the TDP without priority of payment and in all respects pari passu with the Secured Asbestos Claims of Qualified Participating Claimants in Class 3 and the Not Previously Determined Unsecured Asbestos Personal Injury Claims in Class 10 and the Previously Determined Unsecured Asbestos Personal Injury Claims in Class 11. Each Qualified Pre-Petition Settlement Claimant that has irrevocably consented or is deemed to have irrevocably consented to such Forbearance will be deemed to have assigned to the Plan Trust, and the Plan Trustee will be deemed such holder's sole attorney in fact, as may be appropriate, to prosecute, at the Plan Trustee's discretion with the consent and approval of the Trust Advisory Committee and the Futures Representative, any Direct Action. The Plan Trustee may, with the consent and approval of the Trust Advisory Committee and the Futures Representative, reassign such Direct Action to such holder at any time. Class 2 is Impaired and holders of Class 2 Claims are entitled to vote to accept or reject the Plan.

Class 3 - Secured         On the Effective Date, the Plan Trust will
Asbestos Claims of        automatically assume all liability for Plan Trust
Qualified Participating   Asbestos Claims and the Reorganized Debtors will have
Claimants                 no liability for Plan Trust Asbestos Claims.
                          Effective as of the Effective Date, each such

Description of Claims     Description of Distribution or Treatment
or Interests              Under the Plan
---------------------     ----------------------------------------

                          Qualified Participating Claimant will have irrevocably consented or be deemed to have irrevocably consented to the Forbearance of his, her or its rights under the Claimant Agreement and his, her or its rights, if any, under the Collateral Trust Agreement and the Security Agreement by voting to accept the Plan or by failing to timely object to such Forbearance upon notice thereof in accordance with procedures established by the Bankruptcy Court; provided, however, any Qualified Participating Claimant that votes to accept the Plan, may elect on its ballot to reserve the right to litigate the enforceability of the Claimant Agreement and any security interest or assignment related thereto in accordance with the procedures established by the Bankruptcy Court for voting on the Plan. Upon the occurrence of such Forbearance, such Forbearance will be irrevocable. If any Qualified Participating Claimant timely objects to such Forbearance or timely reserves the right to litigate the enforceability of the Claimant Agreement and any security interest of assignment related thereto, the Asbestos Claim of such objecting Qualified Participating Claimant will be deemed a Plan Trust Disputed Claim and the validity of such Asbestos Claim, including the Class 11 portion of such Asbestos Claim, will be subject to objection by the Plan Trustee based on (i) the terms of the Collateral Trust Agreement; (ii) any Plan Trust Bankruptcy Cause of Action; and (iii) any other Cause of Action available to the Plan Trustee under
                          Section 12.4 of the Plan or otherwise and each such Qualified Participating Claimant will be immediately added as a party defendant to the Avoidance Actions. Plan Trust Disputed Claims will be treated as provided in a Final Order of the Bankruptcy Court adjudicating such Claims. Each such Qualified Participating Claimants will, in respect of its Secured Asbestos Claim, be determined, liquidated and treated by the Plan Trust Agreement and the TDP without priority of payment and in all respects pari passu with the Secured Asbestos Claims of Qualified Pre-Petition Settlement Claimants in Class 2 and the Not Previously Determined Unsecured Asbestos Personal Injury Claims in Class 10 and the Previously Determined Unsecured Asbestos Personal Injury Claims in Class 11. Each Qualified Participating Claimant holds an Unsecured Asbestos Personal Injury Claim in Class 11 with respect to twenty-five percent (25%) of his or her Qualified Participating Claimant's Settlement Amount. Each Qualified Participating Settlement Claimant that has irrevocably consented or is deemed to have irrevocably consented to such Forbearance will be deemed to have assigned to the Plan Trust, and the Plan Trustee will be deemed such holder's sole attorney in fact, as may be appropriate, to prosecute, at the Plan Trustee's

Description of Claims     Description of Distribution or Treatment
or Interests              Under the Plan
---------------------     ----------------------------------------

                          discretion with the consent and approval of the Trust Advisory Committee and the Futures Representative, any Direct Action. The Plan Trustee may, with the consent and approval of the Trust Advisory Committee and the Futures Representative, reassign such Direct Action to such holder at any time. Class 3 is Impaired and holders of Class 3 Claims are entitled to vote to accept or reject the Plan.

Class 4 - Lender Secured  On the Effective Date, the Existing Credit Agreement,
Claims as ratified, amended and approved in accordance with the Financing Order (as hereinafter defined), will be amended and restated in accordance with the terms of the Amended Credit Agreement and the holder of the Allowed Lender Secured Claim will be entitled to all the rights and benefits under the Amended Credit Agreement and related documents. The Amended Credit Agreement will be on terms and conditions mutually acceptable to the Debtors and Wachovia Bank, National Association, successor by merger to Congress
                          Financial Corporation ("Wachovia"). Alternatively, if, as of the Confirmation Hearing, the Debtors and the holder of the Lender Secured Claim have not agreed upon the terms of the Amended Credit
                          Agreement, the Lender Secured Claim will be paid in full indefeasibly on the Effective Date or as soon thereafter as practicable and Wachovia will be released from any and all liabilities and causes of action in accordance with the Final Order (1) Authorizing Debtors' Use of Cash Collateral, (2) Authorizing Debtors to Obtain Post-Petition
                          Financing, (3) Granting Senior Liens and Priority Administrative Expense Status Pursuant to 11 U.S.C. ss.ss.105 and 364(c), (4) Modifying the Automatic Stay Pursuant to 11 U.S.C. ss.362, and (5) Authorizing Debtors to Enter into Agreements with Congress Financial Corporation [docket no. 435](the "Financing Order"). Nothing in the Plan requires that Wachovia permit the use of collateral, including cash collateral, or finance the Debtors after Confirmation other than with Wachovia's prior written consent. Class 4 is Unimpaired and the holder of the Class 4 Claim is deemed to have accepted the Plan and, accordingly, is not required to vote on the Plan. Notwithstanding anything to the contrary contained in the Plan, the Confirmation Order, or otherwise, the Obligations under and as defined in the Existing Credit Agreement (as the same has heretofore been or may hereafter be amended, modified, ratified, restated, extended, renewed or replaced) and all the rights, claims, liens and priorities and other protections provided to Wachovia will survive the Confirmation Date and continue in full force and effect in accordance with the terms and conditions of the Financing Order and the Existing Credit Agreement.

Description of Claims     Description of Distribution or Treatment
or Interests              Under the Plan
---------------------     ----------------------------------------

Class 5 - Other Secured   Each holder of an Allowed Other Secured Claim will
Claims                    retain unaltered the legal, equitable and contractual
                          rights (including, but not limited to, any Liens that secure such Claim) to which such Claim entitles such holder and such Allowed Other Secured Claim will be Reinstated on the Effective Date. Class 5 is
                          Unimpaired.

Class 6 - Senior Note     On the Effective Date, the Allowed Senior Note Claims
Claims                    will be Reinstated; provided, however, that the
                          maturity date of such Senior Notes will be extended to August 1, 2011 and all accrued and unpaid interest from the Petition Date through and including the Effective Date will be forgiven by the holders of such Senior Note Claims. Class 6 is Impaired and holders of Class 6 Claims are entitled to vote to accept or reject the Plan.

Class 7 - General         General Unsecured Claims arise from or are related to
Unsecured Claims          the Company's present business operations and do not
                          involve or relate to Asbestos Claims. To the extent such General Unsecured Claims remain unpaid prior to the Effective Date, each holder of an Allowed General
                          Unsecured Claim will retain unaltered the legal, equitable and contractual rights to which such Claim entitles such holder and such Allowed General
                          Unsecured Claim will be Reinstated on the Effective
                          Date.  Class 7 is Unimpaired.

Class 8 - Workers'        Each holder of an Allowed Workers' Compensation Claim
Compensation Claims       will be paid in the ordinary course pursuant to such
                          rights that exist under any state workers' compensation system or laws applicable to such Claims. Class 8 is Unimpaired.

Class 9 - ABI Claims      ABI, as the holder of the ABI Claims, will receive
                          the following treatment: (a) all ABI Claims (other than ABI Asbestos Personal Injury Indemnity Claims,
                          ABI Asbestos Property Damage Indemnity Claims and
                          Other ABI Asbestos Claims) will be Reinstated; (b) the ABI Asbestos Personal Injury Indemnity Claims will be channeled to and become the obligations of the Plan Trust, and be payable in accordance with the terms of the Plan and the TDP; and (c) the ABI
                          Asbestos Property Damage Indemnity Claims and Other
                          ABI Asbestos Claims will be deemed Disallowed and expunged. Class 9 is Impaired and the holder of the Class 9 Claims is entitled to vote to accept or reject the Plan.

Description of Claims     Description of Distribution or Treatment
or Interests              Under the Plan
---------------------     ----------------------------------------

Class 10 - Not            As of the Effective Date, all liability for all Not
Previously Determined     Previously Determined Unsecured Asbestos Personal
Unsecured Asbestos        Injury Claims as well as liability for all future
Personal Injury Claims    Demands and Unknown Asbestos Claims will be assumed,
                          automatically and without further act or deed, by the Plan Trust and the Reorganized Debtors will have no liability therefor. Each Not Previously Determined
                          Unsecured Asbestos Personal Injury Claim, Unknown
                          Asbestos Claim and future Demand will be determined, liquidated and treated pursuant to the Plan Trust
                          Agreement and the TDP and in all respects pari passu with the Secured Asbestos Claims in Classes 2 and 3 and the Previously Determined Unsecured Asbestos
                          Personal Injury Claims in Class 11. The TDP will apply to all holders of Not Previously Determined
                          Unsecured Asbestos Personal Injury Claims, Unknown
                          Asbestos Claims and Demands, including any such holder who elects to resort to the legal system and obtains a judgment for money damages. Each holder of a Not Previously Determined Unsecured Asbestos
                          Personal Injury Claim will be deemed to have assigned to the Plan Trust, and the Plan Trustee will be deemed such holder's sole attorney in fact, as may be appropriate, to prosecute, at the Plan Trustee's discretion with the consent and approval of the Trust
                          Advisory Committee and the Futures Representative, any Direct Action. The Plan Trustee may, with the consent and approval of the Trust Advisory Committee and the Futures Representative, reassign such Direct
                          Action to such holder at any time. Class 10 is Impaired and holders of Class 10 Claims are entitled to vote to accept or reject the Plan.

Class 11 - Previously     As of the Effective Date, all liability for all
Determined Unsecured      Previously Determined Unsecured Asbestos Personal
Asbestos Personal Injury  Injury Claims will be assumed, automatically and
Claims                    without further act or deed, by the Plan Trust and
                          the Reorganized Debtors will have no liability therefor. Each Previously Determined Unsecured
                          Asbestos Personal Injury Claim will be determined, liquidated and treated pursuant to the Plan Trust
                          Agreement and the TDP without priority of payment and in all respects pari passu with the Secured Asbestos
                          Claims in Classes 2 and 3 and the Not Previously
                          Determined Unsecured Asbestos Personal Injury Claims in Class 10. Effective as of the Effective Date, each Previously Determined Unsecured Asbestos
                          Personal Injury Claimant will have irrevocably consented or be deemed to have irrevocably consented to the Forbearance of his, her or its rights under the Claimant Agreement and his, her or its rights, if any, under the Collateral Trust Agreement and the Security Agreement (i) by voting to accept the Plan or (ii) by failing to timely object to such

Description of Claims     Description of Distribution or Treatment
or Interests              Under the Plan
---------------------     ----------------------------------------

                          Forbearance upon notice thereof in accordance with procedures established by the Bankruptcy Court; provided, however, any Previously Determined Unsecured Asbestos Personal Injury Claimant that votes to accept the Plan, may elect on its ballot to reserve the right to litigate the enforceability of the Claimant Agreement and any security interest or assignment related thereto in accordance with the procedures established by the Bankruptcy Court for voting on the Plan. Upon the occurrence of such Forbearance, such Forbearance will be irrevocable.
                          If any Previously Determined Unsecured Asbestos Personal Injury Claimant timely objects to such Forbearance or timely reserves the right to litigate the enforceability of the Claimant Agreement and any security interest or assignment related thereto, the Asbestos Personal Injury Claim of such objecting Previously Determined Unsecured Asbestos Personal Injury Claimant will be deemed a Plan Trust Disputed Claim and the validity of such Asbestos Personal Injury Claim, including the Class 3 portion of such Asbestos Personal Injury Claim, will be subject to objection by the Plan Trustee based on (i) the terms of the Collateral Trust Agreement; (ii) any Plan Trust Bankruptcy Cause of Action; and (iii) any other Cause of Action available to the Plan Trustee under
                          Section 12.4 of the Plan or otherwise and each such Previously Determined Unsecured Asbestos Personal Injury Claimant will be immediately added as a party defendant to the Avoidance Actions. Plan Trust Disputed Claims will be treated as provided in a Final Order of the Bankruptcy Court adjudicating such Claims. Each holder of a Previously Determined Unsecured Asbestos Personal Injury Claim will be deemed to have assigned to the Plan Trust, and the Plan Trustee will be deemed such holder's sole attorney in fact, as may be appropriate, to prosecute, at the Plan Trustee's discretion with the consent and approval of the Trust Advisory Committee and the Futures Representative, any Direct Action. The Plan Trustee may, with the consent and approval of the Trust Advisory Committee and the Futures Representative, reassign such Direct Action to such holder at any time. Class 11 is Impaired and holders of Class 11 Claims are entitled to vote to accept or reject the Plan.

Class 12 - Asbestos       Except to the extent that a holder of an Allowed
Property Damage Claims    Asbestos Property Damage Claim has agreed to receive
                          other lesser treatment, on the Distribution Date, or as soon as practicable thereafter, each such holder will be paid the Allowed amount of its Asbestos
                          Property Damage Claim from Asbestos Property Damage
                          Insurance Rights that are available to satisfy such claims, in full satisfaction and release of such claim. Class 12 is Impaired and the holders of Allowed Class 12 Claims are entitled to vote to accept or reject the Plan.

Description of Claims     Description of Distribution or Treatment
or Interests              Under the Plan
---------------------     ----------------------------------------

Class 13 - Congoleum      On the Effective Date, the holders of the Congoleum
Interests                 Interests will retain such Interests, subject to the
                          issuance of the New Class A Common Stock and the New
                          Convertible Security, which will be contributed to the Plan Trust. Class 13 is Impaired and the holders of the Congoleum Interests are entitled to vote to accept or reject the Plan.

Class 14 - Subsidiary     On the Effective Date, the holders of the Subsidiary
Interests                 Interests will retain such Interests.  Class 14 is
                          Unimpaired.


                                   ARTICLE 2
                               GENERAL INFORMATION

2.1.  Business of the Company Generally

      (a)   Congoleum

            Congoleum was incorporated in Delaware in 1986, but traces its history in the flooring business back to Nairn Linoleum Co. which began in 1886. Congoleum is the result of a 1986 merger between Resilco, Inc., a then subsidiary of a company previously known as Congoleum Industries, Inc., which subsidiary owned the resilient flooring operations that were later owned by Congoleum, and Resilient Acquisition Inc., a company formed for the purposes of merging with Resilco, Inc. The surviving corporation to that merger changed its name to Congoleum Corporation.

            In 1993, the business and assets of Congoleum and those of the Amtico Tile Division of ABI, which consisted of ABI's then existing U.S. flooring division (the "Tile Division"), were combined (the "Acquisition"). The Acquisition was effected through the organization of a new corporation, Congoleum Holdings Incorporated ("Congoleum Holdings"), to which Hillside Industries Incorporated ("Hillside Industries") contributed all of the outstanding capital stock of Resilient Holdings Incorporated ("Resilient"), the owner of all of the outstanding capital stock of Congoleum, and to which ABI contributed the assets and certain liabilities of the Tile Division. Upon consummation of the Acquisition, Congoleum Holdings owned all of the outstanding capital stock of Resilient, which, in turn, owned all of the outstanding capital stock of Congoleum, and Congoleum owned the Tile Division. The assets and liabilities comprising the Tile Division which were acquired by Congoleum in the Acquisition are held directly by Congoleum.

            Pursuant to the Acquisition, subject to certain exceptions, Congoleum is obligated to indemnify ABI for, among other things, all liabilities relating to ABI's former Tile Division, including, among others, liabilities related to product liability asbestos claims, to the extent that insurance proceeds related thereto are not actually recovered by ABI or ABI is not reimbursed or indemnified for those liabilities by any other source or entity (the "ABI Indemnification"). As of December 31, 2003, pursuant to the ABI Indemnification, Congoleum has paid ABI an aggregate amount of approximately $2.3 million for indemnified costs, expenses and liabilities incurred by ABI for asbestos-related claims pertaining to ABI's former Tile Division.

            In 1995, Congoleum completed a public offering (the "Offering") of 4,650,000 shares of its Class A common stock, par value $0.01 per share (the "Class A Common Stock"). The Class A Common Stock is entitled to one vote per share. Upon completion of the Offering, Congoleum implemented a Plan of Repurchase pursuant to which its two-tiered holding company ownership structure was eliminated through the merger of Congoleum Holdings, Resilient and Congoleum, pursuant to which Congoleum was the surviving corporation. Congoleum used most of the proceeds from the Offering to repurchase most of the shares of its Class B common stock, par value $0.01 per share (the "Class B Common Stock"), owned by Hillside (the "Repurchase"), which was, indirectly, the majority stockholder of Congoleum prior to the Repurchase. Congoleum's Class B Common Stock is generally entitled to two votes per share. As a result of the Repurchase, ABI acquired voting control of Congoleum.

            Since the Repurchase, ABI's equity ownership interest in Congoleum has further increased as a result of Congoleum's repurchases of its common stock combined with open market purchases by ABI of Congoleum's common stock. As of January 31, 2006, ABI's ownership of 151,100 shares of Class A Common Stock and 4,395,605 shares of Class B common stock represented 69.5% of the voting control of Congoleum.

            Congoleum produces both sheet and tile floor covering products with a wide variety of product features, designs and colors. Congoleum also produces through-chip inlaid products for both residential and commercial markets. In addition, Congoleum purchases sundries and accessory products for resale. Congoleum's products serve both the residential and commercial hard-surface flooring markets, and are used in remodeling, manufactured housing, new construction and commercial applications.

            Congoleum owns four manufacturing facilities located in Maryland, Pennsylvania and New Jersey and leases corporate and marketing offices in Mercerville, New Jersey, as well as storage space in Trenton, New Jersey, which are described as follows:

Location                  Owned/Leased           Usage          Square Feet
--------------------------------------------------------------------------------
Finksburg, MD                 Owned        Felt                    107,000
Marcus Hook, PA               Owned        Sheet Flooring        1,000,000
Trenton, NJ                   Owned        Sheet Flooring        1,050,000
Trenton, NJ                   Owned        Tile Flooring           282,000
Trenton, NJ                  Leased        Warehousing             111,314
Mercerville, NJ              Leased        Corporate Offices        55,902

            The Finksburg facility consists primarily of a 16-foot wide felt production line.

            The Marcus Hook facility is capable of manufacturing rotogravure printed sheet flooring in widths of up to 16 feet. Major production lines at this facility include a 12-foot wide oven, two 16-foot wide ovens, a 12-foot wide printing press and a 16-foot wide printing press.

            The Trenton sheet facility is capable of manufacturing rotogravure printed and through-chip inlaid sheet products in widths up to 6 feet. Major production lines, all six-foot wide, include an oven, a rotary laminating line and a press. The examination, packing and warehousing of all sheet products (except products for the manufactured housing segment) occur at the Trenton plant distribution center.

            The Trenton tile facility consists of three major production lines, a four-foot wide commercial tile line, a two-foot wide residential tile line and a one-foot wide residential tile line.

            Productive capacity and extent of utilization of Congoleum's facilities are dependent on a number of factors, including the size, construction, and quantity of product being manufactured, some of which also dictate which production line(s) must be utilized to make a given product. Congoleum's major production lines were operated an average of 81% of the hours available on a five-day, three-shift basis in 2004, with the corresponding figure for individual production lines ranging from 53% to 99%.

            Although many of Congoleum's manufacturing facilities have been substantially depreciated, Congoleum has generally maintained and improved the productive capacity of these facilities over time through a program of regular capital expenditures. Congoleum considers its manufacturing facilities to be adequate for its present and anticipated near-term production needs.

            Congoleum is one of many defendants in a large number of actions filed by individuals alleging injuries resulting from exposure to asbestos and asbestos-containing products, including resilient sheet vinyl and tile manufactured by Congoleum and tile manufactured by the Tile Division or, in the worker's compensation cases, from exposure to asbestos in the course of employment with Congoleum. Congoleum discontinued the manufacture of asbestos-containing sheet products in 1983 and asbestos-containing tile products in 1974.

            Congoleum purchased liability insurance policies that it believes obligates the insurers to provide coverage for Asbestos Claims. A description of Congoleum's historical asbestos liabilities is set forth in Section 2.2(a) -- "Factors Leading to the Need for Bankruptcy Relief - Asbestos Claims Against Congoleum" below. A description of certain Congoleum insurance assets relating to Asbestos Claims is located in Section 2.2(b) -- "Congoleum's Insurance Coverage for Asbestos-Related Personal Injury Claims" below. A more detailed description of Congoleum's business and other material assets is located in
Article 4 -- "The Company: Corporate Structure and Management" below.

      (b)   CFI

            CFI was incorporated on January 24, 2003 under the laws of the State of New York as a wholly owned subsidiary of Congoleum Financial Corporation, which was a wholly owned subsidiary of Congoleum. On January 27, 2003, Congoleum Financial Corporation was merged with and into CFI, with CFI surviving the merger, and the separate legal existence of Congoleum Financial Corporation ceased. CFI is a wholly owned subsidiary of Congoleum and a limited guarantor of Congoleum's obligations under the Existing Credit Agreement.

            Congoleum Financial Corporation was incorporated on November 12, 1998 under the laws of the State of Delaware. Congoleum Financial Corporation's business included providing debt financing to Congoleum. As of the date of this Disclosure Statement, Congoleum did not have any debt outstanding with CFI.

      (c)   CSI

            CSI was incorporated on January 24, 2003 under the laws of the State of New York as a wholly owned subsidiary of Congoleum. CSI's business includes providing sales and promotion services for the purpose of promoting Congoleum's business. CSI is a limited guarantor of Congoleum's obligations under the Existing Credit Agreement.

2.2.  Factors Leading to the Need for Bankruptcy Relief

      (a)   Asbestos Claims Against Congoleum

            Congoleum, along with many other manufacturers, including several of its competitor sheet vinyl and tile manufacturers, became the subject of numerous claims by individuals asserting bodily injury as a result of alleged exposure to asbestos-containing products. As a result of the explosion of asbestos claims and litigation in recent years, and the increasing costs of settlement and defense, certain sheet vinyl and tile manufacturers and many others in related industries, including flooring manufacturers similar to Congoleum, have filed Chapter 11 proceedings.

            As of December 31, 2000, there were approximately 12,000 known claimants with Asbestos Personal Injury Claims pending against Congoleum. As of December 31, 2001, there were approximately 25,000 known claimants with Asbestos Personal Injury Claims pending against Congoleum. As of December 31, 2002, there were approximately 56,000 known claimants with Asbestos Personal Injury Claims pending against Congoleum. As of June 30, 2003, there were approximately 91,000 known claimants with Asbestos Personal Injury Claims pending against Congoleum. Thus, the number of known claimants with Asbestos Personal Injury Claims pending against Congoleum doubled from 2001 to 2002, and nearly doubled in the first six months of 2003.

            In the spring of 2001, two damages verdicts in the amount of approximately $18.2 million and $15.8 million, respectively, were rendered in favor of plaintiffs in asbestos personal injury claims brought by Kenneth Cook and Richard Arsenault in New York State Supreme Court, New York County. Although under the reverse bifurcation procedure then in effect in New York, liability would still have to be established. The liability trial against Congoleum was scheduled for September 2002. Congoleum retained a leading jury consulting firm to conduct a mock trial to assess its likelihood of prevailing at trial. The mock jury trial was conducted in August 2002. Congoleum's defense attorney advised Congoleum that it was likely to lose at trial and that there was a risk for a joint and several finding against Congoleum. During the period following August 2002, Congoleum faced a situation in which its primary insurers claimed that their policies were exhausted (as supported by applicable New Jersey law at the time) while at the same time its excess carriers claimed that the primary layers were not exhausted and that therefore excess coverage was not available. This left Congoleum with no carriers ready and willing to pay claims or defense costs. Thus, Congoleum was placed in an untenable position as a result of the foregoing confluence of events. During the fourth quarter of 2002, Congoleum continued its efforts to attempt to secure insurance coverage from its excess insurance carriers and also began the process of seeking a global resolution in the form of a prepackaged bankruptcy.

            During the fourth quarter of 2002, Congoleum engaged an outside actuary to conduct an updated analysis of Congoleum's asbestos-related liabilities. Developments during the latter part of 2002 included a significant increase in claims filed against Congoleum and higher settlement requirements, and the exhaustion of primary insurance coverage combined with a dispute of coverage by certain of its excess insurance carriers. These developments, together with an inability to reach agreement with excess carriers to provide coverage for the pending asbestos claims, in turn led to Congoleum's plan to file a plan of reorganization under Chapter 11 of the Bankruptcy Code. The study concluded that the minimum gross liability for the 56,567 known claimants at December 31, 2002, using average settlement payments by disease for claims settled in 2001 and 2002, was $310 million. This amount did not include defense costs, liability for the 30,000 additional claimants purportedly existing at December 31, 2002, for which Congoleum did not then have any record, or for future claims, which the study concluded could not be reasonably determined in light of the available data and uncertainty arising from an announcement on January 13, 2003 that Congoleum had decided to pursue a possible resolution of its asbestos crisis through a prepackaged bankruptcy filing. Congoleum's estimated minimum gross liability is substantially in excess of both the total assets of Congoleum (without giving effect to rights under insurance policies) as well as Congoleum's previous estimates made in prior periods of the maximum liability for both known and unasserted claims. Congoleum believes that (without giving effect to rights under insurance policies) it does not have the necessary financial resources to litigate and/or fund judgments and/or settlements of the asbestos claims in the ordinary course of business. Congoleum believes that its going concern or liquidation value is substantially less than the minimum gross liability for the known asbestos claims against it.

            Between January 1, 2003 and December 31, 2003, Congoleum settled with in excess of 79,000 Asbestos Claimants.

      (b) Congoleum's Insurance Coverage for Asbestos-Related Personal Injury Claims

            To date, Congoleum has discovered excess insurance policies (in whole or in part), or evidence of excess policies, that were issued to Congoleum beginning in December 1953, and which Congoleum believes cover claims by third parties injured by its activities, including but not limited to claims alleging injury from asbestos. Such policies obligate the insurers to pay amounts that Congoleum becomes liable to pay in connection with, among other things, claims alleging bodily injury. Generally, such policies also obligate the insurers to pay defense costs in connection with claims against Congoleum, either in addition to the applicable limits of liability of the policies, as in the case of primary and some excess policies, or subject to such limits of liability. The discussion in this Section 2.2(b) applies only to policy periods through 1985.

            The liability policies purchased by Congoleum generally provide two types of limits of liability. The first type, the "per occurrence" limit, generally limits the amount the insurer will pay in connection with a single "occurrence" to which the limit applies, as the term "occurrence" is defined in the policy. The second type, the "aggregate" limit, generally limits the total amount the insurer will pay in connection with all occurrences covered by the policy for bodily injury to which the aggregate limit applies.

            In the context of asbestos personal injury, the policies purchased by Congoleum generally provide coverage for two fundamental types of claims. The first type consists of claims in which the alleged exposure to asbestos is within the "products hazard" or the "completed operation's hazard" as those terms are defined in the policies. Such claims, referred to herein as "products" claims, include claims alleging exposure to asbestos-containing products manufactured or sold by Congoleum. In many states, asbestos claims within the "products hazard" may be considered a single occurrence subject to annual limits in each insurance policy. In addition, coverage for products claims may be subject to a specified annual aggregate limit of liability under some of the policies purchased by Congoleum.

            The second type of claim involves exposure not within the scope of the policies' products hazard or completed operations hazard. Such claims, referred to herein as "non-products" claims, include claims involving alleged exposure to asbestos-containing materials, whether or not manufactured by Congoleum while such materials were present at premises or facilities owned or operated by Congoleum or at locations where asbestos material may have been disposed of by Congoleum. Although non-products claims have been asserted against Congoleum, the vast majority of asbestos-related claims that have been brought to date are products claims.

            During the period in which Congoleum produced asbestos-containing products, Congoleum purchased primary and excess insurance policies providing in excess of $1 billion of limits of liability for general and product liability claims. Through August 2002, substantially all asbestos-related claims and defense costs were paid through primary insurance coverage. In February 2001 and then in August 2002, Congoleum received notice from its two lead primary insurance carriers that its primary insurance coverage was exhausted.

            The exhaustion of limits by one of the primary insurance companies was based on its contention that limits in successive policies were not cumulative for asbestos claims within the "products hazard" and that Congoleum was limited to only one per occurrence limit for multiple years of coverage for such claims. Certain excess insurance carriers claimed that the non-cumulation provisions of the primary policies were not binding on them and that there remained an additional $13 million in indemnity coverage plus related defense costs before their policies were implicated. On April 10, 2003, the New Jersey Supreme Court ruled in another case involving the same non-cumulation provisions as in the Congoleum primary policies (the "Spaulding Case") that the non-cumulation provisions are invalid under New Jersey law and that the primary policies provide coverage for the full amount of their annual limits for all successive policies. Although Congoleum was not a party to this case, the decision in the Spaulding Case was likely binding on Congoleum and its primary insurance company. Thus, based on the Spaulding Case decision, the primary insurance company became obligated to provide the additional $13 million of coverage previously disputed by the excess carriers. After the Spaulding decision was decided, Congoleum entered into settlement negotiations and reached a settlement with the primary insurance company that had previously contended that limits in successive policies were not cumulative for asbestos claims within the "products hazard."

            Prior to the decision in Spaulding, Congoleum had entered into settlement agreements with asbestos claimants exceeding the $13 million amount of previously disputed coverage. The excess carriers objected to the reasonableness of these settlements. Congoleum also believes that the excess carriers will continue to dispute the reasonableness of the settlements, contend that their policies still are not implicated and dispute their coverage for that and other various reasons in ongoing coverage litigation. The excess carriers have also raised various objections to Congoleum's reorganization strategy and negotiations.

      (c)   Coverage Litigation

            There is insurance coverage litigation currently pending between Congoleum and its excess insurance carriers, and the guaranty funds and associations for the State of New Jersey. The litigation was initiated on September 15, 2001, by one of Congoleum's excess insurers. Congoleum has reached settlements with its insurance brokers in this litigation. Congoleum has also reached settlements with certain of its insurance carriers, which are described in Section 5.11 - "Settlements with Insurers and Brokers" below.

            On February 26, 2003, one of Congoleum's excess insurers filed a motion for preliminary and permanent injunctive relief seeking, among other things, an order enjoining Congoleum from entering into the Pre-Petition Settlement Agreement and compelling Congoleum to allow insurers to participate in the settlement discussions. The insurers also sought permission to file amended counterclaims against Congoleum objecting to the terms of the Pre-Petition Settlement Agreement. On March 26, 2003, the court denied the insurers' request for injunctive relief.

            The parties conducted extensive discovery. Congoleum produced numerous employees and other representatives for multiple days of depositions and produced hundreds of thousands of pages of documents relating to the Pre-Petition Settlement Agreement, the prepackaged bankruptcy proceeding, and other matters. Congoleum also served discovery requests and received discovery responses, and conducted depositions of numerous insurance company employees and representatives.

            On or about July 11, 2003, certain upper layer excess insurers (i.e., those in the second excess layer and above) filed a motion for summary judgment seeking to dismiss Congoleum's breach of contract claims as to such upper layer excess carriers. On August 26, 2003, the court granted the defendants' motion. This ruling did not impact the declaratory judgment count of the coverage litigation. The court also held that the ruling is not a determination as to whether Congoleum had a right to enter into the Pre-Petition Settlement Agreement and may not be used by the insurers to determine Congoleum's ability to enforce insurance coverage for the Claims addressed in the Pre-Petition Settlement Agreement. The court also held that the question of whether there was a sound and reasonable basis for entering into the Pre-Petition Settlement Agreement was not and could not be decided by this motion.

            On September 10, 2003, one of Congoleum's excess insurers filed a motion for summary judgment seeking a ruling that the Pre-Petition Settlement Agreement is unreasonable and was not entered into in good faith as a matter of law. Most of the excess insurers joined in the application. On November 7, 2003, the court denied the insurers' motion for summary judgment in its entirety.

            In December 2003, several of Congoleum's excess insurers filed motions for summary judgment seeking a ruling that Congoleum had violated the duty to cooperate, consent to settle and anti-assignment provisions of their insurance policies and, as a result, the Pre-Petition Settlement Agreement was not enforceable against it. Most of the excess insurers joined in the application. On April 19, 2004, the court denied the insurers' motions for summary judgment in their entirety.

            On February 25, 2004, Congoleum filed an application for leave to file a Third Amended Complaint against the excess insurers to allege claims for breach of the implied covenant of good faith and fair dealing and for bad faith. On March 5, 2004, the court granted Congoleum's application for leave to file a Third Amended Complaint in its entirety. On or about March 12, 2004, Congoleum filed the Third Amended Complaint and served each excess insurer with a copy.

            On March 22, 2004, Congoleum filed an application for a jury trial during the Phase I trial. On April 19, 2004, the court denied Congoleum's application. Congoleum filed an application for leave to appeal, but the Appellate Division refused to consider the appeal of the jury trial ruling on an interlocutory basis.

            On August 12, 2004, the court entered a new case management order with respect to the pending insurance coverage litigation, Case Management Order No. IV ("CMO IV"), that divides the trial into three phases. CMO IV sets forth the deadlines for completing fact and expert discovery. CMO IV also established deadlines for dispositive and pre-trial motion practice. A new judge was assigned to the case effective February 23, 2005 and the schedule was modified as a result.

            On February 22, 2005, the court ruled on a series of summary judgment motions filed by various insurers. The court denied a motion for summary judgment filed by certain insurers, holding that there were disputed issues of fact regarding the intent of the settling parties and whether the claimants had released Congoleum from any liability for the asbestos bodily injury claims of the claimants who signed the Claimant Agreement and the other settlement agreements.

            The court also denied another motion for summary judgment filed by various insurers who argued that they did not have to cover the liability arising from the Claimant Agreement because they had not consented to it.

            The court granted summary judgment regarding Congoleum's bad faith claims against excess insurers (other than first-layer excess insurers), holding the refusal of these excess insurers to cover the Claimant Agreement was at least fairly debatable and therefore not in bad faith. Subsequently, bad faith claims against first-layer insurers were dismissed by stipulation. However, the court must still determine whether the insurers fairly and honestly considered the Pre-Petition Settlement Agreement before refusing to consent to it.

            On March 18, 2005, the Debtors filed a motion in the Bankruptcy Court asking the Bankruptcy Court to vacate its prior order lifting the automatic stay in bankruptcy to permit the Coverage Action to proceed. The Debtors requested that the Coverage Action proceedings be stayed until the Debtors had completed their plan confirmation process in the Bankruptcy Court. A hearing on the Debtors' motion was held on April 12, 2005 and the motion was denied.

            The Phase 1 trial in the insurance coverage litigation began on August 2, 2005, and is continuing. The court has defined the scope of the Phase 1 trial as follows:

            All issues and claims relating to whether the insurers are obligated to provide coverage under the policies at issue in the litigation for the global claimant's agreement entered into by Congoleum, including but not limited to all issues and claims relating to both Congoleum's decision and conduct in entering into the Claimant Agreement and filing a pre-packaged bankruptcy and the insurance company defendants' decisions and conduct in opposing the Claimant Agreement and Congoleum's pre-packaged bankruptcy, the reasonableness and good faith of the Claimant Agreement, whether the Claimant Agreement breached any insurance policies and, if so, whether the insurance companies suffered any prejudice, and whether the insurance companies' opposition to the Claimant Agreement and bankruptcy and various other conduct by the insurers has breached their duties of good faith and fair dealing such that they are precluded from asserting that Congoleum's decision to enter into the Claimant Agreement constitutes any breach(es) on the part of Congoleum.

            In or about mid-November, 2005, and in early December 2005, certain insurers filed motions for summary judgment on the ground, inter alia, that the decision of the United States Court of Appeals for the Third Circuit reversing the bankruptcy court's order approving the retention of the Gilbert Heinz & Randolph firm in In re Congoleum, 426 F.3d 675 (3d Cir. 2005), and/or Congoleum's filing of avoidance actions in the bankruptcy court, entitled them to judgment as a matter of law on the Phase I issues. Congoleum opposed the motions. The motions were argued on January 10, 2006, and the parties await the Court's decision.

            In the meantime, the trial has proceeded with additional witnesses appearing on behalf of Congoleum. It is anticipated that Congoleum will complete the presentation of its case in late February. At that point, some or all of the insurers have indicated that they will move for a directed verdict in their favor.

            Some insurers contend that, if there is a ruling adverse to Congoleum in the Coverage Litigation, then the insurers will not owe coverage for claims resolved under the Claimant Agreement and/or under other pre-petition settlements. Insurers further contend that such result would also deprive individual claimants who were parties to the Claimant Agreement and other pre-petition settlements of the right to seek payment from the insurers under their insurance policies or from negotiating settlements with some or all of the insurers. Insurers also contend that such result would preclude Congoleum and claimants from agreeing to forbear under or amending the Claimant Agreement and other pre-petition settlements and would preclude claimants from seeking recovery under other claims payment standards, including bankruptcy TDPs, or under any amended agreements. Congoleum intends to contest any attempt by the insurers to enlarge or expand upon a Phase I ruling that is adverse to Congoleum. However, there can be no assurances of the outcome of these matters.

            The Phase 2 trial will address all remaining coverage issues, including but not limited to trigger and allocation. Discovery is permitted on all issues, except for punitive damages. Pre-trial motions and trial dates for the Phase 2 and Phase 3 trials and discovery for the Phase 3 trial will be addressed by the court after the Phase 1 trial decision.

      (d)   Congoleum's Insurance Coverage for Asbestos Property Damage Claims

            The insurance policies purchased by Congoleum also provide coverage for claims asserting property damage. In the context of asbestos property damage, some, but not all, of Congoleum's primary policies provided separate property damage limits, and some policies included property damage limits within a combined single, overall policy aggregate or within the policy's products aggregate limit. Thus, the property damage limits have been exhausted for some years and not other years under Congoleum's primary policies. Congoleum has identified certain primary insurance policies, set forth on Exhibit "A" to the Plan, that provide separate property damage coverage limits. As a result of the Liberty Settlement, discussed in Section 5.11 below, approximately $1.25 million is earmarked for the payment of Asbestos Property Damage Claims.

                                    ARTICLE 3
             THE PRE-PETITION PROCESS AND PAYMENT OF ASBESTOS CLAIMS

3.1.  The Company's Reasons for Negotiating a Prepackaged Plan

            As both the volume of Asbestos Personal Injury Claims and the associated costs of defense and settlements increased, and as its principal insurers refused to make further payments or became insolvent, Congoleum became concerned about its ability to continue in business and to pay fair compensation to claimants allegedly injured by its historical operations. Beginning in October 2002, Congoleum consulted with its counsel regarding ways to compensate legitimate Asbestos Claimants while preserving Congoleum's business, including utilization of the special provisions of the Bankruptcy Code, including section 524(g), to accomplish this purpose.

            In an effort to further reduce the cost and disruption of a bankruptcy filing, and to optimize the potential for preserving value, Congoleum simultaneously negotiated the Claimant Agreement, the Security Agreement and the Collateral Trust Agreement as described in Section 3.2 below. Congoleum also structured the plan of reorganization as a prepackaged plan, in which acceptances were solicited prior to filing the Reorganization Cases, in an effort to reduce the duration and expense of the contemplated bankruptcy proceedings and the risk that the contemplated bankruptcy proceedings would have a material adverse impact upon Congoleum's business.

            Votes were solicited for the prepackaged plan and the votes received were overwhelmingly in favor of the prepackaged plan. While the Debtors could have proceeded to seek confirmation of the prepackaged plan, after filing these Chapter 11 cases, the Debtors engaged in negotiations with various constituents in an effort to develop consensual modifications.

3.2.  The Initial Negotiation Process

      (a)   General Background

            Congoleum and the Claimants' Representative commenced preliminary negotiations in December 2002. The negotiations focused first on the desirability of a possible plan of reorganization and the settlements required to position Congoleum for filing such a plan, and then on the terms of such a plan.

            In connection with its attempts to negotiate a global resolution of its asbestos liabilities in the form of a prepackaged plan of reorganization, Congoleum of necessity dealt with the counsel who represent the largest number of identified Asbestos Personal Injury Claims, the Claimants' Representative. The Claimants' Representative and Congoleum each evaluated the Asbestos Personal Injury Claims presently asserted against Congoleum. The parties examined historical data for Congoleum as well as other asbestos defendants. The Kenesis Group, LLP was retained by Congoleum to assist it in its assessment of Asbestos Personal Injury Claims values. An appropriate dollar figure for the settlement amounts was reached by the parties during the course of negotiations.

            As a result of these negotiations, Congoleum entered into the following agreements:

            (i) the Claimant Agreement with the Claimants' Representative pursuant to which Congoleum offered to settle existing Asbestos Claims and provide collateral for payment of a substantial portion of such claims (see
Section 3.2(c) -- "Claimant Agreement," below, for a description of the Claimant Agreement);

            (ii) the Collateral Trust Agreement with the Collateral Trustee which provides, among other things and subject to certain conditions precedent, for the receipt of certain payments from insurers and payment thereof to certain Asbestos Claimants (see Section 3.2(e) -- "The Collateral Trust Agreement," below, for a description of the Collateral Trust Agreement); and

            (iii) the Security Agreement with the Collateral Trustee pursuant to which Congoleum granted a security interest in Congoleum's rights under and proceeds of insurance coverage for asbestos-related liabilities to the Collateral Trustee for the benefit of the holders of Secured Asbestos Claims (see Section 3.2(f) -- "The Security Agreement," below, for a description of the Security Agreement).

            Copies of any of the Asbestos Settlement Documents may be obtained by contacting the Voting Agent.

            The settlement amounts established under the Asbestos Settlement Documents represent heavily negotiated figures that take into account factors, including the cost of inflation, the increases in settlement costs and jury awards and the costs of litigating unsubstantiated claims.

      (b)   Negotiations with Asbestos Insurance Companies

            Before ultimately deciding to pursue a prepackaged plan of reorganization, beginning in July 2001 and continuing through December 2002, Congoleum attempted to reach agreement for insurance coverage with its numerous asbestos insurance companies (collectively, the "Insurance Companies"). Those efforts were unsuccessful and Congoleum found itself facing potential serious cash flow problems due to the drain on resources from asbestos-related defense costs and concerns this uncertainty created on the part of suppliers and lenders. Considering its options, Congoleum decided to utilize the trust mechanisms provided by section 524(g) of the Bankruptcy Code to efficiently, promptly, and fairly resolve its asbestos liability claims.

            In a January 13, 2003 press release, Congoleum publicly stated its desire to resolve its asbestos liabilities by possibly filing a Chapter 11 prepackaged plan. Congoleum's insurance counsel, Dughi & Hewit P.C. ("D&H"), circulated the press release to all the Insurance Companies.

            The Insurance Companies expressed opposition to Congoleum's proposed plan to resolve its liability by filing a Chapter 11 prepackaged plan and requested meetings and on-going communications with Congoleum concerning, among other things, the negotiation and drafting of the Asbestos Settlement Documents. Congoleum met with representatives from several Insurance Companies four times during February and March of 2003 and also forwarded to them drafts of the Claimant Agreement (a copy of which is attached hereto as Exhibit "E").

            The Insurance Companies requested some changes to the Asbestos Settlement Documents, and also continued to object to Congoleum entering into or finalizing the Claimant Agreement and other Asbestos Settlement Documents. Some of the changes to the Asbestos Settlement Documents requested by the Insurance Companies were implemented, but no settlement was reached between Congoleum and the Insurance Companies, and the Insurance Companies continued to object to terms contained in the Asbestos Settlement Documents.

            On April 18, 2003, Congoleum forwarded executed copies of the Claimant Agreement to, among other parties, the Insurance Companies.

      (c)   Claimant Agreement

            Under the terms of the Claimant Agreement, the amounts due to Qualified Participating Claimants are fixed by the compensable disease matrix attached to the Claimant Agreement. Each Qualified Participating Claimant provided evidence of his or her bodily injury, sickness or disease and a verification that such Qualified Participating Claimant was exposed to asbestos or an asbestos-containing product for which Congoleum may have liability. In addition, each Qualified Participating Claimant submitted a release in a form acceptable to Congoleum. The Claims Reviewer reviewed such documentation submitted by each potential Qualified Participating Claimant in order to ensure its completeness and adequacy. If the documentation was incomplete or inadequate, the Claims Reviewer informed Claimants' Counsel and such potential Qualified Participating Claimant had the opportunity to remedy the deficiency within the timeframe provided in the Claimant Agreement. If the documentation was complete and adequate, the Claims Reviewer approved the Claim and forwarded such Claim for payment in accordance with the Claimant Agreement.

            The payment of the settlement amounts to the Qualified Participating Claimants is partially secured by a security interest granted to the Collateral Trustee in the Asbestos Insurance Collateral. See Section 3.2(f) -- "The Security Agreement" for a general description of the lien granted in the Asbestos Insurance Rights. The security interest secures an amount equal to seventy-five percent of the aggregate of all of the amounts for which Qualified Participating Claims are settled under the Claimant Agreement; provided, however, the Plan provides that each Qualified Participating Claimant will forbear from exercising or enforcing such security interest and right to payment under the Claimant Agreement and Congoleum has challenged the validity of the security interests held by certain Qualified Participating Claimants in the Omnibus Avoidance Action. See Section 6.4 -- "Treatment of Classified Claims and Interests" for a description of the Forbearance and Section 5.10 -- "Asbestos Personal Injury Claims-Related Avoidance Actions" for a description of the Omnibus Avoidance Action.

            Pursuant to the Claimant Agreement, Congoleum advanced $1,000,000 to each Claimants' Representative to pay out-of-pocket expenses, reasonable professionals' fees and expenses, and other costs such counsel may have incurred or may incur in connection with (i) the negotiation and implementation of the Asbestos Settlement Documents; (ii) the negotiation of a prepackaged chapter 11 plan of reorganization for Congoleum; (iii) due diligence investigations related to a possible chapter 11 plan of reorganization; and (iv) defending the Claimant Agreement. The Debtors have sought to recover these payments in the Omnibus Avoidance Action.

      (d)   Pre-Petition Settlement Agreements

            The Pre-Petition Settlement Agreements address the Claims of Pre-Petition Settlement Claimants with whom Congoleum entered into various settlement agreements. Pursuant to the Claimant Agreement, a UCC-1 financing statement was filed by the Collateral Trustee to perfect the lien securing the liabilities set forth in the Security Agreement. The Secured Asbestos Claims of Qualified Pre-Petition Settlement Claimants are secured to the full extent of their liquidated settlement amounts, as determined under the Collateral Trust Agreement and the respective Pre-Petition Settlement Agreement; provided, however, the Plan provides that each Qualified Pre-Petition Settlement Claimant will forbear from exercising or enforcing such security interest and Congoleum has challenged the validity of such security interests in the Omnibus Avoidance Action. See Section 6.4 -- "Treatment of Classified Claims and Interests" for a description of the Forbearance and Section 5.10 -- "Asbestos Personal Injury Claims-Related Avoidance Actions" for a description of the Omnibus Avoidance Action. On the Effective Date, the Plan Trust will automatically assume all liability for Secured Asbestos Claims and the Reorganized Debtors will have no liability for Secured Asbestos Claims. On the Effective Date, all of the Collateral Trust's right, title and interest in and to any assets or properties then held by the Collateral Trust will automatically be transferred and assigned to, and vest in, the Plan Trust free and clear of all Liens, Claims and encumbrances, and all rights with respect to such assets and properties will be enforceable by the Plan Trust.

      (e)   The Collateral Trust Agreement

            Congoleum established the Collateral Trust to hold the security interest in the Asbestos Insurance Collateral (as defined therein) and to act as a vehicle to transfer the proceeds thereof to Secured Asbestos Claimants with respect to their Secured Asbestos Claims. Under the terms of the Collateral Trust Agreement, the Collateral Trust is the direct recipient of the proceeds of the Asbestos Insurance Collateral. The Collateral Trust will transfer all of its assets and liabilities to the Plan Trust upon or as soon as practicable after the Plan Trust's establishment and the Plan Trust provides for the transfer of such assets and liabilities.

            The Collateral Trustee is Arthur J. Pergament, who will serve until the earlier of his resignation or removal or the termination of the Collateral Trust. The Collateral Trustee at all times acts as a fiduciary of the Collateral Trust and in accordance with the Collateral Trust Agreement. The Collateral Trustee earns $195 per hour for his time devoted to business of the Collateral Trust. The hourly rate may be adjusted over time as appropriate with the consent of the Claimants' Representative. In addition, the Collateral Trustee is reimbursed for any reasonable out-of-pocket costs and expenses from the assets of the Collateral Trust.

            Wilmington Trust Company serves as the Delaware trustee for the Collateral Trust. The Delaware trustee is a trustee for the sole and limited purpose of fulfilling the requirements of Section 3807 of chapter 38 of Title 12 of the Delaware Code, 12 Del. C. ss.ss. 3801 et seq. The Delaware trustee receives compensation from the Collateral Trust for its service as Delaware trustee at the rates detailed in a mutually acceptable fee agreement. The Collateral Trust will reimburse the Delaware trustee for all reasonable out-of-pocket costs and expenses incurred by the Delaware trustee in connection with the performance of its duties, at the rates detailed in the fee agreement.

      (f)   The Security Agreement

            Congoleum granted to the Collateral Trustee a security interest in the Asbestos Insurance Collateral (as defined in the Collateral Trust Agreement), which consists generally of (i) all of Congoleum's claims, causes of action and rights to receive payment from its insurers for its benefit to satisfy claims against it, net of certain fees and expenses, and (ii) the proceeds of any of the above, net of certain fees and expenses. The Asbestos Insurance Collateral secures all of the Secured Asbestos Claims. Upon the creation of the Plan Trust, the Collateral Trustee will release the security interest in the Asbestos Insurance Collateral granted by the Security Agreement.

3.3.  Selection of the Futures Representative

            Congoleum considered candidates to serve as the Futures Representative to represent the interests of Asbestos Personal Injury Claimants who are presently unknown. After reviewing the qualifications and potential conflicts of certain candidates, and following careful deliberation, Congoleum asked R. Scott Williams to serve as the Futures Representative.

            Mr. Williams is a member of the Litigation Practice Group of Haskell Slaughter Young & Rediker, L.L.C. Mr. Williams holds degrees from the University of Illinois at Urbana-Champaign (B.A. 1985) and the University of Alabama School of Law (J.D. 1988). Prior to joining Haskell Slaughter Young & Rediker, L.L.C., Mr. Williams served United States Senator Howell Heflin as counsel to the United States Senate Judiciary Committee and as judicial clerk to the Honorable Sharon Lovelace Blackburn of the United States District Court for the Northern District of Alabama. Mr. Williams was admitted to the Alabama Bar in 1988 and his practice specializes in bankruptcy and commercial litigation. Mr. Williams is a frequent lecturer and author on bankruptcy and commercial litigation related topics and he currently serves as a contributing editor to Collier on Bankruptcy (15th Ed. Revised). Mr. Williams is a past president of the Birmingham Bar Bankruptcy and Commercial Law Section and is a former member of the Birmingham Bar Executive Committee. In addition, Mr. Williams is an active member of the American Bankruptcy Institute and has served in a variety of leadership roles for that organization.

            Mr. Williams served as the futures representative in the prepackaged Chapter 11 case of In re Shook & Fletcher Insulation Co., U.S.B.C. N.D. Al., Case No.: 02-02771-BGC-11. Mr. Williams has never represented a current plaintiff, defendant, or insurer in connection with asbestos litigation against Congoleum, and, other than being selected as the Futures Representative, has never had a relationship with, or connection to, Congoleum or any of its Affiliates.

            Mr. Williams' appointment has been approved by the Bankruptcy Court. See Section 5.4 - "Bankruptcy Court Appointment of Futures Representative".

3.4.  Formation of the Pre-Petition Asbestos Claimants' Committee

            During the course of the negotiations of the prepackaged plan documents, various representatives of the holders of Asbestos Personal Injury Claims engaged in discussions with the Claimants' Representative concerning the possible pre-packaged bankruptcy filing by the Company. Such discussions culminated in the formation of the Pre-Petition Asbestos Claimants' Committee which consisted of the following members: Perry Weitz, Esquire, Joe Rice, Esquire, Steve Kazan, Esquire, Russell Budd, Esquire, Bryan Blevins, Esquire, John Cooney, Esquire and Matt Bergmann, Esquire. The members of the Pre-Petition Asbestos Claimants' Committee represented a majority of the holders of Asbestos Personal Injury Claims and a diverse mix of the types of such Asbestos Claimants.

3.5.  Due Diligence Review

            The Claimants' Representative engaged L. Tersigni Consulting, P.C. ("LTC") to conduct a due diligence investigation of (a) the business affairs of Congoleum, (b) the equity value of Congoleum, and (c) the feasibility of a plan of reorganization. The Pre-Petition Asbestos Claimants' Committee was also apprised of the results of the due diligence investigation undertaken by LTC and considered such results in connection with its review and approval of the prepackaged plan of reorganization. LTC's due diligence review consisted of a thorough investigation of the past and present business activities of Congoleum and the relationship between Congoleum and its Affiliates. Congoleum cooperated with LTC in its investigation and produced numerous documents in response to the requests of LTC. The Futures Representative and his professionals (including CIBC World Markets Corp.) conducted their own due diligence review, including consulting with advisors to the Company and the Claimants' Representative.

3.6.  Pre-Petition Plan Negotiations

            In December 2002, Congoleum, the Claimants' Representative and ABI began preliminary negotiations regarding the terms of a prepackaged plan of reorganization. Congoleum, through its counsel, prepared a proposed draft plan of reorganization reflecting the tentative agreements reached among the parties. Counsel to Congoleum, the Claimants' Representative, the Futures Representative (subsequent to his appointment by the Debtors in June 2003), ABI and counsel to ABI reviewed the draft plan and related documents and engaged in extensive negotiations regarding many of the operative provisions of those documents. The goal of all parties to these negotiations, in addition to achieving the maximum benefit for their respective interests or clients, was to insure that the resulting plan documents were fair and equitable and satisfied the requirements of the Bankruptcy Code in general and section 524(g) of the Bankruptcy Code in particular. Prior to the final conclusion of such negotiations, the Pre-Petition Asbestos Claimants' Committee participated in the final negotiation, review and approval of the plan documents.

3.7.  Pre-Petition Solicitation

            On October 27, 2003, the Debtors commenced a pre-petition solicitation with respect to a plan of reorganization (the "Pre-Petition Solicitation"). The solicitation materials consisted of a disclosure statement with a plan of reorganization attached as an exhibit thereto, a copy of the Pre-petition Solicitation and Voting Procedures, an appropriate ballot or ballots with instructions (depending upon which Class or Classes in which holders of Claims were entitled to vote), a self-addressed return envelope, letters in support of such plan from the Company and the Futures Representative, and in certain instances, letters from counsel to holders of Asbestos Personal Injury Claims to their respective clients (collectively, the "Pre-Petition Solicitation Package").

            Votes were solicited from holders of Claims in Classes 2, 3, 4 and 9 and former Class 10 (now Classes 10 and 11) and holders of Interests in former Class 12 (now Class 13). Class 4, which is now an Unimpaired Class, was designated as being an Impaired Class at the time of the Pre-Petition Solicitation. There were no known holders of Claims in former Class 11 (now Class 12) at the time of the Pre-Petition Solicitation and thus, votes could not be solicited from holders of Claims in that Class. Holders of Priority Tax Claims and holders of Claims in Classes 1, 5, 6 and 7 and holders of Interests in Classes 13 and 14 were sent Pre-Petition Solicitation Packages that included notices of non-voting status in lieu of ballots. Holders of Claims in Class 8 - Workers' Compensation Claims and holders of Claims in Class 7 who were employees of the Debtors were not sent Pre-Petition Solicitation Packages. Instead, such claimants were notified of such plan and their treatment under such plan separately by the Debtors.

            The initial deadline for voting for the Pre-Petition Solicitation, December 19, 2003, was extended by the Debtors to December 24, 2003. Based on the votes received for the Pre-Petition Solicitation, as well as other indications of support, such plan was overwhelmingly supported by a majority of the Debtors' creditors, including the holders of Asbestos Personal Injury Claims. The prepackaged plan has been withdrawn by the Debtors, and the Debtors have substituted this proposed Seventh Modified Plan.

                                    ARTICLE 4
                 THE COMPANY: CORPORATE STRUCTURE AND MANAGEMENT

4.1.  Boards of Directors of the Company

      (a)   Congoleum

            The following table sets forth the name and principal occupation of each of the directors of Congoleum.

Name                   Business Experience and Other Directorships
----                   -------------------------------------------

Mark N. Kaplan         Of Counsel, Skadden, Arps, Slate, Meagher & Flom LLP,
                       attorneys, since 1999.  Director of American Biltrite
                       Inc., DRS Technologies, Inc., REFAC Technology
                       Development Corporation, Volt Information Sciences, Inc.
                       and Autobytel Inc.  Director of Congoleum since 1995.

Richard G. Marcus      Vice Chairman of Congoleum (since 1994) and a Director
                       (since 1993).  Director (since 1982), President (since
                       1983) and Chief Operating Officer (since 1992) of
                       American Biltrite Inc. American Biltrite is the control shareholder of Congoleum and owns and operates other businesses selling tape and film, flooring and rubber products, and costume jewelry.

Mark S. Newman         Chairman of the Board since 1995, President and Chief
                       Executive Officer since 1994 of DRS Technologies, Inc., a high technology defense electronics systems company.
                       Director of Opticare Health Systems, Inc., SSG Precision
                       Optronics, Governor Aerospace Industries Association,
                       New Jersey Technology Council and REFAC Technology
                       Development Corporation. Past Chairman AEA.  Director of
                       Congoleum since 2000.

Roger S. Marcus        Director, President and Chief Executive Officer of
                       Congoleum (since 1993) and Chairman (since 1994).  Mr.
                       Marcus is also a Director (since 1981), Chairman of the Board (since 1992) and Chief Executive Officer (since
                       1983) of American Biltrite Inc.  From 1983 to 1992, Mr.
                       Marcus served as Vice Chairman of the Board of American
                       Biltrite Inc.

John N. Irwin III      Managing Director of Hillside Capital Incorporated, an
                       investment firm, since 1979. Director of Congoleum since 1986.

Jeffrey H. Coats       Chief Executive Officer, President and Director of
                       Mikronite Technologies Group Inc., an industrial technology company. Mr. Coats is also a Director of Autobytel Inc. Director of Congoleum since 2005.

Adam H. Slutsky        Chief Executive Officer of Mimeo.com, an online document
                       production company.  Director of Congoleum since 2005.

William M. Marcus      Director, Executive Vice President and Treasurer of
                       American Biltrite Inc. since 1966.  Director of
                       Congoleum since 1993.

C. Barnwell Straut     Managing Director of Hillside Capital Incorporated, an
                       investment firm, since 1976. Director of Congoleum since 1986.

            Roger S. Marcus and Richard G. Marcus are brothers, and William M. Marcus is their cousin. Roger S. Marcus and Richard G. Marcus were executive officers of Congoleum on December 31, 2003, when it filed its voluntary petition for relief under Chapter 11 of the Bankruptcy Code.

      (b)   CFI

            The directors of CFI are Roger S. Marcus, Richard G. Marcus and Howard N. Feist III. See Section 4.1(a) - "Congoleum" above for information regarding Mssrs. Roger and Richard Marcus and Section 4.2(a) - "Congoleum" below for information regarding Mr. Feist.

      (c)   CSI

            The directors of CSI are Roger S. Marcus, Richard G. Marcus and Howard N. Feist III. See Section 4.1(a) - "Congoleum" above for information regarding Mssrs. Roger and Richard Marcus and Section 4.2(a) - "Congoleum" below for information regarding Mr. Feist.

4.2.  Management of the Company

      (a)   Congoleum

            The following is a list of the executive officers of Congoleum and a brief description of their positions and certain biographical data.

            Name                            Position with Congoleum
            ----                            -----------------------

            Roger S. Marcus              Chairman of the Board, Chief
                                        Executive Officer and President

            Richard G. Marcus                    Vice Chairman

            Howard N. Feist III           Chief Financial Officer and
                                                   Secretary

            Name                            Position with Congoleum
            ----                            -----------------------

            Dennis P. Jarosz             Senior Vice President - Sales
                                                  & Marketing

            Sidharth Nayar              Senior Vice President - Finance

            John L. Russ III                Senior Vice President -
                                                  Operations

            Thomas A. Sciortino             Senior Vice President -
                                                Administration

Roger S. Marcus

            Roger S. Marcus has been a Director and President and Chief Executive Officer of Congoleum since 1993, and Chairman since 1994. Mr. Marcus is also a Director (since 1981), Chairman of the Board (since 1992) and Chief Executive Officer (since 1983) of ABI. From 1983 to 1992, Mr. Marcus served as Vice Chairman of ABI.

Richard G. Marcus

            Richard G. Marcus has been Vice Chairman of Congoleum since 1994 and a Director since 1993. Mr. Marcus is also a Director (since 1982) and President (since 1983) and Chief Operating Officer (since 1992) of ABI.

Howard N. Feist III

            Howard N. Feist III has been Chief Financial Officer and Secretary of Congoleum since 1988. Mr. Feist is also Vice President - Finance and Chief Financial Officer of ABI (since 2000).

Dennis P. Jarosz

            Dennis P. Jarosz has been Senior Vice President - Sales & Marketing since 2002. Previously, he was Senior Vice President - Marketing since 1995. Prior thereto, he had served as Vice President - Marketing since 1993 and Vice President - Sales & Marketing of the Tile Division of ABI (since 1986).

Sidharth Nayar

            Sidharth Nayar has been Senior Vice President - Finance of Congoleum since 1999. Prior thereto, he had served as Vice President - Controller since 1994 and prior to that he was Controller since 1990.

John L. Russ III

            John L. Russ III has been Senior Vice President - Operations since 2002. Prior thereto, he served as Executive Vice President for Borden Chemicals, Inc. (Forest Products Division), a supplier of resins and adhesives, since 1997. Prior to that he was Executive Vice President of Borden Chemicals and Plastics, a specialty resins manufacturer, since 1987.

Thomas A. Sciortino

            Thomas A. Sciortino has been Senior Vice President - Administration of Congoleum since 1993. Prior thereto, he was Vice President - Finance of the Tile Division of ABI (since 1982).

      (b)   CFI

            Roger S. Marcus is the President and Howard N. Feist III is the Vice-President, Treasurer and Secretary of CFI.

      (c)   CSI

            Roger S. Marcus is the President and Howard N. Feist III is the Vice-President, Treasurer and Secretary of CSI.

4.3.  Directors and Officers of the Reorganized Debtors

      (a)   Boards of Directors

            The respective boards of directors of the Debtors immediately prior to the Confirmation Date will serve as the initial respective boards of directors of the Reorganized Debtors on and after the Effective Date. Each of the members of such initial boards of directors will serve until the first annual meeting of shareholders of the Reorganized Debtors and until his or her successor has been elected and qualified, or his or her earlier death, resignation or removal in accordance with the certificate of incorporation and by-laws.

      (b)   Officers

            The respective officers of the Debtors immediately prior to the Confirmation Date will serve as the respective officers of the Reorganized Debtors on and after the Effective Date. Such officers will serve in accordance with any applicable employment agreement, by-laws and nonbankruptcy law.

4.4.  Employees and Union Contracts

            As of December 31, 2005, Congoleum employed a total of approximately 870 personnel. Congoleum has entered into collective bargaining agreements with hourly employees at three of its plants and with the drivers of the trucks that provide interplant transportation. These agreements cover approximately 506 of Congoleum's employees. The Marcus Hook plant has a five-year collective bargaining agreement which expires in November 2008. The Trenton sheet plant has a five-year collective bargaining agreement which expires in February 2006. Negotiations for a new collective bargaining agreement are ongoing. The Trenton tile plant has a five-year collective bargaining agreement which expires in May 2008. The Finksburg plant has no union affiliation. In the past five years, there have been no significant strikes by employees at Congoleum and Congoleum believes that its employee relations are satisfactory.

4.5. Debt and Equity Structure

      (a)   Summary of Pre-Petition Date Indebtedness

            (1)   The Credit Facility

            On December 10, 2001, Congoleum entered into a revolving credit agreement (the "Credit Facility") with Wachovia which provides for revolving loans and a letter of credit facility in an aggregate principal amount of up to $30,000,000. Interest payable on revolving loans is equal to .25% above a designated prime rate or 2.75% over an adjusted Eurodollar rate, as applicable, depending on meeting the required covenants under the Credit Facility. The Credit Facility contains certain covenants which include a covenant requiring the maintenance of adjusted minimum tangible net worth and EBITDA (i.e., earnings before interest, taxes, depreciation and amortization) if borrowing availability falls below a certain level. It also includes restrictions on the incurrence of additional debt and limitations on capital expenditures. The covenants and conditions under the Credit Facility must be met in order for Congoleum to borrow under the Credit Facility. The repayment obligations of Congoleum are secured under the Credit Facility by a grant of a perfected security interest in certain of Congoleum's inventory and accounts receivable. In addition, Congoleum Financial Corporation and Congoleum Intellectual Properties, Inc., wholly owned subsidiaries of Congoleum as of the date of the Credit Facility, each granted a limited guarantee in favor of Wachovia with regard to the obligations of Congoleum under the Credit Facility.

            Pursuant to the terms of the Credit Facility, amounts received by Congoleum with regard to its accounts receivable and inventory which are subject to the security interest granted by Congoleum to Wachovia are to be deposited by Congoleum, and Congoleum is obligated to direct its customers to remit payments, into a lockbox or blocked account, which funds are controlled and used by Wachovia to offset outstanding amounts borrowed by Congoleum under the Credit Facility.

            In September 2002, Congoleum and Wachovia amended the Credit Facility to revise certain financial and other covenants. In February 2003, Congoleum and Wachovia further amended the Credit Facility to revise certain financial and other covenants on terms negotiated to reflect the transactions contemplated by Congoleum's intended global settlement of its asbestos claims liability. Pursuant to this amendment, CSI and CFI granted a limited guarantee in favor of Wachovia with regard to the obligations of Congoleum under the Credit Facility, which limited guarantee is substantially similar to the limited guarantee that was previously granted by Congoleum Financial Corporation and Congoleum Intellectual Properties, Inc., which entities are no longer in existence. As of the Petition Date, the principal amount of all pre-petition obligations owed by the Debtors to Wachovia, both absolute and contingent, pursuant to the Credit Facility existing as of December 31, 2003 consisted of the principal amount of not less than $14,325,937, plus all interest accrued and accruing thereon and fees, costs, expenses and other charges accrued, accruing or chargeable with respect thereto.

            Wachovia has provided debtor-in-possession financing during the pendency of the Reorganization Cases. See Section 5.2(b) - - "DIP Financing".

            (2)   The Senior Notes

            On August 3, 1998, Congoleum issued $100 million in aggregate principal amount of 8?% Senior Notes Due 2008 (the "Senior Notes") priced at
99.505 to yield 8.70%. Interest is payable on the Senior Notes semiannually on February 1 and August 1. The Senior Notes mature on August 1, 2008. The Senior Notes are redeemable at the option of Congoleum, in whole or in part, at any time on or after August 1, 2003 at predetermined redemption prices (ranging from 104% to 100%), plus accrued and unpaid interest to the date of redemption. The Indenture under which the notes were issued includes certain restrictions on additional indebtedness and uses of cash, including dividend payments.

            In March 2003, Congoleum and the trustee under the Indenture governing the Senior Notes (the "Indenture Trustee") amended the Indenture to expressly provide Congoleum, under the terms of that Indenture, with greater flexibility to pursue possible resolutions of its current and future asbestos claims liability, including negotiating a global settlement with current asbestos plaintiffs and the Futures Representative, and soliciting acceptances of and filing a prepackaged plan of reorganization under Chapter 11 of the Bankruptcy Code. Prior to the amendment, holders of a majority in aggregate principal amount of the Senior Notes outstanding as of the record date for determining the holders entitled to vote on the proposed amendment had consented to the amendment.

            In August 2003, Congoleum and the Indenture Trustee amended the Indenture to expressly provide Congoleum, under the terms of the Indenture, with greater flexibility to pursue approval of its pre-packaged plan of reorganization under Chapter 11 of the Bankruptcy Code, including expressly permitting Congoleum to issue the Promissory Note to the Plan Trust, as provided under the Pre-Packaged Plan, to reflect certain possible contributions expected to be made by ABI to the Plan Trust and expressly permitting Congoleum to issue promissory notes to ABI as repayment for certain amounts which may be paid by ABI to the Plan Trust. Prior to the amendment, holders of a majority in aggregate principal amount of the Senior Notes as of the record date for determining the holders entitled to vote on the proposed amendment had consented to the amendment.

      (b)   Description of Capital Stock

            (1)   Congoleum

            Congoleum has 31,000,000 shares of capital stock authorized, of which 20,000,000 shares are designated as Class A Common Stock, 10,000,000 shares are designated as Class B Common Stock and 1,000,000 shares are designated as preferred stock (the "Preferred Stock").

            As of January 31, 2006, 3,673,390 shares of Class A Common Stock, 4,608,945 shares of Class B Common Stock and no shares of Preferred Stock were issued and outstanding. As of that date, ABI held 151,100 shares of Class A Common Stock and 4,395,605 shares of Class B Common Stock.

            Upon the filing of amended certificates of incorporation in connection with the Effective Date, the Debtors will be prohibited from issuing non-voting capital stock in accordance with section 1123(a)(5) of the Bankruptcy Code.

                  (A)   Class A Common Stock

            The Class A Common Stock is entitled to one vote per share and, generally, votes together with the Class B Common Stock as a single class. The Class A Common Stock and Class B Common Stock are on parity on a per share basis with respect to dividend and liquidation rights.

                  (B)   Class B Common Stock

            Generally, the Class B Common Stock is entitled to two votes per share and votes together with the Class A Common Stock as a single class. The Class B Common Stock is only entitled to one vote per share with regard to certain extraordinary transactions. The Class B Common Stock and Class A Common Stock are on parity on a per share basis with respect to dividend and liquidation rights.

            A holder of Class B Common Stock may convert any shares of such stock into an equal number of shares of Class A Common Stock at any time at the holder's option. The Class B Common Stock is subject to automatic conversion into Class A Common Stock on a one-for-one basis upon the adoption of a resolution authorizing such conversion approved by the holders of a majority of the outstanding shares of Class B Common Stock voting as a separate class. In addition, any shares of Class B Common Stock sold or otherwise transferred to a person or entity other than an affiliate of the transferor will be automatically converted into an equal number of shares of Class A Common Stock upon such sale or transfer. A pledge of shares of Class B Common Stock is not considered a transfer for this purpose unless and until the pledge is enforced. Also, with respect to shares of Class B Common Stock held by ABI, those shares will automatically be converted into an equal number of shares of Class A Common Stock upon the occurrence of a "change of control" of ABI (as defined under Congoleum's Certificate of Incorporation).

            (2)   CFI

            CFI has 1,000 shares of common stock, each share having a par value of $0.01, authorized, of which 100 shares are issued and outstanding and owned by Congoleum.

            (3)   CSI

            CSI has 1,000 shares of common stock, each share having a par value of $0.01, authorized, of which 100 shares are issued and outstanding and owned by Congoleum.

4.6.  Other Matters

      (a)   Environmental Proceedings

            Congoleum is named, together with a large number (in most cases, hundreds) of other companies, as a potentially responsible party ("PRP") in pending proceedings under the federal Comprehensive Environmental Response, Compensation and Liability Act, as amended ("CERCLA"), and similar state laws. In addition, in four other instances, although not named as a PRP, Congoleum has received a request for information. The pending proceedings relate to eight disposal sites in New Jersey, Pennsylvania and Maryland in which recovery from generators of hazardous substances is sought for the cost of cleaning up the contaminated waste sites. Congoleum's ultimate liability in connection with those sites depends on many factors, including the volume of material contributed to the site, the number of other PRPs and their financial viability, the remediation methods and technology to be used and the extent to which costs may be recoverable from insurance. However, under CERCLA, and certain other laws, Congoleum, as a PRP, can be held jointly and severally liable for all environmental costs associated with a site.

            The most significant exposure to which Congoleum has been named a PRP relates to a recycling facility site in Elkton, Maryland. The PRP group at this site is made up of 81 companies, substantially all of which are large financially solvent entities. Two removal actions were substantially complete as of December 31, 1998 and a groundwater treatment system was installed thereafter. EPA recently selected a remedy for the soil and shallow groundwater; however, the remedial investigation/feasibility study related to the deep groundwater has not been completed. The PRP group estimates that future costs of the remedy recently selected by EPA based on engineering estimates would be approximately $11 million. Congoleum's proportionate share, based on waste disposed at the site, is estimated to be approximately 5.7%, or $0.7 million. The majority of Congoleum's share of costs is presently being paid by one of its insurance carriers, whose remaining policy limits for this claim will cover approximately half this amount. Congoleum expects the balance to be funded by other insurance carriers and Congoleum.

            Congoleum also accrues remediation costs for certain of Congoleum's owned facilities on an undiscounted basis. Congoleum has entered into an administrative consent order with the New Jersey Department of Environmental Protection and has established a remediation trust fund of $100,000 as financial assurance for certain remediation funding obligations. Estimated total cleanup costs of $1.7 million, including capital outlays and future maintenance costs for soil and groundwater remediation, are primarily based on engineering studies.

            Congoleum anticipates that these matters will be resolved over a period of years and that after application of expected insurance recoveries, funding the costs will not have a material adverse impact on Congoleum's liquidity or financial position. However, unfavorable developments in these matters could result in significant expenses or judgments that could have a material adverse effect on the financial position of Congoleum.

      (b)   Other Matters Material to the Success of Reorganized Congoleum

            The success of Reorganized Congoleum is dependent upon several factors. One factor is the continuing contributions of key employees, both management and in the field. In addition, the relationships with its existing customer base and suppliers are important to Reorganized Congoleum's success. Finally, the performance of Reorganized Congoleum depends on Reorganized Congoleum's ability to retain its relationship with Wachovia during the Reorganization Cases and thereafter.

                                    ARTICLE 5
                     EVENTS DURING THE REORGANIZATION CASES

5.1.  Commencement of the Reorganization Cases

            On December 31, 2003 (the "Petition Date"), Congoleum, CSI and CFI each filed voluntary petitions for relief under Chapter 11 of the Bankruptcy Code. Each Debtor was authorized to operate its business and manage its properties as a debtor-in-possession pursuant to sections 1107(a) and 1108 of the Bankruptcy Code. On or about January 7, 2004, the Bankruptcy Court entered an order providing for the joint administration of the Reorganization Cases.

5.2.  Administration of the Reorganization Cases

      (a)   Payment of Pre-Petition Debt Incurred in the Ordinary Course of
            Business

            On January 7, 2004, the Bankruptcy Court entered orders that authorized the Company to pay, in its discretion, all undisputed, unsecured pre-petition indebtedness and obligations (other than the Asbestos Claims, Senior Note Claims and any other indebtedness or liabilities that are impaired and to be restructured under the Plan) which were incurred in the ordinary course of business as such indebtedness and obligations mature in accordance with their terms, and to pay salaries, wages, benefits and other amounts owed to employees and consultants as such obligations become due, including obligations that were, or may have been, incurred prior to the Petition Date.

      (b)   DIP Financing

            In order to fund ongoing business operations and to preserve the value of the Debtors' estates, the Debtors entered into a Ratification and Amendment Agreement (the "Ratification Agreement") with Wachovia to ratify and amend the Credit Facility in order to provide the Debtors with debtor-in-possession financing. The Debtors filed a Motion for Interim and Final Orders Pursuant to Sections 363(c) And 364(c) of the Bankruptcy Code and Bankruptcy Rule 4001 (1) Authorizing the Use of Cash Collateral, (2) Authorizing Debtors to Obtain Interim Post-Petition Financing, (3) Granting Senior Liens and Priority Administrative Expense Status, (4) Modifying the Automatic Stay, (5) Authorizing Debtors to Enter into Agreements with Congress Financial Corporation, and (6) Prescribing Form and Manner of Notice and Time for Final Hearing under Bankruptcy Rule 4001(C) (the "DIP Motion"). On March 8, 2004, the Bankruptcy Court entered a final order authorizing the Debtors to obtain debtor-in-possession financing on a final basis, effective as of February 2, 2004 (the "DIP Order").

            In summary, Wachovia agreed, subject to the terms of the Ratification Agreement, to make post-petition loans to Congoleum in an aggregate principal amount not to exceed $30 million, including a sublimit of $5 million for letters of credit, subject to certain borrowing base and minimum excess availability restrictions. To secure this indebtedness, Wachovia was granted security interests in all of the collateral subject to security interests in the Credit Facility, all present and future accounts, all present and future acquired Inventory and all documents of title. In addition, the DIP Order provides, inter alia, that the obligations of the Debtors under the Ratification Agreement will constitute, in accordance with section 364(c)(1) of the

Bankruptcy Code, allowed administrative expense claims against the Debtors in the Reorganization Cases, with such claims having priority over all other administrative expense claims and all unsecured claims of the Debtors then existing or thereafter arising, of any kind or nature whatsoever including, without limitation, all administrative expenses of the kinds specified in sections 503(b) and 507(b) of the Bankruptcy Code. Reference should be made to the DIP Motion (including all exhibits thereto) and the Ratification Agreement, copies of which are on file with the Bankruptcy Court, for more details regarding the terms of the financing.

            On November 22, 2004, with the consent of Wachovia, the Debtors filed a motion pursuant to Section 364 of the Bankruptcy Code for an Order Approving Amendment to Post-Petition Financing Agreement, which was granted by the Bankruptcy Court by order dated December 14, 2004. This amendment (i) amended the budget; (ii) extended the term of the existing Credit Facility from December 31, 2004 to June 30, 2005; (iii) placed new limitations on capital expenditures; and (iv) provided a new minimum EBITDA covenant. A fee of $150,000 was paid to Wachovia upon approval of this amendment by the Bankruptcy Court.

            On May 12, 2005, with the consent of Wachovia, the Debtors filed a motion pursuant to Section 363 and 364 of the Bankruptcy Code for an Order Approving Third Amendment to Post-Petition Financing Agreement, which was granted by the Bankruptcy Court on June 6, 2005. This amendment (i) extends the existing Credit Facility from June 30, 2005 to December 31, 2005 and (ii) provides a new minimum EBITDA covenant. A fee of $125,000 was paid to Wachovia upon approval of this amendment by the Bankruptcy Court.

            On December 2, 2005, with the consent of Wachovia, the Debtors filed a motion pursuant to Section 363 and 364 of the Bankruptcy Code for an Order Approving Fourth Amendment to Post-Petition Financing Agreement, which was granted by the Bankruptcy Court on December 20, 2005. This amendment (i) extends the existing Credit Facility from December 31, 2005 to December 31, 2006 and
(ii) provides a new minimum EBITDA covenant. A fee of $250,000 was paid to Wachovia upon approval of this amendment by the Bankruptcy Court.

      (c)   Asbestos Property Damage Claim Bar Date

            At the time the Debtors commenced the Reorganization Cases, no Asbestos Property Damage Claims were being asserted against the Debtors. In order to bind holders of Asbestos Property Damage Claims to the Plan, the Debtors needed to ascertain whether any such claims existed, and if so, give such claimants notice and an opportunity to protect their interests. On January 13, 2004, the Debtors filed the Motion re: for Order (i) Establishing Asbestos Property Damage Claim Bar Date; (ii) Approving Property Damage Proof of Claim Form; and (iii) Approving Scope and Form of Notice (the "Asbestos Property Damage Claim Bar Date Motion"). The Bankruptcy Court, on February 2, 2004, entered an Order establishing May 3, 2004 as the deadline by which holders of Asbestos Property Damage Claims were required to assert such claims against the Debtors by the filing of an Asbestos Property Damage Proof of Claim Form or be forever barred from asserting any such claim against the Debtors, the Reorganized Debtors, the Plan Trust and other parties protected by the Bankruptcy Court's Orders or the Plan (the "Asbestos Property Damage Claim Bar Date Order").

            Because the Debtors were unaware of any holders of Asbestos Property Damage Claims, notice of the Asbestos Property Damage Claim Bar Date was provided by publication in certain national newspapers and newspaper inserts, such as The New York Times and Parade Magazine, as well as trade publications for certain industries. In response, thirty-six (36) Asbestos Property Damage Proofs of Claim were filed which asserted Asbestos Property Damage Claims of approximately $900,000 in the aggregate. After reviewing the Asbestos Property Damage Claims to ensure that such claims were based upon the existence of Congoleum manufactured asbestos-containing products in the buildings for which claims are asserted as well as to ensure that such claims complied in all other respects with the Asbestos Property Damage Claim Bar Date Order, the Debtors filed objections to certain of the claims. By Order dated January 18, 2005, several Asbestos Property Damage Claims were expunged. As a result, 19 Allowed Asbestos Property Damage Claims remain, which total approximately $133,000 in the aggregate.

5.3.  Asbestos Claimants' and Bondholders' Committee

            Section 1102 of the Bankruptcy Code authorizes the appointment of a committee of holders of unsecured claims and such other committees as the United States Trustee or the Bankruptcy Court may determine to appoint. On March 23, 2004, a motion was filed requesting that the United States Trustee appoint an official committee of asbestos-related personal injury claimants. On April 19, 2004, the Bankruptcy Court entered an order requiring the appointment of the Asbestos Claimants' Committee. On April 21, 2004, the United States Trustee appointed the Asbestos Claimants' Committee, which currently consists of the following members: (i) Frank Cettina, c/o Weitz & Luxenberg, P.C.; (ii) Michael Edwards, c/o Baron & Budd, P.C.; (iii) Gerald and Mae Ferro, c/o Kazan, McClain, Abrams, Fernandez, Lyons & Farrise, a Professional Law Corporation; (iv) Harvey Overman, c/o Motley Rice, LLC; and (v) Lois J. Amati, c/o Robert Taylor, II, PC & Assocs. The Asbestos Claimants' Committee requested and obtained authority to employ the following professionals: (i) Caplin & Drysdale, Chartered as counsel to the Asbestos Claimants' Committee; and (ii) Goldstein Lem & Isaacson, P.C. as co-counsel to the Asbestos Claimants' Committee.

            In light of the authority granted by the Bankruptcy Court to pay undisputed pre-petition indebtedness and obligations which were incurred in the ordinary course of business as such indebtedness and obligations mature in accordance with their terms, described in Section 5.2(a) above, and the unimpairment of Claims other than Asbestos Claims, no statutory committee of unsecured non-asbestos-related creditors has been formed.

            On January 27, 2006, the U.S. Trustee formed an official committee of bondholders consisting of Deutsche Asset Management, Wells Capital Management and HSBC Bank USA, N.A., as Successor Indenture Trustee (the "Unsecured Bondholders' Committee") to represent the interests of the holders of Senior Note Claims. As described in Section 6.4 - - "Treatment of Classified Claims and Interests," the Senior Note Claims are impaired by the Plan.

5.4.  Bankruptcy Court Appointment of Futures Representative

            On February 18, 2004, the Bankruptcy Court entered an order approving the appointment of R. Scott Williams as the Futures Representative (the "Futures Representative Appointment Order"). Mr. Williams' qualifications to serve as Futures Representative, and the process by which he was selected, are set forth in Section 3.3 -- "Selection of the Futures Representative." Mr. Williams requested and obtained the authority to employ the following professionals: (i) Swidler Berlin LLP (formerly Swidler Berlin Shereff Friedman
LLP) as co-counsel to Mr. Williams; (ii) Ravin Greenberg PC as co-counsel to Mr. Williams; and (iii) CIBC World Markets Corp. as financial advisor to Mr. Williams.

            On February 27, 2004, certain insurers of the Debtors appealed the Futures Representative Appointment Order. On August 9, 2004, the District Court entered an order affirming the Futures Representative Appointment Order. On September 8, 2004, the appellants appealed the District Court's order to the United States Court of Appeals for the Third Circuit (the "Court of Appeals"). By order dated February 23, 2005, with the agreement of the parties, the Court of Appeals dismissed the appeal.

5.5.  Retention of Professionals

            The Debtors requested and obtained the authority to employ the following professionals: (i) Saul Ewing LLP ("Saul Ewing") as counsel to the Debtors; (ii) Gilbert Heintz & Randolph LLP ("GHR") as special insurance counsel to the Debtors; (iii) Dughi & Hewit PC (formerly, Dughi Hewit & Palatucci PC) as special insurance counsel to the Debtors; (iv) SSG Capital Advisors, L.P. as financial advisors to the Debtors; (v) Ernst & Young LLP as audit and tax advisors to the Debtors; (vi) Guiliani Capital Advisors LLC (formerly Ernst & Young Corporate Finance LLC) as restructuring advisor to the Debtors; (vii) Peterson Risk Consulting as insurance allocation consultant to the Debtors; and
(viii) Daley-Hodkin, LLC as appraiser.

            Certain of the Debtors' insurers appealed the Bankruptcy Court's Orders authorizing the retention of Saul Ewing and GHR. On August 26, 2004 the District Court vacated the Bankruptcy Court's order authorizing the retention of Saul Ewing and remanded the matter to the Bankruptcy Court for further fact finding. A stay of this Order was subsequently entered by the District Court pending an appeal by the Debtors. On September 24, 2004, the Debtors appealed the District Court's order to the Court of Appeals.

            While the Debtors and Saul Ewing denied all allegations raised by the insurers challenging Saul Ewing's retention, they decided that further contesting those allegations could entail enduring a costly and potentially distracting appellate process. The Debtors and Saul Ewing did not want to add the prospect of delay, additional cost and unnecessary disruption to the Debtors' bankruptcy cases. Saul Ewing, in consultation with and consent of the Debtors, concluded that it should withdraw as the Debtors' counsel in order to avoid any potential distraction to the Debtors' reorganization efforts and potential additional cost to the Debtors' estates. On October 18, 2004, the Bankruptcy Court approved Saul Ewing's withdrawal as counsel to the Debtors and established a transition period during which Saul Ewing would complete certain work for the Debtors. The Debtors requested and obtained the authority to employ Pillsbury Winthrop Shaw Pittman LLP (formerly Pillsbury Winthrop LLP) and Okin, Hollander & DeLuca, LLP as substitute co-counsel to the Debtors.

            On August 9, 2004, the District Court affirmed the Bankruptcy Court's Order authorizing the retention of GHR. On September 8, 2004, the appellants appealed the District Court's order to the Court of Appeals.

            On October 13, 2005, the Court of Appeals determined that GHR had not obtained effective waivers of certain conflicts of interest. On December 6, 2005, the Bankruptcy Court entered an Order authorizing the retention of Covington & Burling to represent the Debtors as co-counsel with Dughi & Hewit in the insurance coverage litigation and with respect to insurance settlement matters previously handled by GHR. As a result of this disqualification ruling, on October 28, 2005, GHR filed a motion to withdraw as counsel, which will be heard on February 6, 2006.

            Certain of the insurers filed a cross-motion to GHR's withdrawal application seeking the disgorgement of GHR's fees. A hearing on this matter has been adjourned to February 6, 2006.

            Shortly after the decision disqualifying GHR, Congoleum's board of directors decided to obtain independent special counsel to conduct an investigation into the facts surrounding the services performed by and compensation paid to GHR and advise Congoleum as to available courses of action. After an extensive process which involved the consideration of many candidates, on December 6, 2005, the Debtors filed an application with the Bankruptcy Court seeking approval of the retention of Whiteman, Osterman & Hanna, LLP ("WOH") as special counsel to the Debtors, which engagement would be led by Howard A. Levine ("Special Counsel Application"). Shortly thereafter, certain of the insurers opposed the retention of WOH and, on December 13, 2005, filed a motion seeking Bankruptcy Court approval for the appointment of a chapter 11 examiner to conduct the investigation into the GHR compensation issues. After considering the views of all interested parties, the Debtors, the ACC, the FCR and GHR agreed to proceed to mediation on GHR compensation issues and asked the Bankruptcy Court to approve a mediation agreement. If the mediation proposal is approved, the Debtors will agree to withdraw their Special Counsel Application. A hearing on this motion was held on January 30, 2006. The Bankruptcy Court reserved decision on the motion. Additionally, on December 8, 2005, certain of the insurers filed a motion seeking an Order from the Bankruptcy Court to require the Kenesis Group, LLP ("Kenesis") to disgorge fees it received from the Debtors for its review of personal injury claims. A hearing on the issue of Kenesis' compensation is scheduled for February 14, 2006. As a result of certain of the insurers' motion to disgorge Kenesis' fees, on December 29, 2005, the Debtors supplemented its retention application of WOH as special counsel to independently review and make a recommendation to Congoleum with respect to the issue of compensation paid to Kenesis, as well as with respect to the issue of compensation paid to GHR.

5.6.  Motion for Relief from Stay

            On January 6, 2004, certain of the Congoleum's insurers filed the Motion of Certain Insurers for Declaration that Section 362(a) of the Bankruptcy Code is not Applicable, or, in the Alternative, for Relief from the Automatic Stay (the "Stay Motion"). The Stay Motion sought a declaration from the Bankruptcy Court that Coverage Litigation between Congoleum and certain of its insurers, described in Section 2.2(c) above, was not subject to the automatic stay provisions of section 362 of the Bankruptcy Code or, in the alternative, requesting that the Bankruptcy Court grant relief from the automatic stay so that the Coverage Litigation could proceed during the pendency of the Reorganization Cases. On March 22, 2004, the Bankruptcy Court entered an order that permitted the claims asserted in the Coverage Litigation (except for certain claims for rescission of insurance policies issued to Congoleum) to proceed without making a finding as to whether or not the automatic stay provisions of section 362 of the Bankruptcy Code applied to the Coverage Litigation. A motion by the Debtors to vacate this order was denied by the Bankruptcy Court at a hearing held on April 12, 2005.

5.7.  Developments with Regard to Certain Pre-Petition Claims

            On February 28, 2005, the Debtors filed the Objection to Asbestos Personal Injury Claims of Certain Pre-Petition Settlement Claimants (First Set) (the "Claims Objection") seeking the disallowance and expungement of the Asbestos Personal Injury Claims of certain of the Participating Claimants that participated in the Claimant Agreement. The Claims Objection asserted that certain of such claims were potentially invalid because they may have been barred by the statutes of limitations and therefore may not have been filed in good faith. Certain of the claims were withdrawn, and other claimants did not respond. By the Order Concerning Debtors' Objection to Asbestos Personal Injury Claims of Certain Pre-Petition Settlement Claimants (First Set), dated April 5, 2005 and the Consent Order Withdrawing Motion Without Prejudice, dated April 27, 2005, the Bankruptcy Court disallowed approximately 580 claims totaling approximately $4.3 million.

            On September 30, 2005, the Bankruptcy Court entered a Consent Order between the Debtor and Campbell Cherry in which Campbell Cherry agreed on behalf of certain of its clients to withdraw certain claims that had previously been approved under the Claimant Agreement and to forbear from exercising all rights under the Claimant Agreement with respect to such claims. The Consent Order related to claims with an approximate dollar value of $6.5 million.

5.8. Tolling Agreements With Respect to Asbestos Personal Injury Claims-Related Avoidance Actions

            On July 19, 2005, the Debtors filed a motion for the entry of an order authorizing and approving the form of tolling agreement ("Asbestos Personal Injury Claim Tolling Agreement") to be entered into between the Debtors and counsel (in their capacity as attorney-in-fact) for certain holders of Asbestos Personal Injury Claims pursuant to Bankruptcy Code ss.ss. 105(a) and 546(a). The Bankruptcy Court entered an order on August 11, 2005 granting the motion. The Debtors were authorized to request counsel for these claimants to enter into Asbestos Personal Injury Claim Tolling Agreements on behalf of their clients that extend and toll the time within which the Plan Trustee (or, if the Plan does not become effective and the Plan Trustee is not appointed, the Debtors) could commence any Plan Trust Bankruptcy Cause of Action with respect to the claimants' Asbestos Personal Injury Claims to and including December 31, 2006. The Asbestos Personal Injury Claim Tolling Agreements also extend and toll the time within which the Debtors may commence any other Bankruptcy Cause of Action with respect to the claimants' Asbestos Personal Injury Claims to and including December 31, 2006.

            As of December 31, 2005, of the 93 firms representing the approximately 79,000 holders of Secured Asbestos Claims, 56 firms signed tolling agreements, and 37 firms did not. The 37 non-signing firms represent approximately 41,800 creditors, or 53% of the total number of holders of Secured Asbestos Claims. The 56 signing firms represent 37,200, or 47% of the total.

            To the extent that claimants or their counsel did not voluntarily execute an Asbestos Personal Injury Claim Tolling Agreement, the Debtors commenced avoidance actions against such non-consenting claimants to preserve the interests of the Debtors' estates. The Avoidance Actions are described, in detail, in Section 5.10 below.

5.9.  Tolling Agreements With Respect to Other Avoidance Actions

            On August 10, 2005, the Debtors filed a motion for the entry of an order authorizing and approving the form of tolling agreement ("Vendor Tolling Agreement") to be entered into between the Debtors and (i) certain individual directors and officers of the Debtors; (ii) related companies to the Debtors;
(iii) professionals employed by the Debtors; and (iv) certain vendors, creditors and other parties that received transfers during the ninety days preceding the Petition Date with an aggregate value of $100,000.00 or greater, pursuant to Bankruptcy Code sections 105(a) and 546(a). The agreements toll the expiration of the time established by Bankruptcy Code ss. 546(a) to bring causes of action under Bankruptcy Code ss.ss. 544, 545, 547, 548, 549 or 553 until December 31, 2006. The Bankruptcy Court entered an order on September 8, 2005 granting the motion.

            Among others, the Debtors obtained signed tolling agreements from Congoleum Corporation, Congoleum Sales, Inc. and Congoleum Fiscal, Inc. in their corporate capacities (and not as debtors-in-possession); Richard and Roger Marcus; Howard N. Feist, III, Cyril C. Baldwin, Jr., John N. Irwin III, Mark N. Kaplan, Mark S. Newman, and C. Barnwell Straut; American Biltrite, Inc.; Skadden, Arps, Slate, Meagher & Flom; Gilbert, Heintz & Randolph; Dughi Hewit; and Kenesis Group LLC.

            The Debtors did not receive signed tolling agreements from the following entities: Motley Rice, LLC; Weitz & Luxenberg P.C.; Ernst & Young LLP;; Liberty Mutual Insurance Group; Eastman Chemical Company; and Neville Chemical Company. The Debtors have named Motley Rice, LLC and Weitz & Luxenberg P.C. as defendants in the Omnibus Avoidance Action, which is discussed, in detail, in Section 5.10 below. Ernst & Young LLP was previously released from its avoidance action liability, and therefore, the Debtors did not seek a tolling agreement from this entity. The Debtors investigated their potential claims against Liberty Mutual Insurance Group, Eastman Chemical Company, and Neville Chemical Company before the expiration of the ss. 546(a) deadline and determined that the commencement of avoidance actions against these entities was not appropriate.

5.10. Asbestos Personal Injury Claims-Related Avoidance Actions

      (a) Congoleum Corporation v. Arthur J. Pergament, et al., Adv. Proc. No. 05-06245 (KCF)

            On December 3, 2005, the Debtors commenced the Omnibus Avoidance Action by filing in the Bankruptcy Court a Complaint to Avoid Pre-Petition Liens, to Avoid and Recover Preferential Transfers of Property and Fraudulent Transfers of Property Pursuant to 11 U.S.C. ss.ss. 544, 547, 548, 549 and 550, and to Disallow Claims Pursuant to 11 U.S.C. ss. 502(d) against (a) Arthur J. Pergament, in his capacity as Collateral Trustee; (b) Joseph F. Rice and the law firm of Motley Rice LLC; (c) Perry Weitz and the law firm of Weitz & Luxenberg, P.C.; and (d) those holders of Secured Asbestos Claims that did not voluntarily execute an Asbestos Personal Injury Claim Tolling Agreement.

            The Debtors commenced the Omnibus Avoidance Action for the purpose of (i) avoiding and recovering certain preferential transfers of property made to the Asbestos Claimants as defendants; (ii) avoiding and recovering certain fraudulent transfers of property made to the Asbestos Claimants named as defendants; (iii) avoiding and/or determining the validity, priority, or extent of certain pre-petition liens granted to secure the claims of the Asbestos Claimants named as defendants; and (iv) preserving, for the benefit of the Debtors' estates and the Plan Trustee, the claims alleged therein. The Omnibus Avoidance Action also seeks to avoid and recover certain preferential and/or fraudulent transfers of property made to Joseph Rice and/or Motley Rice, and to avoid and recover certain preferential and/or fraudulent transfers of property made to Perry Weitz and/or Weitz & Luxenberg.

            An amended complaint was filed on December 30, 2005, providing additional factual background, clarifying certain language, and including an additional prayer for relief relating to payments made to Asbestos Claimants named as defendants pursuant to Pre-Petition Settlement Agreements. The amended complaint also corrects an error listing certain Asbestos Claimants named therein under multiple law firms, and removes as defendants certain Asbestos Claimants that executed tolling agreements after the filing of the original complaint.

            On December 8, 2005, Debtor filed a Notice of Plaintiff Congoleum Corporation's Motion Establishing Case Management Procedures and Establishing Briefing and Discovery Schedules, seeking an order with respect to organizing the phases of the action. At a hearing on December 28, 2005, the Bankruptcy Court approved, over certain objections, a case management order for the Omnibus Avoidance Action agreed upon by the Debtors and counsel for certain of the defendants. Pursuant to the case management order, the Omnibus Avoidance Action is divided into three stages. The first stage of the Omnibus Avoidance Action focuses on the avoidance of certain of the Interests (as defined in the amended complaint) as preferential pre-petition and/or unauthorized post-petition transfers of the Debtors in property pursuant to Bankruptcy Code ss.ss. 547 and
549. The second stage of the Omnibus Avoidance Action will focus on (i) the avoidance and recovery of certain fraudulent transfers of property made to the Asbestos Claimants named as defendants pursuant to Bankruptcy Code ss. 548 and applicable state law, and (ii) avoiding and/or determining the validity, priority, or extent of the Interests granted to secure the claims of all of the Asbestos Claimants named as defendants under Bankruptcy Code ss. 544. The third stage of the Omnibus Avoidance Action will focus on the avoidance and recovery of certain preferential and fraudulent transfers of property made to Joseph Rice and/or Motley Rice and Perry Weitz and/or Weitz & Luxenberg pursuant to Bankruptcy Code ss.ss. 547, 548, and 550 and applicable state law, and any additional claims that the Debtors may assert.

            In the first stage, each of the Asbestos Claimants named as defendants were required to answer only Counts I and II of the amended complaint pertaining to the preference and post-petition transfer issues. Such answer was due on January 30, 2006. The Debtors anticipate filing a motion for summary judgment shortly. The issues related to the first stage shall, if appropriate, be litigated through motions for summary judgment and shall be determined prior to the determination of issues in the second and third stages. The time in which defendants are required to file an answer to those counts of the Omnibus Avoidance Action pertaining to the issues in the second and third stages has been stayed until such time that the preference and post-petition transfer issues in the first stage can be adjudicated. Similarly, all discovery and/or legal determinations relating to the second and third stages has been stayed until such time that the first stage issues have been adjudicated.

            Because the Debtors believed that there were Asbestos Claimants named as defendants who were prepared to waive their rights to the Interests voluntarily and opt out of the Omnibus Avoidance Action, the Debtors gave each of them an opportunity to execute a tolling agreement providing both (i) that the parties would extend and toll the time within which Debtors may commence any Plan Trust Bankruptcy Cause of Action or any other Bankruptcy Cause of Action with respect to the Asbestos Claimants named as defendants, and (ii) that any defendants executing the tolling agreement agreed to be bound by any final order, decree, finding or judgment entered in the Omnibus Avoidance Action (including any order, decree, finding or judgment entered in the Omnibus Avoidance Action with respect to any additional claim, counterclaim or cross-claim that has not already been asserted by any party) to the same extent that any party to the Omnibus Avoidance Action is bound. The tolling agreement also provides for a dismissal without prejudice from the Omnibus Avoidance Action for the Asbestos Claimants named as defendants that agree to be bound. As of February 3, 2006, of the 37 firms representing the approximately 41,800 Asbestos Claimants that are defendants in the Omnibus Avoidance Action, 16 firms have signed tolling agreements, representing approximately 7,800 Claimants.

      (b) Congoleum Corporation v. Arthur J. Pergament, et al., Adv. Proc. No. 05-06461 (KCF)

            On December 30, 2005, the Debtors commenced the Sealed Avoidance Action by filing under seal a Complaint to Avoid and Recover Fraudulent Transfers of Property Pursuant to 11 U.S.C. ss.ss. 544, 548, 550, the Uniform Fraudulent Transfer Act and Applicable State Law against (a) Arthur J. Pergament, in his capacity as Collateral Trustee; and (b) all holders of Secured Asbestos Claims, including those who voluntarily executed an Asbestos Personal Injury Claim Tolling Agreement. The Sealed Avoidance Action has been assigned Adversary Proceeding No. 05-06461 (KCF).

            The Debtors commenced the Sealed Avoidance Action for the purpose of
(i) avoiding and recovering pursuant to Bankruptcy Code ss.ss. 548(a)(i)(A) and 550(a) transfers of property made to the Secured Asbestos Creditors and (ii) avoiding and recovering pursuant to Bankruptcy Code ss.ss. 544(b) and 550(a), the Uniform Fraudulent Transfer Act, and applicable state law transfers of property made to the Secured Asbestos Creditors. The Sealed Avoidance Action was also commenced for the purpose of preserving, for the benefit of the Debtors' estates and the Plan Trustee, the claims alleged therein.

            The Sealed Avoidance Action was also commenced as a separate adversary proceeding in order to resolve a motion to intervene filed by Continental Casualty Company and Continental Insurance Company (and joined by Century Indemnity Company, ACE American Insurance, ACE Property and Casualty Insurance Company) in the Omnibus Avoidance Action. As set forth in the Bankruptcy Court's Stipulation and Order Relating to Preservation of Certain Claims of the Debtor-in-Possession and CNA's Motion to Intervene and Century's Joinder to Such Motion (entered in the Omnibus Avoidance Action on December 28,
2005), the Debtors have not sought issuance of any summonses in the Sealed

Avoidance Action and the Bankruptcy Court will not require issuance of a summons in the Sealed Avoidance Action until further order of the Bankruptcy Court. The Sealed Avoidance Action also has been stayed and all deadlines tolled until further order of the Bankruptcy Court.

5.11. Settlements with Insurers and Brokers

      (a)   Liberty Mutual Settlement Agreement

            On June 24, 2004, the Debtors filed a motion for approval of a settlement agreement with Liberty Mutual Insurance Company ("Liberty"), which provided primary liability insurance coverage to Congoleum including coverage for asbestos-related claims (the "Liberty Settlement"). On July 29, 2004, the Bankruptcy Court entered an order approving the Liberty Settlement. In summary, the Liberty Settlement provides that Liberty will contribute $14,450,000 for the benefit of the Debtors' Estates. Upon the Confirmation Order becoming a Final Order, Liberty agreed to contribute an additional $950,000 for the benefit of the Plan Trust. In exchange, the Debtors agreed, among other things, to designate Liberty as a Settling Asbestos Insurance Company, thereby entitling Liberty to the benefit of certain injunctions under the Plan pursuant to sections 105(a) and 524(g) of the Bankruptcy Code. Reference should be made to the Liberty Settlement, which is attached as an exhibit to the motion seeking approval of the Liberty Settlement and which is on file with the Bankruptcy Court for more details regarding the terms of the Liberty Settlement.

      (b)   Marsh and Aon Settlements

            On September 28, 2004, the Debtors filed motions for the approval of settlement agreements with Marsh USA, Inc. et al. ("Marsh") and Aon Corporation et al. ("Aon"), both of which provided insurance brokerage services to Congoleum with respect to certain of the policies issued to Congoleum that provide coverage for Asbestos Personal Injury Claims (respectively, the "Marsh Settlement" and the "Aon Settlement"). On October 18, 2004, the Bankruptcy Court approved the Marsh and Aon Settlements. In summary, the Marsh and Aon Settlements provides that Marsh and Aon will contribute $40,000 and $75,000, respectively, for the benefit of the Debtors' Estates. Reference should be made to the Marsh Settlement and the Aon Settlement, which are attached as exhibits to the motions seeking approval of the Marsh and Aon Settlements and which are on file with the Bankruptcy Court for more details regarding the terms of those settlements.

      (c)   AIG Settlement

            On May 13, 2005, the Debtors filed a Motion Pursuant to Bankruptcy Rule 9019 and Bankruptcy Code Section 363 Approving Insurance Settlement Agreement with Certain AIG Companies ("AIG") (the "AIG Settlement"). On June 28, 2005, the Bankruptcy Court approved the AIG Settlement. AIG provided excess liability insurance coverage to Congoleum for asbestos-related claims. Under the terms of the settlement, AIG will pay $103 million over ten years to the Plan Trust. In exchange, the Debtors agreed, among other things, to designate AIG as a Settling Asbestos Insurance Company, thereby entitling AIG to the benefit of certain injunctions under the Plan pursuant to sections 105(a) and 524(g) of the Bankruptcy Code. The settlement resolves coverage obligations of policies with a total of $114 million in liability limits for asbestos bodily injury claims, and is subject to final Bankruptcy Court approval and effectiveness of a plan that contains a Bankruptcy Code ss. 524(g) injunction. Reference should be made to the AIG Settlement, which is attached as an exhibit to the motion seeking approval of the AIG Settlement and which is on file with the Bankruptcy Court for more details regarding the terms of the AIG Settlement. An insurer has appealed the approval order granted by the Bankruptcy Court to the District Court where it is pending.

      (d)   Lloyd's and Equitas Settlement

            On June 27, 2005, the Debtors filed a Motion Pursuant to Bankruptcy Rule 9019 and Bankruptcy Code Section 363 Approving Insurance Settlement Agreement with Certain Underwriters at Lloyd's, London ("Lloyd's Underwriters") (the "Lloyd's Settlement"). Lloyd's Underwriters severally subscribed to certain policies of insurance under which Congoleum is an insured (the "London Policies"). Under the terms of the settlement, Lloyd's Underwriters will pay a total of $19.95 million to the Plan Trust and Lloyd's Underwriters and Equitas Limited, Equitas Reinsurance Limited, Equitas Holdings Limited, Equitas Management Services Limited, and Equitas Policyholders Trust Limited (collectively, "Equitas"), solely in their capacity as Lloyd's Underwriters' reinsurer and run-off agent, will be designated as Settling Asbestos Insurance Companies, thereby entitling Lloyd's Underwriters and Equitas to certain injunctions under the Plan pursuant to sections 105(a) and 524(g) of the Bankruptcy Code. The settlement is subject to the effectiveness of a plan that contains the Section 524(g) injunction specified in the Lloyd's Settlement. Reference should be made to the Lloyd's Settlement, which is attached as an exhibit to the motion seeking approval of the Lloyd's Settlement and which is on file with the Bankruptcy Court for more details regarding the terms of the Lloyd's Settlement.

      (e)   Federal Settlement Agreement

            On August 4, 2005, the Debtors filed a Motion for Order Pursuant to Bankruptcy Rule 9019 Approving Insurance Settlement Agreement with Federal Insurance Company ("Federal") (the "Federal Settlement"). On October 11, 2005, the Bankruptcy Court approved the Federal Settlement. Federal provided certain liability insurance coverage to Congoleum for asbestos-related claims. Under the terms of the Federal Settlement, Federal will pay $4 million to the Plan Trust once a plan of reorganization with the Section 524(g) protection specified in the Federal Settlement agreement goes effective. In exchange, the Debtors agreed, among other things, to designate Federal as a Settling Asbestos Insurance Company, thereby entitling Federal to the benefit of certain injunctions under the Plan pursuant to sections 105(a) and 524(g) of the Bankruptcy Code. The Federal Settlement contains a downward adjustment mechanism which will permit to pay a settlement amount less than $4 million if certain market conditions occur. The purpose of the downward adjustment mechanism is to equalize the settlement percentage of Federal's settlement amount to the settlement percentages of other high level excess insurers that are similarly situated to Federal in these bankruptcy cases. Reference should be made to the Federal Settlement, which is attached as an exhibit to the motion seeking approval of the Federal Settlement and which is on file with the Bankruptcy Court for more details regarding the terms of the Federal Settlement. The FCR has appealed the approval order granted by the Bankruptcy Court to the District Court where it is pending.

      (f)   The Mt. McKinley and Everest Settlement

            On October 6, 2005, the Debtors filed a Motion for Order Pursuant to Bankruptcy Rule 9019 Authorizing and Approving Insurance Settlement Agreement Among Debtors, Plan Trust, Mt. McKinley Insurance Company ("Mt. McKinley") and Everest Reinsurance Company ("Everest") (the "Mt. McKinley and Everest Settlement"). Under the terms of the Mt. McKinley and Everest Settlement, Mt. McKinley and Everest have paid $21.5 million into an escrow account. The escrow agent will transfer the funds to the Plan Trust once a plan containing a 524(g) injunction becomes effective. In exchange, the Debtors agreed, among other things, to designate Mt. McKinley and Everest as Settling Asbestos Insurance Companies, thereby entitling Mt. McKinley and Everest to the benefit of certain injunctions under the Plan pursuant to sections 105(a) and 524(g) of the Bankruptcy Code. The Bankruptcy Court approved the Mt. McKinley and Everest Settlement on November 18, 2005. The Mt. McKinley and Everest Settlement is subject to the effectiveness of a plan of reorganization that contains a Bankruptcy Code ss. 524(g) injunction. Reference should be made to the Mt. McKinley and Everest Settlement, which is attached as an exhibit to the motion seeking approval of the Mt. McKinley and Everest Settlement and which is on file with the Bankruptcy Court for more details regarding the terms of the Mt. McKinley and Everest Settlement. An insurer and the FCR have appealed the approval order granted by the Bankruptcy Court to the District Court where it is pending.

5.12. Fourth Modified Plan and Subsequent Changes

            On November 12, 2004, the Debtors filed the Fourth Modified Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code of Congoleum Corporation, et al., dated as of November 12, 2004 (the "Fourth Modified Plan").

            In January 2005, the Debtors commenced a solicitation with respect to the Fourth Modified Plan. Votes were solicited from holders of Claims in Classes 2, 3 and 9 and former Class 10 (now Classes 10 and 11) and Class 11 (now Class 12) and holders of Interests in former Class 12 (now Class 13) (the "Post-Petition Solicitation"). Based on the votes received for the Post-Petition Solicitation, the Fourth Modified Plan was overwhelmingly supported by a majority of the Debtors' creditors, including the holders of Asbestos Personal Injury Claims.

            In April 2005, while the parties were preparing for a contested confirmation hearing on the Fourth Modified Plan, the Debtors met with the Asbestos Claimants' Committee, the Futures Representative and the Claimants' Representative to discuss further modifications to the Fourth Modified Plan to eliminate or minimize certain objections to the Plan. These discussions led to an agreement in principle that holders of Secured Asbestos Claims in Class 2 and Class 3 would permanently forbear from enforcing their lien and/or security interest claims in and to the Plan Trust Assets and such creditors would share pro rata with holders of Unsecured Asbestos Personal Injury Claims and Demands from a single, common fund to be held in the Plan Trust.

            In July 2005, Congoleum filed an amended plan of reorganization (the "Sixth Modified Plan") and related documents with the Bankruptcy Court which reflected the result of these negotiations, as well as other technical modifications. The Bankruptcy Court approved the disclosure statement and voting procedures and Congoleum commenced solicitation of acceptances of the Sixth Modified Plan in August 2005. In September, 2005, the Debtors' learned that certain Claimants holding Asbestos Secured Claims represented by the Weitz & Luxenburg firm no longer supported the Sixth Modified Plan. The Debtors' attempts to negotiate a consensual resolution of the Weitz Claimants' objections proved to be unsuccessful, and on December 13, 2005, the Debtors withdrew the Sixth Modified Plan. Thereafter, the Debtors continued to have contacts and discussions with representatives of the Asbestos Claimants' Committee, the Futures Representative, certain of the Insurers, and, very recently, representative of the new Unsecured Bondholders' Committee concerning the elements of a Seventh Modified Plan. At this time, those plan discussions are still ongoing, and the Debtors intend to continue considering modifications to their proposed plan in an attempt to reach a consensual resolution with as many creditor constituencies as possible. The Seventh Modified Plan is the Debtors' proposal which the Debtors believe reasonably accommodates the rights and liabilities of the Asbestos Secured Creditors, Asbestos Creditors, Noteholders, Settling Insurers and holders of Congoleum Stock while preserving the Debtors as a going concern business.

5.13. Modifications Incorporated in Seventh Modified Plan

            The modifications to the Plan include a request for the Forbearance of security interests by the holders of Class 2 and Class 3 Claims and a request for the Forbearance of any right to payment under the Pre-Petition Settlement Agreements and the Claimant Agreement, as applicable, by holders of Class 2, Class 3 and Class 11 Claims. Class 2 Claims are limited to those claims governed by the Pre-Petition Settlement Agreements. Holders of Class 3 and Class 11 Claims are held by those claimants who qualified under the Claimant Agreement. The holders of Class 2 and 3 Claims have an option to forbear, and thus release, the security interest granted under the respective Pre-Petition Settlement Agreement or Claimant Agreement, as applicable, and will be deemed to have forborne the security interest unless they file an objection to the Forbearance by the objection deadline set by the Bankruptcy Court. Holders of Class 2, 3 and 11 Claims have the option to forbear from exercising any right to payment under the respective Pre-Petition Settlement Agreement or the Claimant Agreement, as applicable, and will be deemed to have forborne any right to payment under such Agreements unless they file an objection to the Forbearance by the objection deadline established by the Bankruptcy Court. Holders of Class 2, 3 or 11 Claims that vote to accept the Plan may elect on their ballots to reserve the right to litigate the enforceability of the respective Pre-Petition Settlement Agreement or the Claimant Agreement, as applicable, and any security interest or assignment related thereto in accordance with the procedures established by the Bankruptcy Court for voting on the Plan. Forbearance is voluntary and, if a claimant consents or is deemed to have consented to the Forbearance, his or her claim will be treated in all respects pari passu with other Class 2 and Class 3 Claims and Asbestos Personal Injury Claims in Class 10 and Class 11. If the Plan is confirmed, then the Forbearance, once given, is irrevocable. If a claimant elects not to forbear and objects to the Forbearance in accordance with procedures approved by the Bankruptcy Court or reserves the right to litigate the enforceability of the respective Pre-Petition Settlement Agreement or Claimant Agreement, as applicable, such Claim shall be deemed a Plan Trust Disputed Claim and subject to objection by the Plan Trustee as set forth in
Section 6.4(b)(2) (Class 2 Claims), Section 6.4(c)(2) (Class 3 Claims) and
Section 6.4(k)(2) (Class 11 Claims) of this Disclosure Statement and will be added as a party defendant to the Avoidance Actions. The Plan grants the Plan Trust the power to pursue the Avoidance Actions against Plan Trust Disputed Claims and the power to object to any Plan Trust Disputed Claims on the basis of a breach of the Claimant Agreement or relevant Pre-Petition Settlement Agreement, the lack of good faith in submitting claims, or other grounds as specified in Section 12.4 of the Plan.

            While there is no obligation upon any claimant to grant the Forbearance in respect of the security interest held under a Pre-Petition Settlement Agreement or the Claimant Agreement, Congoleum proposed this modification to the Plan to ease the passage of the Plan towards confirmation and to address certain objections that were filed with respect to confirmation of the Fourth Modified Plan based in part on recent legal precedent issued by the United States Third Circuit Court of Appeals subsequent to the filing of the Fourth Modified Plan. Although the decision to forbear is entirely voluntary, Congoleum believes that the modifications reflected in the Plan, including the Forbearance, will reduce or eliminate objections to confirmation and result in a smoother confirmation process.

            Should a claimant decline to forbear, this will subject the claimant to the Avoidance Actions by the Plan Trustee that, if successful, would affect the payment of the Claim held and would eliminate any security for such claim (under Section 12.4, holders of Secured Asbestos Claims that do forbear shall remain subject to objection by the Plan Trustee as specified therein). Claimants holding Claims in Class 2, Class 3 or Class 11 must make the decision whether to forbear or to seek enforcement of their security interest and right to payment in full in consultation with counsel, in full knowledge of the consequences of both the Forbearance and a decision not to agree to the Forbearance.

            On February 3, 2006, the Debtors filed the Seventh Modified Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code of Congoleum Corporation, et al., dated as of June 10, 2005 (the "Seventh Modified Plan"). In addition to technical, non-substantive modifications, the Seventh Modified Plan modified the Sixth Modified Plan as follows:

            (1) Sections 2.3 and 4.1 of the Plan. Sections 2.3 and 4.1 of the Plan, concerning the classification and treatment of Claims, were modified to reflect that the Allowed Secured Asbestos Claims in Classes 2 and 3 and the Not Previously Determined Unsecured Asbestos Personal Injury Claims in Class 10 and Allowed Previously Determined Unsecured Asbestos Personal Injury Claims in Class 11 will be paid pari passu with each other in all respects. Specifically, each holder of a Secured Asbestos Claim in Classes 2 and 3 and Previously Determined Unsecured Asbestos Personal Injury Claim in Class 11 will have irrevocably consented or be deemed to have irrevocably consented to the Forbearance of his, her or its rights under the respective Pre-Petition Settlement Agreements or under the Claimant Agreement, as applicable, and his, her or its rights, if any, under the Collateral Trust Agreement and the Security Agreement by voting to accept the Plan or by failing to timely object to such Forbearance upon notice thereof. Section 4.1 grants Class 2, 3 and 11 Claimants the option to vote to accept the Plan and elect on the ballot to reserve the right to litigate the enforceability of the respective Pre-Petition Settlement Agreement or Claimant Agreement, as applicable, and any related security interest or assignment related thereto.
                  Section 4.1 further provides that if any holder of a Secured Asbestos Claim timely objects to such Forbearance or reserves the right to litigate, as described in the preceding sentence, his, her or its Asbestos Claim will be deemed a Plan Trust Disputed Claim and the validity of such Asbestos Claim will be subject to objection by the Plan Trustee and the holders of such Claims will be added as party defendants to the Avoidance Actions. Furthermore, Class 6, which consists of the Senior Note Claims is no longer Unimpaired by the Plan. Specifically, the maturity date of the Senior Notes will be extended to August 1, 2011 and all accrued and unpaid interest from the Petition Date through and including the Effective Date will be forgiven. The Asbestos Property Damage Claims will not be channeled to the Plan Trust, as under prior plans. Rather, the Allowed Asbestos Property Damage Claims will be paid in full from available insurance. Finally, former Classes 13 and 14 have been combined to form a single Class 13 "Congoleum Interests."

            (2) Section 5.1 of the Plan. Section 5.1 of the Plan, which addresses the Plan Trust was revised to reflect that in lieu of the contribution of the Promissory Note that was to be contributed to the Plan Trust under the Sixth Modified Plan, as of the Effective Date, Reorganized Congoleum will issue 3,800,000 shares of Congoleum Class A common stock, par value $.01 per share, and the New Convertible Security to the Plan Trust, which if certain contingencies occur, will entitle the Plan Trust to own a majority of the voting shares of the common stock of Reorganized Congoleum. In addition, the Additional Plan Trust Contribution, consisting of (a) 50% of the amount of accrued and unpaid interest from the Petition Date through and including the Effective Date on the Senior Notes, which, if the Effective Date occurs on December 31, 2006, will amount to approximately $15 million; and (b) $7.3 million in Cash, will also be contributed by Congoleum to the Plan Trust. Furthermore, Section 5.1(g) was modified to provide that in no event will the Pre-Petition Asbestos Claimants' Committee be indemnified or held harmless for any relief granted or any costs incurred in connection with the Avoidance Actions.

            (3) Section 9.6 of the Plan. Section 9.6 of the Plan was added to expressly reserve the Debtors' right to seek confirmation of the Plan by means of the fair and equitable power contained in section 1129(b) of the Bankruptcy Code. For a discussion of the fair and equitable test, see Section 7.3(a)(4) -- "Unfair Discrimination and Fair and Equitable Test" below.

            (4) Sections 10.1 and 13.21 of the Plan. Sections 10.1 and 13.21 of the Plan, which address the conditions to confirmation of the Plan, were modified to reflect the issuance of the New Common Stock and the New Convertible Security to the Plan Trust in lieu of the Promissory Note and pledge of Congoleum stock by ABI and to remove the requirements that (i) at least 95% of the holders of Allowed Secured Asbestos Claims of Qualified Participating Claimants will have irrevocably consented or be deemed to have irrevocably consented to the Forbearance of his, her or its rights under Articles II, III.C, IV and VIII of the Claimant Agreement and his, her or its rights, if any, under the Collateral Trust Agreement and the Security Agreement by voting to accept the Plan or by failing to timely object to such Forbearance upon notice thereof and that (ii) a forbearance agreement, in the form set forth in Exhibit I to the former Plan, will have been executed and delivered on behalf of Congoleum and all of the Qualified Pre-Petition Settlement Claimants. Section 10.1 was further revised to incorporate certain rights of Settling Asbestos Insurance Companies under Asbestos Insurance Settlement Agreements as conditions to confirmation.

            (5) Sections 11.2, 11.3 and 11.4 of the Plan. Sections 11.2, 11.3 and 11.4 of the Plan, which address exculpation and releases, were modified to clarify that in no event will any party be exculpated or released from liability for any Claim asserted in the Avoidance Actions and in no event will the Pre-Petition Asbestos Claimants' Committee be exculpated or released from liability for any relief granted or costs or expenses incurred in connection with the Avoidance Actions. Furthermore, the Claimants' Representatives and Collateral Trustee were deleted as parties to be exculpated or released under the Plan.

            (6) Section 11.11 of the Plan. Section 11.11 of the Plan, which provides for an Anti-Suit Injunction was added to provide for an injunction pursuant to section 105(a) of the Bankruptcy Code enjoining non-asbestos claims against any Settling Insurance Company for which liability for non-asbestos coverages has been repurchased and released under an Asbestos Insurance Settlement Agreement.

            (7) Section 12.5 of the Plan. Section 12.5 of the Plan, concerning Plan Trust Bankruptcy Causes of Action, was modified to delete the exception of Plan Trust Disputed Claims from the Plan Trust Bankruptcy Causes of Action to be released by the Debtors.

            (8) Section 13.7 of the Plan. Section 13.7 of the Plan, which provides for modifications of the Plan was revised to clarify that none of the Debtors, ABI, the Futures Representative, the Plan Trustee, the Asbestos Claimants' Committee and the Claimants' Representative may seek to modify the scope of the Asbestos Channeling Injunction or any other injunction contained in the Plan that inures to the benefit of any Settling Asbestos Insurance Company.

            (9) Section 13.12 of the Plan. Section 13.12 of the Sixth Modified Plan, which provided for the funding by the Debtors of Claimants' Representative Fee Claims was deleted in its entirety.

            (10) Exhibit D to the Plan - "Plan Trust Agreement." The modified Plan Trust Agreement fully takes into the account the impact of the Forbearance and the resolution of Plan Trust Disputed Claims on the treatment of Asbestos Personal Injury Claims under the Plan. Section 3.4(c) of the former Plan Trust Agreement concerning the indemnification of the Claimants' Representative and the Collateral Trustee, has been deleted in the modified Plan Trust Agreement. Additionally, the limitation on the Debtors' right to reimbursement of $6 million in Coverage Costs and the Claims Handling Fee has been eliminated. This change is off-set by the Additional Plan Trust Contribution which consists, in part, of $7.3 million in Cash being contributed by Reorganized Congoleum to the Plan Trust on the Effective Date.

            (11) Exhibit G to the Plan - "Trust Distribution Procedures." The TDP was revised to reflect the Forbearance and to impose more stringent exposure criteria. Under the revised TDP, all Asbestos Personal Injury Claims of claimants that consent or are deemed to have consented to the Forbearance will be considered for allowance and paid without priority in payment and in all respects pari passu with each other. The Forbearance and the treatment of Asbestos Personal Injury Claims under the TDP is described, in detail, in Section 6.4 - "Treatment of Classified Claims and Interests" below.

5.14. Standing of Insurers to be Heard

            The Debtors filed motions challenging the standing of certain of Congoleum's insurers to raise objections and be heard in the Reorganization Cases, specifically with regard to the Disclosure Statement, the Second Modified Plan and the Fourth Modified Plan. The Bankruptcy Court ruled that the insurers do not have standing to raise objections and be heard with respect to the Disclosure Statement. As to the Second Modified Plan and the Fourth Modified Plan, however, the Bankruptcy Court ruled that the insurers have standing to raise objections and be heard. Many of the insurers filed preliminary objections to the Second Modified Plan and objections to the Fourth Modified Plan (the "Plan Objections"). It is anticipated that the insurers may file amended or supplemental objections in connection with the filing of the Seventh Modified Plan.

5.15. Discovery Conducted by the Parties

      (a)   Fact Discovery

            In connection with the Plan Objections, the insurers and the Debtors engaged in extensive discovery in preparation for the Confirmation Hearing on the Fourth Modified Plan. The parties have exchanged voluminous amounts of documents, as well as obtaining documents from representatives of the parties and certain other parties-in-interest in the Reorganization Cases, including many of the counsel to the holders of Asbestos Personal Injury Claims. Most of the Debtors' senior management, as well as certain professionals retained by the Debtors, have been deposed by the insurers. Likewise, the Debtors and insurers have agreed that discovery taken in the Coverage Action may be used in the Confirmation Hearing. Further discovery is expected to commence on February 8, 2006 with respect to modifications to the Plan as well as plans submitted by others.

      (b)   Expert Witness Discovery

            Both the Debtors and the insurers have identified certain expert witnesses that they expect to call to testify at the Confirmation Hearing. Expert witness reports were exchanged during discovery an the previous plans. In addition, supplemental expert reports and expert reports on newly developed issues may be exchanged in connection with the Plan.


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

5.16. Expiration of Debtors' Exclusivity to File a Plan and Solicit Acceptances Thereof.

            The Bankruptcy Court had approved several extensions of exclusivity for the Debtors to file a plan and solicit acceptances thereof. On November 9, 2005, the Bankruptcy Court denied the Debtors' motion to extend the periods during which the Debtors had the exclusive right to file a plan and solicit acceptances thereof under section 1121(d) of the Bankruptcy Code (the "Exclusive Periods"), thus terminating the Debtors' exclusive right to file a plan of reorganization. As a result of this ruling, on December 2, 2005, Continental Casualty Company and Continental Insurance Company ("CNA") filed a Joint Plan of Reorganization under Chapter 11 of the Bankruptcy Code for Congoleum Corporation, Congoleum Sales, Inc. and Congoleum Fiscal, Inc. (the "CNA Plan").

            On January 12, 2006, the Bankruptcy Court entered the Pre-Trial Order Scheduling (I) Submission Deadlines for Plan and Disclosure Statements and
(II) Disclosure Statement Hearing (the "Pre-Trial Scheduling Order"). The Pre-Trial Scheduling Order requires that the Debtors file a Seventh Modified Joint Plan of Reorganization (the "Seventh Modified Plan") and a disclosure statement concerning the Seventh Modified Plan by February 3, 2006. CNA is required to file a disclosure statement concerning the CNA Plan by March 3, 2006. A hearing to consider the adequacy of disclosure statements filed on or before March 3, 2006 has been scheduled for April 13, 2006 at 2:30 p.m. before the Bankruptcy Court.

5.17. Confirmation Hearing

            [The Confirmation Hearing is currently scheduled to commence on [ , 2006].] Notice of the Confirmation Hearing will be published in one or more newspapers of general circulation in locations where the Company has substantial business operations, and will be mailed to all known holders of Claims, at least 25 days before the date of the Confirmation Hearing, unless the Bankruptcy Court specifies otherwise. See Section 7.2 -- "Confirmation Hearing" below. Section 524(g) of the Bankruptcy Code requires that any confirmation order containing a supplemental injunction must be issued or affirmed by the District Court. If the Confirmation Order is not issued by the District Court exercising its bankruptcy jurisdiction, the Debtors will seek to have the Confirmation Order affirmed promptly by the District Court. See Section 7.3(e) -- "Injunction Under Section 524(g) of the Bankruptcy Code".

                                    ARTICLE 6
                               SUMMARY OF THE PLAN

6.1.  General

            The following is a summary intended as a brief overview of certain provisions of the Plan and is qualified in its entirety by reference to the full text of the Plan, a copy of which is annexed hereto as Exhibit A. Other provisions of the Plan not summarized in this Article 6 may be summarized elsewhere in this Disclosure Statement. Holders of Claims and Interests are respectfully referred to the relevant provisions of the Bankruptcy Code and are encouraged to review the Plan and this Disclosure Statement with their counsel, or other advisors.


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

6.2.  Classification

      (a)   Generally

            Article II of the Plan sets forth an explanation of Claims that are not classified under the Plan and a designation of Classes of Claims and Interests.

      (b)   Unclassified Claims

            In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Claims, including Substantial Contribution Claims, and Priority Tax Claims are not classified and are excluded from the Classes established in
Article II of the Plan. The treatment accorded Administrative Claims, Substantial Contribution Claims and Priority Tax Claims is set forth in Article III of the Plan.

      (c)   Classes

            For purposes of the Plan, the Claims against and Interests in the Debtors are grouped in the following Classes in accordance with section 1122(a) of the Bankruptcy Code:

            Class 1 - Priority Claims

            Class 2 - Secured Asbestos Claims of Qualified Pre-Petition Settlement Claimants

            Class 3 - Secured Asbestos Claims of Qualified Participating
            Claimants

            Class 4 - Lender Secured Claims

            Class 5 - Other Secured Claims

            Class 6 - Senior Note Claims

            Class 7 - General Unsecured Claims

            Class 8 - Workers' Compensation Claims

            Class 9 - ABI Claims

            Class 10 - Not Previously Determined Unsecured Asbestos Personal Injury Claims

            Class 11 - Previously Determined Unsecured Asbestos Personal Injury Claims

            Class 12- Asbestos Property Damage Claims

            Class 13 - Congoleum Interests

            Class 14 - Subsidiary Interests


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

6.3.  Treatment of Administrative Claims and Priority Tax Claims

      (a)   Administrative Claims

            On the Distribution Date, each holder of an Allowed Administrative Claim will receive, except as otherwise provided in the Plan and subject to the requirements of Section 13.11 of the Plan, either Cash equal to the unpaid portion of such Allowed Administrative Claim, or such different treatment as agreed by the applicable Debtor and such holder in writing; provided, however, that Allowed Administrative Claims representing (i) post-petition liabilities incurred in the ordinary course of business by the Debtors and (ii) post-petition contractual liabilities arising under loans or advances to the Debtors (whether or not incurred in the ordinary course of business), will be paid by the Reorganized Debtors in accordance with the terms and conditions of the particular transactions relating to such liabilities and any related agreements.

      (b)   Priority Tax Claims

            On the Distribution Date, each holder of an Allowed Priority Tax Claim will receive (i) Cash equal to the unpaid portion of such Allowed Priority Tax Claim, (ii) such different treatment as agreed by the applicable Debtor and such holder in writing, or (iii) at the Reorganized Debtors' sole discretion, deferred Cash payments over a period not exceeding six years after the assessment date of such Allowed Priority Tax Claim, valued as of the Effective Date in an amount equal to such Allowed Priority Tax Claim.

6.4.  Treatment of Classified Claims and Interests

            Allowed Claims and Allowed Interests, as classified in Article II of the Plan, will be treated in the manner set forth in Article IV of the Plan. The following constitutes a summary of such treatment:

      (a)   Class 1 - Priority Claims

            (1)   Impairment and Voting

            Class 1 is Unimpaired by the Plan. Each holder of an Allowed Priority Claim in Class 1 is conclusively presumed to have accepted the Plan and is not entitled to vote to accept or reject the Plan under section 1126 of the Bankruptcy Code.

            (2)   Treatment

            On the Distribution Date, each holder of an Allowed Priority Claim will receive either (i) the Allowed Amount of its Priority Claim in Cash, or
(ii) such different treatment as may be agreed to by such holder and the Reorganized Debtors. The Reorganized Debtors will be responsible for payment of Allowed Priority Claims.

      (b) Class 2 - Secured Asbestos Claims of Qualified Pre-Petition Settlement Claimants

            (1)   Impairment and Voting

            Class 2 is Impaired by the Plan. Class 2 consists of all Secured Asbestos Claims of Qualified Pre-Petition Settlement Claimants to the extent secured under the terms of the Collateral Trust Agreement, and are asserted by any parties to the Pre-Petition Settlement Agreements who are designated as Qualified Claimants pursuant to the Claimant Agreement and the Collateral Trust Agreement. Each holder of a Secured Asbestos Claim of a Qualified Pre-Petition Settlement Claimant in Class 2 is entitled to vote to accept or reject the Plan under sections 524(g) and 1126 of the Bankruptcy Code.

            (2)   Treatment

            As of the Effective Date, all liability for all Secured Asbestos Claims of Qualified Pre-Petition Settlement Claimants will be assumed, automatically and without further act or deed, by the Plan Trust and the Reorganized Debtors will have no liability therefor. Each such Qualified Pre-Petition Settlement Claimant will, in respect of its Secured Asbestos Claim, be determined, liquidated and treated pursuant to the Plan Trust Agreement and the TDP without priority of payment and in all respects pari passu with the Secured Asbestos Claims of Qualified Participating Claimants in Class 3 and the Not Previously Determined Unsecured Asbestos Personal Injury Claims in Class 10 and the Previously Determined Unsecured Asbestos Personal Injury Claims in Class 11.

            Effective as of the Effective Date, each Qualified Pre-Petition Claimant will have irrevocably consented or be deemed to have irrevocably consented to the Forbearance of his, her or its rights under the respective Pre-Petition Settlement Agreements and his, her or its rights, if any, under the Collateral Trust Agreement and the Security Agreement (i) by voting to accept the Plan or (ii) by failing to timely object to such Forbearance upon notice thereof in accordance with procedures established by the Bankruptcy Court; provided, however, any Qualified Pre-Petition Settlement Claimant that votes to accept the Plan, may elect on its ballot to reserve the right to litigate the enforceability of any Pre-Petition Settlement Agreement and any security interest or assignment related thereto in accordance with the procedures established by the Bankruptcy Court for voting on the Plan. Upon the occurrence of such Forbearance, such Forbearance will be irrevocable.

            If any Qualified Pre-Petition Settlement Claimant timely objects to such Forbearance or timely reserves the right to litigate the enforceability of any Pre-Petition Settlement Agreement and any security interest or assignment related thereto, the Secured Asbestos Claim of such objecting Qualified Pre-Petition Settlement Claimant will be deemed a Plan Trust Disputed Claim and the validity of such Secured Asbestos Claim will be subject to objection by the Plan Trustee based on (i) the terms of the Collateral Trust Agreement; (ii) any Plan Trust Bankruptcy Cause of Action; and (iii) any other Cause of Action available to the Plan Trustee under Section 12.4 of the Plan or otherwise and each such Qualified Pre-Petition Settlement Claimant will be immediately added as a party defendant to the Avoidance Actions. Plan Trust Disputed Claims will be treated as provided in a Final Order of the Bankruptcy Court adjudicating such Claims.

            Each Qualified Pre-Petition Settlement Claimant that has irrevocably consented or is deemed to have irrevocably consented to such Forbearance will be deemed to have assigned to the Plan Trust, and the Plan Trustee will be deemed such holder's sole attorney in fact, as may be appropriate, to prosecute, at the Plan Trustee's discretion with the consent and approval of the Trust Advisory Committee and the Futures Representative, any Direct Action. The Plan Trustee may, with the consent and approval of the Trust Advisory Committee and the Futures Representative, reassign such Direct Action to such holder at any time.

      (c)   Class 3 - Secured Asbestos Claims of Qualified Participating
            Claimants

            (1)   Impairment and Voting

            Class 3 is Impaired by the Plan. Secured Asbestos Claims of Qualified Participating Claimants constitute Plan Trust Asbestos Claims that are secured according to the provisions of the Collateral Trust Agreement, and that are asserted by Asbestos Claimants designated as Participating Claimants pursuant to the Claimant Agreement and the Collateral Trust Agreement. Each holder of a Secured Asbestos Claim of Qualified Participating Claimants in Class 3 is entitled to vote to accept or reject the Plan under sections 524(g) and 1126 of the Bankruptcy Code.

            (2)   Treatment

            As of the Effective Date, all liability for all Secured Asbestos Claims of Qualified Participating Claimants will be assumed, automatically and without further act or deed, by the Plan Trust and the Reorganized Debtors will have no liability therefor. Each such Qualified Participating Claimant will, in respect of its Secured Asbestos Claim, be determined, liquidated and treated pursuant to the Plan Trust Agreement and the TDP without priority of payment and in all respects pari passu with the Secured Asbestos Claims of Qualified Pre-Petition Settlement Claimants in Class 2 and the Not Previously Determined Unsecured Asbestos Personal Injury Claims in Class 10 and the Previously Determined Unsecured Asbestos Personal Injury Claims in Class 11.

            Effective as of the Effective Date, each Qualified Participating Claimant will have irrevocably consented or be deemed to have irrevocably consented to the Forbearance of his, her or its rights under the Claimant Agreement and his, her or its rights, if any, under the Collateral Trust Agreement and the Security Agreement by voting to accept the Plan or by failing to timely object to such Forbearance upon notice thereof in accordance with procedures established by the Bankruptcy Court; provided, however, any Qualified Participating Claimant that votes to accept the Plan, may elect on its ballot to reserve the right to litigate the enforceability of the Claimant Agreement and any security interest or assignment related thereto in accordance with the procedures established by the Bankruptcy Court for voting on the Plan. Upon the occurrence of such Forbearance, such Forbearance will be irrevocable.

            If any Qualified Participating Claimant timely objects to such Forbearance or timely reserves the right to litigate the enforceability of the Claimant Agreement and any security interest of assignment related thereto, the Asbestos Claim of such objecting Qualified Participating Claimant will be deemed a Plan Trust Disputed Claim and the validity of such Asbestos Claim, including the Class 11 portion of such Asbestos Claim, will be subject to objection by the Plan Trustee based on (i) the terms of the Collateral Trust Agreement; (ii) any

Plan Trust Bankruptcy Cause of Action; and (iii) any other Cause of Action available to the Plan Trustee under Section 12.4 of the Plan or otherwise and each such Qualified Participating Claimant will be immediately added as a party defendant to the Avoidance Actions. Plan Trust Disputed Claims will be treated as provided in a Final Order of the Bankruptcy Court adjudicating such Claims.

            Each Qualified Participating Settlement Claimant that has irrevocably consented or is deemed to have irrevocably consented to such Forbearance will be deemed to have assigned to the Plan Trust, and the Plan Trustee will be deemed such holder's sole attorney in fact, as may be appropriate, to prosecute, at the Plan Trustee's discretion with the consent and approval of the Trust Advisory Committee and the Futures Representative, any Direct Action. The Plan Trustee may, with the consent and approval of the Trust Advisory Committee and the Futures Representative, reassign such Direct Action to such holder at any time.

            Each Qualified Participating Claimant also holds a Previously Determined Unsecured Asbestos Personal Injury Claim in Class 11 with respect to twenty-five percent (25%) of his or her Qualified Participating Claimant's Settlement Amount.

      (d)   Class 4 - Lender Secured Claims

            (1)   Impairment and Voting

            Class 4 is Unimpaired by the Plan. Lender Secured Claims constitute any Claim arising under or relating to the Existing Credit Agreement, Existing Subsidiary Guaranty or any related documents. Each holder of a Lender Secured Claim in Class 4 is conclusively presumed to have accepted the Plan and is not entitled to vote to accept or reject the Plan under section 1126 of the Bankruptcy Code.

            (2)   Treatment

            On the Effective Date, the Existing Credit Agreement, as ratified, amended and approved in accordance with the Financing Order will be amended and restated in accordance with the terms of the Amended Credit Agreement and the holder of the Allowed Lender Secured Claim will be entitled to all the rights and benefits of a Lender under the Amended Credit Agreement and related documents, which will be on terms and conditions mutually acceptable to the Debtors and Wachovia. Alternatively, if, as of the Confirmation Hearing, the Debtors and the holder of the Lender Secured Claim have not agreed upon the terms of the Amended Credit Agreement, the Lender Secured Claim will be paid in full indefeasibly on the Effective Date or as soon thereafter as practicable and Wachovia will be released from any and all liabilities and causes of action in accordance with the Financing Order.

      (e)   Class 5 - Other Secured Claims

            (1)   Impairment and Voting

            Class 5 is Unimpaired by the Plan. Each sub-Class of Class 5 Other Secured Claims contains a single Other Secured Claim and is a separate Class for all purposes under the Bankruptcy Code and the Plan. If the Claim of a holder of an Other Secured Claim exceeds the value of the Collateral that secures it, such holder will have an Other Secured Claim equal to the Collateral's value and a


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

General Unsecured Claim for the deficiency. Other Secured Claims include any pre-petition Secured Claim asserted against the Debtors, other than Lender Secured Claims and Secured Asbestos Claims. Each holder of an Other Secured Claim in Class 5 is conclusively presumed to have accepted the Plan and is not entitled to vote to accept or reject the Plan under section 1126 of the Bankruptcy Code.

            (2)   Treatment

            The legal, equitable and contractual rights of the holders of Allowed Other Secured Claims are Unimpaired by the Plan and all such Claims will be Reinstated on the Effective Date.

      (f)   Class 6 - Senior Note Claims

            (1)   Impairment and Voting

            Class 6 is Impaired by the Plan. Senior Note Claims constitute Claims based upon the Senior Notes. Each holder of a Senior Note Claim in Class 6 is entitled to vote to accept or reject the Plan under section 1126 of the Bankruptcy Code.

            (2)   Treatment

            On the Effective Date, the Allowed Senior Note Claims will be Reinstated; provided, however, that the maturity date of such Senior Notes will be extended to August 1, 2011 and all accrued and unpaid interest from the Petition Date through and including the Effective Date will be forgiven by the holders of such Senior Note Claims.

      (g)   Class 7 - General Unsecured Claims

            (1)   Impairment and Voting

            Class 7 is Unimpaired by the Plan. General Unsecured Claims constitute Unsecured Claims against the Debtors other than Asbestos Claims, Senior Note Claims, ABI Claims and Workers Compensation Claims, including without limitation Claims in respect of rent, trade payables and similar such Claims. Each holder of an Allowed General Unsecured Claim is conclusively presumed to have accepted the Plan and is not entitled to vote to accept or reject the Plan under section 1126 of the Bankruptcy Code.

            (2)   Treatment

            The legal, equitable and contractual rights of the holders of Allowed General Unsecured Claims are Unimpaired by the Plan and all such Claims will be Reinstated on the Effective Date.


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

      (h)   Class 8 - Workers' Compensation Claims

            (1)   Impairment and Voting

            Class 8 is Unimpaired by the Plan. Each holder of an Allowed Workers' Compensation Claim is conclusively presumed to have accepted the Plan and is not entitled to vote to accept or reject the Plan under section 1126 of the Bankruptcy Code.

            (2)   Treatment

            The holders of Allowed Workers' Compensation Claims will be paid in the ordinary course pursuant to such rights that exist under any state workers' compensation system or laws that apply to such Claims.

      (i)   Class 9 - ABI Claims

            (1)   Impairment and Voting

            Class 9 is Impaired by the Plan. The holder of the Allowed ABI Claims is entitled to vote to accept or reject the Plan under section 1126 of the Bankruptcy Code.

            (2)   Treatment

            ABI, as the holder of the ABI Claims, will receive the following treatment: (a) all ABI Claims (other than ABI Asbestos Personal Injury Indemnity Claims, ABI Asbestos Property Damage Claims and Other ABI Asbestos Claims) will be Reinstated and will be payable; (b) ABI Asbestos Personal Injury Indemnity Claims will be channeled to and become the obligations of the Plan Trust, and be payable in accordance with the terms of the Plan and the TDP; and (c) all ABI Asbestos Property Damage Claims and Other ABI Asbestos Claims will be deemed Disallowed and expunged.

      (j) Class 10 - Not Previously Determined Unsecured Asbestos Personal Injury Claims

            (1)   Impairment and Voting

            Class 10 is Impaired by the Plan. Not Previously Determined Unsecured Asbestos Personal Injury Claims constitute all Asbestos Personal Injury Claims other than the Secured Asbestos Claims or Previously Determined Unsecured Asbestos Personal Injury Claims described in Classes 2, 3 and 11. Class 10 Claims include, but are not limited to any Unknown Asbestos Claim. Each holder of a Not Previously Determined Unsecured Asbestos Personal Injury Claim is entitled to vote to accept or reject the Plan under sections 524(g) and 1126 of the Bankruptcy Code.

            (2)   Treatment

            As of the Effective Date, all liability for all Not Previously Determined Unsecured Asbestos Personal Injury Claims as well as liability for all future Demands and Unknown Asbestos Claims will be assumed, automatically and without further act or deed, by the Plan Trust and the Reorganized Debtors will have no liability therefor. Each Not Previously Determined Unsecured

Asbestos Personal Injury Claim, future Demand and Unknown Asbestos Claim will be determined, liquidated and treated pursuant to the Plan Trust Agreement and the TDP and in all respects pari passu with the Secured Asbestos Claims in Classes 2 and 3 and the Previously Determined Unsecured Asbestos Personal Injury Claims in Class 11. The TDP will apply to all holders of Not Previously Determined Unsecured Asbestos Personal Injury Claims, Unknown Asbestos Claims and Demands, including any such holder who elects to resort to the legal system and obtains a judgment for money damages. Each holder of a Not Previously Determined Unsecured Asbestos Personal Injury Claim will be deemed to have assigned to the Plan Trust, and the Plan Trustee will be deemed such holder's sole attorney in fact, as may be appropriate, to prosecute, at the Plan Trustee's discretion with the consent and approval of the Trust Advisory Committee and the Futures Representative, any Direct Action. The Plan Trustee may, with the consent and approval of the Trust Advisory Committee and the Futures Representative, reassign such Direct Action to such holder at any time.

      (k) Class 11 - Previously Determined Unsecured Asbestos Personal Injury Claims

            (1)   Impairment and Voting

            Class 11 is Impaired by the Plan. Previously Determined Unsecured Asbestos Personal Injury Claims constitute the unsecured portion of the liquidated claims of Participating Claimants (as described in the Claimant Agreement). Each holder of a Previously Determined Unsecured Asbestos Personal Injury Claim is entitled to vote to accept or reject the Plan under sections 524(g) and 1126 of the Bankruptcy Code.

            (2)   Treatment

            As of the Effective Date, all liability for all Previously Determined Unsecured Asbestos Personal Injury Claims will be assumed, automatically and without further act or deed, by the Plan Trust and the Reorganized Debtors will have no liability therefor. Each Previously Determined Unsecured Asbestos Personal Injury Claim will be determined, liquidated and treated pursuant to the Plan Trust Agreement and the TDP without priority of payment and in all respects pari passu with the Secured Asbestos Claims in Classes 2 and 3 and the Not Previously Determined Unsecured Asbestos Personal Injury Claims in Class 10.

            Effective as of the Effective Date, each Previously Determined Unsecured Asbestos Personal Injury Claimant will have irrevocably consented or be deemed to have irrevocably consented to the Forbearance of his, her or its rights under the Claimant Agreement and his, her or its rights, if any, under the Collateral Trust Agreement and the Security Agreement (i) by voting to accept the Plan or (ii) by failing to timely object to such Forbearance upon notice thereof in accordance with procedures established by the Bankruptcy Court; provided, however, any Previously Determined Unsecured Asbestos Personal Injury Claimant that votes to accept the Plan, may elect on its ballot to reserve the right to litigate the enforceability of the Claimant Agreement and any security interest or assignment related thereto in accordance with the procedures established by the Bankruptcy Court for voting on the Plan. Upon the occurrence of such Forbearance, such Forbearance will be irrevocable.

            If any Previously Determined Unsecured Asbestos Personal Injury Claimant timely objects to such Forbearance or timely reserves the right to litigate the enforceability of the Claimant Agreement and any security interest or assignment related thereto, the Asbestos Personal Injury Claim of such objecting Previously Determined Unsecured Asbestos Personal Injury Claimant will be deemed a Plan Trust Disputed Claim and the validity of such Asbestos Personal Injury Claim, including the Class 3 portion of such Asbestos Personal Injury Claim, will be subject to objection by the Plan Trustee based on (i) the terms of the Collateral Trust Agreement; (ii) any Plan Trust Bankruptcy Cause of Action; and (iii) any other Cause of Action available to the Plan Trustee under
Section 12.4 of the Plan or otherwise and each such Previously Determined Unsecured Asbestos Personal Injury Claimant will be immediately added as a party defendant to the Avoidance Actions. Plan Trust Disputed Claims will be treated as provided in a Final Order of the Bankruptcy Court adjudicating such Claims.

            Each holder of a Previously Determined Unsecured Asbestos Personal Injury Claim will be deemed to have assigned to the Plan Trust, and the Plan Trustee will be deemed such holder's sole attorney in fact, as may be appropriate, to prosecute, at the Plan Trustee's discretion with the consent and approval of the Trust Advisory Committee and the Futures Representative, any Direct Action. The Plan Trustee may, with the consent and approval of the Trust Advisory Committee and the Futures Representative, reassign such Direct Action to such holder at any time.

      (l)   Class 12 - Asbestos Property Damage Claims

            (1)   Impairment and Voting

            Class 12 is Impaired by the Plan. Asbestos Property Damage Claims constitute all Asbestos Property Damage Claims for which Proofs of Claim have been filed prior to the Asbestos Property Damage Claim Bar Date. Each holder of an Allowed Asbestos Property Damage Claim is entitled to vote to accept or reject the Plan under Section 1126 of the Bankruptcy Code.

            (2)   Treatment

            Except to the extent that a holder of an Allowed Asbestos Property Damage Claim has agreed to receive other, lesser treatment, on the Distribution Date, or as soon as practicable thereafter, each such holder will be paid the Allowed amount of its Asbestos Property Damage Claim from any Asbestos Property Damage Insurance Rights that are available to satisfy such claims, in full satisfaction and release of such claim. All Asbestos Property Damage Claims as to which a Proof of Claim was not filed prior to the expiration of the Asbestos Property Damage Claim Bar Date will be deemed Disallowed.

      (m)   Class 13 - Congoleum Interests

            (1)   Impairment and Voting

            Class 13 is Impaired by the Plan. Each holder of the Congoleum Interests, is entitled to vote to accept or reject the Plan under section 1126 of the Bankruptcy Code.

            (2)   Treatment

            On the Effective Date, the holders of the Congoleum Interests will retain such Interests, subject to the issuance on the Effective Date of the New Class A Common Stock and the New Convertible Security, which will be contributed to the Plan Trust.

      (n)   Class 14 - Subsidiary Interests

            (1)   Impairment and Voting

            Class 14 is Unimpaired by the Plan. Each holder of a Subsidiary Interest is conclusively presumed to have accepted the Plan and is not entitled to vote to accept or reject the Plan under section 1126 of the Bankruptcy Code.

            (2)   Treatment

            On the Effective Date, the holders of the Subsidiary Interests will retain such Subsidiary Interests.

6.5.  Means for Execution of the Plan

      (a)   Establishment of the Plan Trust

            On the Effective Date, the Plan Trust will be established in accordance with the Plan Documents. See Article 8 -- "Plan Trust and Asbestos Claims Resolution Matters" for a description of the Plan Trust. In addition, on the Effective Date, the Plan Trust established pursuant to the Plan Trust Agreement will become solely responsible for the payment of all Plan Trust Asbestos Claims. See Section 5.1 of the Plan for a further description of the Plan Trust.

      (b)   Plan Trust Funding

            (1)   The Collateral Trust

            On the Effective Date, pursuant to the terms of the Collateral Trust Agreement and the Plan, all of the Collateral Trust's right, title and interest in and to any assets or properties then held by the Collateral Trust will automatically be transferred and assigned to, and vest in, the Plan Trust, free and clear of all Claims, Liens and encumbrances of the Debtors or any creditor, shareholder, or other Entity, without any further action of any Entity.

            (2)   The New Class A Common Stock

            On the Effective Date, Congoleum will issue 3,800,000 shares of Congoleum Class A common stock, par value $.01 per share, to the Plan Trust.

            (3)   The New Convertible Security

            On the Effective Date, Congoleum will issue either shares of preferred stock or convertible promissory notes to be issued by Reorganized Congoleum and contributed to the Plan Trust on the Effective Date in satisfaction of section 524(g) of the Bankruptcy Code. If the New Convertible Security is to be shares of preferred stock of Reorganized Congoleum, it will


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

have the following terms: (i) an initial liquidation preference equal to $2,738,234.75 in the aggregate, such amount being subject to increase in the amount, if any, by which 36% of Reorganized Congoleum's market capitalization based on average trading prices for Reorganized Congoleum's Class A common stock at the close of trading for the 90 consecutive trading days beginning on the one year anniversary of the Effective Date, exceeds such initial liquidation preference; (ii) an initial dividend rate equal to 9% of the liquidation preference per annum, payable semi-annually in arrears, with such dividend rate to reset at the rate of 5% of the liquidation preference per annum on the tenth anniversary of the Effective Date and payable at such reset dividend rate per annum unless and until redeemed; (iii) redeemable for the liquidation preference at the option of the Plan Trust or Reorganized Congoleum following the tenth anniversary of the Effective Date; (iv) a mandatory redemption on the fifteenth anniversary of the Effective Date if not redeemed earlier; (v) convertible into 5,700,000 shares of Class A Common Stock (or the equivalent thereof on a fully diluted basis) upon a specified default of the obligation to pay dividends and a failure to cure such default within any cure period, which, when combined with the New Class A Common Stock, will result in the Plan Trust owning 51% of the voting common shares of Reorganized Congoleum on a fully diluted basis; and (vi) no voting rights. If the New Convertible Security is convertible promissory notes, such notes will be on economic terms substantially equivalent to provisions (i) and (v) of the preferred stock described herein, with other terms substantially the same as the Promissory Note described in the Sixth Modified Plan. [The form of Amended and Restated Certificate of Incorporation of Reorganized Congoleum sets forth the terms of the New Convertible Security and is attached to the Plan as Exhibit "E".]

            (4)   The ABI Contribution

            On the Effective Date, ABI will make the ABI Contribution to the Plan Trust.

            (5)   The Liberty Payment

            Upon the Confirmation Order becoming a Final Order, Liberty will contribute $950,000 to the Plan Trust.

            (6)   The AIG Payment

            Conditioned upon the order approving the AIG Settlement becoming a Final Order, the occurrence of the Effective Date, the Confirmation Order becoming a Final Order and AIG having been designated as Settling Asbestos Insurance Companies, AIG will contribute approximately $103 million to the Plan Trust in 40 quarterly installments over a ten year period.

            (7)   The Lloyd's Underwriters Payment

            Conditioned upon the order approving the Lloyd's Settlement becoming a Final Order, the occurrence of the Effective Date, the Confirmation Order becoming a Final Order and Lloyd's Underwriters and Equitas having been designated as Settling Asbestos Insurance Companies, Lloyd's Underwriters will contribute approximately $20 million to the Plan Trust.


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

            (8)   The Federal Payment

            Conditioned upon the order approving the Federal Settlement, the occurrence of the Effective Date, the Confirmation Order becoming a Final Order and Federal being designated as a Settling Asbestos Insurance Company, Federal will contribute $4 million, or an adjusted amount, as described in Section 5.11(e) hereinabove, to the Plan Trust.

            (9)   The Mt. McKinley and Everest Payment

            Conditioned upon the order approving the Mt. McKinley and Everest Settlement becoming a Final Order, the occurrence of the Effective Date, the Confirmation Order becoming a Final Order and Mt. McKinley and Everest having been designated as Settling Asbestos Insurance Companies, Mt. McKinley and Everest will contribute $21.5 million to the Plan Trust.

            (10)  Additional Plan Trust Contribution

            On the Effective Date, Congoleum will contribute the Additional Plan Trust Contribution to the Plan Trust, which consists of (i) 50% of the amount of accrued and unpaid interest from the Petition Date through and including the Effective Date on the Senior Notes, which, if the Effective Date occurs on December 31, 2006, will total approximately $15 million and (ii) $7.3 million in Cash.

      (c)   Plan Distributions

            The Disbursing Agent will make all distributions required under the Plan (other than distributions to holders of Plan Trust Asbestos Claims). Distributions will be made on the Distribution Date (unless otherwise provided by the Plan or ordered by the Bankruptcy Court) with respect to all Claims except for Plan Trust Asbestos Claims. Distributions to be made on the Distribution Date will be deemed actually made on the Distribution Date if made either (a) on the Distribution Date or (b) as soon as practicable thereafter. With respect to Plan Trust Asbestos Claims, distributions to holders of Plan Trust Asbestos Claims will be made in accordance with the Plan Trust Agreement and/or the TDP, as applicable. As provided in the TDP, the Plan Trust will pay 100% of the proceeds of any Asbestos Insurance Action Recoveries, net of any payment of or reserve for Plan Trust Expenses and any payment of or reimbursement for Coverage Costs in accordance with the terms of the Plan Trust Agreement, to the Payment Percentage Claims in accordance with the TDP, provided that such distributions will not be prior to payment of or reserve for Plan Trust Expenses nor prior to payment of or reserve for Coverage Costs in accordance with the terms of the Plan Trust Agreement.

      (d)   Procedures for the Treatment of Disputed Claims

            (1)   Disallowance of Improperly Filed Claims

            Subject to section 502(j) of the Bankruptcy Code and Bankruptcy Rules 3008 and 9006, any Administrative Claim, Asbestos Property Damage Claim or Claim (other than Asbestos Personal Injury Claims and ABI Claims) for which the filing of a Proof of Claim, application or motion with the Bankruptcy Court is required under the terms of the Bankruptcy Code, the Bankruptcy Rules, any order of the Bankruptcy Court (including one providing a Bar Date) or the Plan will be disallowed if and to the extent that such Proof of Claim (or other filing) is not timely and properly made.


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

            (2)   Prosecution of Objections to Claims

            Unless otherwise ordered by the Bankruptcy Court after notice and a hearing, after the Effective Date the Reorganized Debtors will have the exclusive right to make and file objections to Proofs of Claims, other than Proofs of Claims in respect of Asbestos Personal Injury Claims, Unknown Asbestos Claims, Professional Fee Claims and ABI Asbestos Claims, at any time on or before ninety days after the later of (i) the Effective Date or (ii) the date on which such Claim was filed with the Bankruptcy Court unless no Proof of Claim is required to be filed pursuant to Bankruptcy Rule 3002, the Plan or any order of the Bankruptcy Court; provided, however, that (x) this deadline may be extended by the Bankruptcy Court on motion by the Debtors or the Reorganized Debtors, as applicable, and (y) neither the Debtors, the Reorganized Debtors nor any other Person may file an objection to any (1) Claim that was Allowed by a Final Order entered during the Reorganization Cases, or (2) Claim Allowed by the Plan. In addition, unless otherwise ordered by the Bankruptcy Court after notice and a hearing, after the Effective Date the Reorganized Debtors, subject to Sections
13.5 and 13.11 of the Plan, will have the exclusive right to make and file objections to Administrative Claims and to amend the Schedules or to object to any Claim specified on the Schedules, at any time on or before sixty (60) days after the later of (i) the Effective Date or (ii) the date on which such Claim was filed with the Bankruptcy Court unless no Proof of Claim is required to be filed pursuant to Bankruptcy Rule 3002, the Plan or any order of the Bankruptcy Court; provided, however, that (x) this deadline may be extended by the Bankruptcy Court on motion by the Debtors or the Reorganized Debtors, as applicable, and (y) neither the Debtors, the Reorganized Debtors nor any other Person may file an objection to any (1) Claim that was Allowed by a Final Order entered during the Reorganization Cases, or (2) Claim Allowed by the Plan. After the Effective Date, only the Plan Trustee will have the authority to contest Asbestos Personal Injury Claims, Unknown Asbestos Claims and ABI Asbestos Personal Injury Indemnity Claims and litigate to judgment, settle or withdraw such objections and each Asbestos Personal Injury Claim, Unknown Asbestos Claim and ABI Asbestos Personal Injury Indemnity Claim, whether or not a Proof of Claim was filed with the Bankruptcy Court, will be satisfied exclusively in accordance with the Plan Trust Documents.

            (3)   No Distributions Pending Allowance

            Notwithstanding any other provision hereof, if a Claim or any portion of a Claim is Disputed, no payment or distribution will be made on account of the Disputed portion of such Claims (or the entire Claim, if the entire Claim is Disputed), unless and until such Disputed Claim becomes an Allowed Claim.

6.6.  Executory Contracts and Unexpired Leases

      (a)   Assumption or Rejection of Executory Contracts and Unexpired Leases

            Except for any unexpired lease or executory contract that the Debtors reject or designate as being subject to rejection on or before the Effective Date, and except for the Joint Venture Agreement, as of the Effective Date, all executory contracts and unexpired leases not previously assumed by the Debtors pursuant to section 365 of the Bankruptcy Code will be deemed to have


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

been assumed by the Debtors, subject to Section 5.2 of the Plan, and the Plan will constitute a motion to assume such executory contracts and unexpired leases. Subject to the occurrence of the Effective Date, entry of the Confirmation Order by the Bankruptcy Court will constitute approval of such assumptions pursuant to section 365(a) of the Bankruptcy Code and a finding by the Bankruptcy Court that each such assumption is in the best interests of the Debtors, the Estates and all parties in interest in the Reorganization Cases.

            On the Effective Date, the Joint Venture Agreement and the Intercompany Agreements will be assumed by Reorganized Congoleum and the obligations of Reorganized Congoleum to ABI thereunder will be subject to the provisions set forth in the Plan.

      (b)   Damages Upon Rejection

            The Bankruptcy Court will determine the dollar amount, if any, of the Claim of any Entity seeking damages by reason of the rejection of any executory contract or unexpired lease; provided, however, that such Entity must file a Proof of Claim with the Bankruptcy Court on or before thirty (30) calendar days following the later of the Confirmation Date or the date of rejection of the executory contract or unexpired lease. To the extent that any such Claim is Allowed by the Bankruptcy Court by Final Order, such Claim will become, and will be treated for all purposes under the Plan as, a Class 7 General Unsecured Claim, and the holder thereof will receive distributions as a holder of an Allowed Claim in such Class pursuant to the Plan. The Debtors will notify those Entities that may assert a Claim for damages from the rejection of an executory contract or unexpired lease of this bar date for filing a Proof of Claim in connection therewith.

      (c)   Cure of Defaults

            Any defaults of the Debtors with respect to assumed executory contracts or leases existing as of the Effective Date will be cured in the ordinary course of the Reorganized Debtors' business promptly after any such default becomes known to the Debtors, unless otherwise determined by the Bankruptcy Court pursuant to a Final Order, or agreed to by the parties to such contract or lease on or before the Effective Date. The Bankruptcy Court will resolve any disputes over cure amounts according to applicable law, and the assumed executory contracts or leases will be binding upon and enforceable upon the parties thereto, subject to any rights and defenses existing thereunder. Subject to the occurrence of the Effective Date, upon payment of such cure amounts, all of the Debtors' defaults existing as of the Confirmation Date with respect to any executory contract or unexpired lease to be assumed will be deemed cured.

6.7.  Compensation and Benefits Programs

            Unless otherwise agreed to by the affected parties or modified by order of the Bankruptcy Court, all of the Debtors' obligations under employment and severance policies, and all compensation and benefit plan, policies, and programs shall be treated as though they are executory contracts that are deemed assumed under the Plan.

            As of the Effective Date, the Pension Plans will be deemed to have been assumed by Reorganized Congoleum. Reorganized Congoleum will continue the Pension Plans, satisfy the minimum funding standards pursuant to 26 U.S.C. ss. 412 and 29 U.S.C. ss. 1082, and administer the Pension Plans in accordance with


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

their terms and the provisions of ERISA. Furthermore, nothing in the Plan will be construed as discharging, releasing or relieving the Debtors or any Reorganized Debtor, or any party, in any capacity, from any liability imposed under any law or regulatory provision with respect to the Pension Plans or the Pension Benefit Guaranty Corporation ("PBGC"). The PBGC and the Pension Plans will not be enjoined or precluded from enforcing such liability as a result of any provision of the Plan or the Confirmation Order. Notwithstanding anything in this Section, the Plan Trust will have no liability to any Entity with respect to the Pension Plans.

6.8. Injunctions, Releases and Discharge

      (a)   Term of Certain Injunctions and Automatic Stay

            (A) All of the injunctions and/or automatic stays provided for in or in connection with the Reorganization Cases, whether pursuant to section 105, section 362, section 524(g), or any other provision of the Bankruptcy Code or other applicable law, in existence immediately prior to Confirmation will remain in full force and effect until the Injunctions become effective, and thereafter if so provided by the Plan, the Confirmation Order, or by their own terms. In addition, on and after Confirmation, the Debtors may seek such further orders as they may deem necessary to preserve the status quo during the time between Confirmation and the Effective Date.

            (B) Each of the Injunctions will become effective on the Effective Date and will continue in effect at all times thereafter. Notwithstanding anything to the contrary contained in the Plan, all actions in the nature of those to be enjoined by the Injunctions will be enjoined during the period between the Confirmation Date and the Effective Date.

      (b)   Setoffs

            Subject to the limitations provided in section 553 of the Bankruptcy Code, the Debtors or the Plan Trust, as applicable, may, but will not be required to, setoff against any Claim and the payments or other distributions to be made pursuant to the Plan in respect of such Claim, claims of any nature whatsoever the Debtors may have against the holder of such Claim, but neither the failure to do so nor the allowance of any Claim under the Plan will constitute a waiver or release by the Debtors of any such claim that the Debtors may have against such holder; provided that Reorganized Congoleum may not offset any obligations under the New Convertible Security against any claim that Reorganized Congoleum may have against the Plan Trust.

      (c)   Discharge

            (i) Except as specifically provided in the Plan, the Plan Documents or in the Confirmation Order, as of the Effective Date, Confirmation will discharge the Debtors and the Reorganized Debtors pursuant to section 1141(d)(1)(A) of the Bankruptcy Code from any and all Claims of any nature whatsoever and Demands including, without limitation, any Claims, demands and liabilities that arose before the Confirmation, and all debts of the kind specified in section 502(g), 502(h) or 502(i) of the Bankruptcy Code, whether or not (i) a Proof of Claim based on such Claim was filed or deemed filed under section 501 of the Bankruptcy Code, or such Claim was listed on the Schedules of the Debtors, (ii) such Claim is or was Allowed under section 502 of the


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

Bankruptcy Code, or (iii) the holder of such Claim has voted on or accepted the Plan. Except as specifically provided in the Plan or Plan Documents, the rights that are provided in the Plan as of the Effective Date will be in exchange for and in complete satisfaction, settlement and discharge of all Claims (including without limitation Asbestos Claims) or Demands against, Liens on, and interests in the Debtors or the Reorganized Debtors or any of their assets or properties.

            (ii) Notwithstanding any other provision of the Plan to the contrary, Confirmation will not discharge any pre-Petition Date or post-Petition Date, pre-Confirmation Date liability that may be due from any of the Debtors to the Internal Revenue Service as currently set forth in that certain Proof of Claim filed by the Internal Revenue Service in the alleged amounts of $6,608,626.01 and $8,760,686.95 and that certain Administrative Expense Claim in the alleged amount of $4,002,431.97. Should any pre-Petition Date or post-Petition Date, pre-Confirmation Date tax liabilities be determined by the Internal Revenue Service to be due from any of the Debtors for any of the tax periods reflected by such Proof of Claim or Administrative Expense Claim, such liabilities will be determined administratively or in a judicial forum in the manner in which such liabilities would have been resolved had these Reorganization Cases not been commenced. Any resulting liabilities determined pursuant to a Final Order or other final determination will be paid as if these Reorganization Cases had not been commenced.

      (d)   Release of Representatives of the Debtors

            To the extent permitted by law applicable to cases under the Bankruptcy Code in the judicial district in which the Bankruptcy Court is located, except as otherwise specifically provided in the Plan and the Plan Documents, for good and valuable consideration, the receipt and sufficiency of which is acknowledged in the Plan, all current and former Representatives of the Debtors, on and after the Effective Date, are released from any and all Claims, obligations, rights, suits, damages, causes of action, remedies and liabilities whatsoever, whether known or unknown, foreseen or unforeseen, existing or hereafter arising, in law, equity or otherwise, that any Entity would have been legally entitled to assert in its own right (whether individually or collectively) or on behalf of the holder of any Claim or Interest or other Entity, based in whole or in part, upon any act or omission, transaction, agreement, event, or other occurrence taking place on or before the Effective Date, for claims or liabilities resulting from their services as officers or directors of the Debtors or, to the extent such claims or liabilities relate to the business, operations or management of the Debtors prior to the Effective Date or to their conduct as professionals or advisors to any of the Debtors. For the avoidance of doubt, in no event will any such Representative be released in the case of the gross negligence or willful misconduct of such Representative.

      (e)   Exculpation

            To the extent permitted by law applicable to cases under the Bankruptcy Code in the judicial district in which the Bankruptcy Court is located, as of the Effective Date, each of the Reorganized Debtors, the Debtors, the Futures Representative, the Plan Trustee, the Pre-Petition Asbestos Claimants' Committee, the Asbestos Claimants' Committee, ABI or any of their respective Representatives (i) will not have or incur any liability to any Entity for any act or omission in connection with or arising out of the negotiation of the Plan or any Plan Document, negotiation of the settlement


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

provided in the Collateral Trust, negotiation of the settlement provided in the Claimant Agreement, the pursuit of confirmation of the Plan, the consummation of the Plan, the Collateral Trust Agreement, the Claimant Agreement, the Security Agreement or the administration of the Plan or the property to be distributed under the Plan; and (ii) in all respects will be entitled to rely upon the advice of counsel with respect to their duties and responsibilities under the Plan and the other Plan Documents, provided, however, that in no event will the Pre-Petition Asbestos Claimants' Committee be exculpated from liability for any relief granted or any costs or expenses incurred in connection with the Avoidance Actions and in no event will any party be exculpated from liability for any claim asserted in the Avoidance Actions. For the avoidance of doubt, in no event will any such party be exculpated from liability under this Section in the case of the gross negligence or willful misconduct of such party.

      (f)   Releases by Holders of Claims

            To the extent permitted by law applicable to cases under the Bankruptcy Code in the judicial district in which the Bankruptcy Court is located, other than rights to the treatment provided in Article IV of the Plan or as otherwise provided in the Plan or the Plan Documents, on and after the Effective Date, each holder of a Claim who has accepted the Plan will be deemed to have unconditionally released the Released Non-Debtor Parties, the Pre-Petition Asbestos Claimants' Committee, the Asbestos Claimants' Committee and their current and former Representatives from any and all Claims, obligations, rights, suits, damages, causes of action, remedies, and liabilities whatsoever, whether known or unknown, foreseen or unforeseen, existing or hereafter arising, in law, equity, or otherwise, that such Entity would have been legally entitled to assert (whether individually or collectively), based in whole or in part upon any act or omission, transaction, agreement, event, or other occurrence taking place on or before the Effective Date by the Debtors or the Reorganized Debtors, the Reorganization Cases, or the negotiation, formulation, and preparation of the Plan, the Plan Documents or any related agreements, instruments or other documents, provided, however, that in no event will the Pre-Petition Asbestos Claimants' Committee be released from liability for any relief granted or any costs or expenses incurred in connection with the Avoidance Actions and in no event will any party be released from liability for any claim asserted in the Avoidance Actions. For the avoidance of doubt, in no event will any such party be released under this Section in the case of the gross negligence or willful misconduct of such party.

      (g)   Discharge Injunction

            Except as specifically provided in the Plan Documents to the contrary, the satisfaction, release, and discharge set forth in Section 11.1 of the Plan will also operate as an injunction, pursuant to sections 105, 524(g) and 1141 of the Bankruptcy Code, prohibiting and enjoining the commencement or continuation of any action, the employment of process or any act to collect, recover from, or offset (i) any Claim or Demand against or Interest in the Debtors, the Reorganized Debtors, the Collateral Trust, or the Plan Trust by any Entity and (ii) any cause of action, whether known or unknown, against the Released Parties based on such Claim or Interest described in subpart (i) of this Section (h).


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

      (h)   Asbestos Channeling Injunction

            The sole recourse of the holder of a Plan Trust Asbestos Claim or Demand on account of such Claim or Demand or of a Person that had or could have asserted an Asbestos Claim or Demand will be to the Plan Trust pursuant to the provisions of the Asbestos Channeling Injunction, the Plan, the Plan Trust Agreement and the TDP, and such holder will have no right whatsoever at any time to assert its Plan Trust Asbestos Claim or Demand against the Debtors, Reorganized Debtors, any other Protected Party, or any property or interest in property of the Debtors, the Reorganized Debtors, or any other Protected Party. Without limiting the foregoing, from and after the Effective Date, the Asbestos Channeling Injunction will apply to all present and future holders of Plan Trust Asbestos Claims and Demands, and all such holders will be permanently and forever stayed, restrained, and enjoined from taking any of the following actions for the purpose of, directly or indirectly, collecting, recovering, or receiving payment of, on, or with respect to any Plan Trust Asbestos Claims and Demands, other than from the Plan Trust in accordance with the Asbestos Channeling Injunction and pursuant to the Plan, the Plan Trust Agreement and the
TDP:

                  (i) commencing, conducting, or continuing in any manner, directly or indirectly, any suit, action, or other proceeding (including a judicial, arbitration, administrative, or other proceeding) in any forum against or affecting any Protected Party or any property or interests in property of any Protected Party;

                  (ii) enforcing, levying, attaching (including any prejudgment attachment), collecting, or otherwise recovering by any means or in any manner, whether directly or indirectly, any judgment, award, decree, or other order against any Protected Party or any property or interests in property of any Protected Party;

                  (iii) creating, perfecting, or otherwise enforcing in any manner, directly or indirectly, any encumbrance against any Protected Party, or any property or interests in property of any Protected Party;

                  (iv) setting off, seeking reimbursement of, contribution from, or subrogation against, or otherwise recouping in any manner, directly or indirectly, any amount against any liability owed to any Protected Party or any property or interests in property of any Protected Party; and

                  (v) proceeding in any manner in any place with regard to any matter that is subject to resolution pursuant to the Plan Trust, except in conformity and compliance with the Plan, the Plan Trust Agreement and the TDP.

            Any right, claim or cause of action that an Asbestos Insurance Company may have been entitled to assert against a Settling Asbestos Insurance Company based on or relating to Asbestos Claims shall be channeled to and become a right, claim or cause of action as an offset claim against the Plan Trust and not against the Settling Asbestos Insurance Company in question and all persons, including any Asbestos Insurance Company, shall be enjoined from asserting any such right, claim or cause of action against a Settling Asbestos Insurance Company.


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

            Except as otherwise expressly provided in the Plan, nothing contained in the Plan will constitute or be deemed a waiver of any claim, right or cause of action that the Debtors, the Reorganized Debtors, or the Plan Trust may have against any Entity in connection with or arising out of or related to an Asbestos Claim. Notwithstanding any other provision in the Plan to the contrary, nothing in the Plan shall be understood to channel, prevent, impair or limit in any way enforcement against the Debtors, the Reorganized Debtors, or any other Protected Party of any rights provided in connection with any Workers' Compensation Claim.

      (i)   Reservation of Rights

            Notwithstanding any other provision of the Plan to the contrary, the satisfaction, release and discharge, and the Injunctions set forth in Article XI of the Plan, will not serve to satisfy, discharge, release, or enjoin (i) claims by the Plan Trust, the Reorganized Debtors, ABI, and their Affiliates, or any other Entity, as the case may be, against (A) the Plan Trust for payment of Plan Trust Asbestos Claims in accordance with the Plan, the Plan Trust Agreement and the TDP, as applicable, (B) the Plan Trust for the payment of Plan Trust Expenses, or (C) the Reorganized Debtors, the Plan Trust, or any other Entity, to enforce the provisions of the Plan or another Plan Document, or (ii) the rights of any Asbestos Insurance Company to assert any claim, debt, obligation, cause of action or liability for payment against any other Asbestos Insurance Company that is not a Settling Asbestos Insurance Company.

      (j)   Rights Against Non-Debtors under Securities Laws

            Notwithstanding any language to the contrary contained in the Disclosure Statement, the Plan, and/or the Confirmation Order, no provision will release any non-Debtor, including any current and/or former officer and/or director of the Debtors and/or any non-Debtor included in the Released Non-Debtor Parties, from liability to the United States Securities and Exchange Commission, in connection with any legal action or claim brought by such governmental unit against such Person(s).

      (k)   Rights Against Debtors under Environmental Laws

            Environmental rights and Claims of Governmental Units under applicable Environmental Laws will survive the Reorganization Cases, will not be discharged, impaired or adversely affected by the Plan and the Reorganization Cases and will be determined in the manner and by the administrative or judicial tribunals in which such rights or Claims would have been resolved or adjudicated if the Reorganization Cases had not been commenced. Governmental Units need not file any Proofs of Claim under Environmental Laws in the Reorganization Cases in order to preserve Claims under Environmental Laws. Nothing in the Confirmation Order or Plan will be construed as releasing or relieving any Entity of any liability under any Environmental Law.

      (l)   Disallowed Claims and Disallowed Interests

            On and after the Effective Date, the Debtors will be fully and finally discharged from any liability or obligation on a Disallowed Claim or a Disallowed Interest, and any order creating a Disallowed Claim or a Disallowed Interest that is not a Final Order as of the Effective Date solely because of an Entity's right to move for reconsideration of such order pursuant to section 502 of the Bankruptcy Code or Bankruptcy Rule 3008 will nevertheless become and be


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

deemed to be a Final Order on the Effective Date. The Confirmation Order, except as otherwise provided in the Plan or ordered by the Bankruptcy Court, will constitute an order: (i) disallowing all Claims (other than Plan Trust Asbestos Claims that have not been previously expunged by Final Order of the Bankruptcy Court or withdrawn) and Interests to the extent such Claims and Interests are not allowable under any provision of section 502 of the Bankruptcy Code, including, but not limited to, time-barred Claims, and Claims for unmatured interest, and (ii) disallowing or subordinating, as the case may be, any Claims, or portions of Claims, for penalties or Non-Compensatory Damages.

      (m)   Anti-Suit Injunction.

            With respect to any Settling Asbestos Insurance Company, Section
11.11 of the Plan will operate as an injunction, pursuant to section 105(a) of the Bankruptcy Code, permanently and forever prohibiting and enjoining the commencement, conduct or continuation of any action or cause of action, whether known or unknown, the employment of process or any act to collect, recover from or offset any non-asbestos claim, Claim or demand against any Settling Asbestos Insurance Company arising out of, relating to, or in connection with an Asbestos Insurance Policy or any other insurance policy or rights under such other insurance policy issued to or insuring the relationship of the relevant Settling Asbestos Insurance Companies with, the relevant Congoleum entities that are insureds under such policies, but such injunction pursuant to section 105(a) of the Bankruptcy Code will not affect or modify the rights of Persons insured under policies of insurance except to the extent released in an Asbestos Insurance Settlement Agreement.

      (n)   No Liability for Solicitation or Participation

            Pursuant to section 1125(e) of the Bankruptcy Code, the Confirmation Order will provide that all of the Persons who have solicited acceptances or rejections of the Plan (including the Debtors and all of their respective officers, directors, shareholders, attorneys, agents, advisers and employees, all of the other Released Parties and the Voting Agent) have acted in good faith and in compliance with the applicable provisions of the Bankruptcy Code, and are not liable on account of such solicitation or participation, for violation of any applicable law, rule, or regulation governing the solicitation of acceptances or rejections of the Plan or the offer, issuance, sale or purchase of securities.

6.9.  Matters Incident to Plan Confirmation

      (a)   No Successor Liability

            Except as otherwise expressly provided in the Plan, the Debtors, the Reorganized Debtors, ABI, their Affiliates, the Asbestos Claimants' Committee, the Pre-Petition Asbestos Claimants' Committee and the Futures Representative do not, pursuant to the Plan or otherwise, assume, agree to perform, pay, or indemnify creditors or otherwise have any responsibilities for any liabilities or obligations of the Debtors relating to or arising out of the operations of or assets of the Debtors, whether arising prior to, on, or after the Confirmation Date. Neither the Debtors, the Reorganized Debtors, ABI, their Affiliates, nor the Plan Trust is, or will be, a successor to the Debtors by reason of any theory of law or equity, and none will have any successor or transferee liability of any kind or character, except that the Reorganized Debtors and the Plan Trust will assume the obligations specified in the Plan and the Confirmation Order.

      (b)   Revesting of Assets

            Except as otherwise expressly provided in the Plan, on the Effective Date, each Reorganized Debtor will be vested with all of the assets and property of its former Estate, free and clear of all Claims, Liens, charges and other interests of holders of Claims or Interests, and may operate its business free of any restrictions imposed by the Bankruptcy Code or by the Bankruptcy Court.

      (c)   Vesting and Enforcement of Causes of Action

            Pursuant to section 1123(b)(3)(B) of the Bankruptcy Code, except as otherwise provided in the Plan, the Reorganized Debtors will be vested with and have the right to enforce against any Entity any and all of the Debtors' Causes of Action other than Causes of Action related to Plan Trust Asbestos Claims and Plan Trust Assets (including the right to pursue such claims, if any, in the name of any Debtor if necessary), with the proceeds of the recovery of any such actions to be property of the Reorganized Debtors; provided, however, that nothing herein will alter, amend, or modify the injunctions (including the Injunctions), releases, or discharges provided in the Plan. Pursuant to section 1123(b)(3)(B) of the Bankruptcy Code, except as otherwise provided in the Plan, the Plan Trust will be vested with and have the right to enforce against any Entity any and all of the Debtors' Causes of Action relating to any Plan Trust Asbestos Claims or any Plan Trust Assets, including, without limitation, the right to void any Asbestos Claim of a Qualified Pre-Petition Settlement Claimant or of a Qualified Participating Claimant whether because of failure to comply with the requirements of any applicable settlement agreement (including the Claimant Agreement) or because such Claim was not submitted in good faith or otherwise and including the right to pursue such claims, if any, in the name of any Debtor, if necessary; and for this purpose the Plan Trust will be designated as a representative of the Estates, with the proceeds of the recovery of any such actions to be property of the Plan Trust; provided, however, that nothing herein will alter, amend, or modify the injunctions (including the Injunctions), releases, or discharges provided in the Plan.

      (d)   Bankruptcy Causes of Action

            On the Effective Date, the Debtors will assign to the Plan Trust all Plan Trust Bankruptcy Causes of Action. All such Plan Trust Bankruptcy Causes of Action will constitute part of the Plan Trust Assets, and will be transferred to and vested in the Plan Trust as of the Effective Date, free and clear of all Claims, Liens and encumbrances of every nature. The Plan Trust will be deemed the appointed representative of the Debtors' estates to, and may, enforce, pursue, litigate, abandon, compromise and settle any such Plan Trust Bankruptcy Cause of Action, as it deems appropriate. All Bankruptcy Causes of Action will be preserved for enforcement solely by the Reorganized Debtors; provided, however, that the Debtors shall not retain any such Bankruptcy Causes of Action against any parties indemnified by the Plan Trust pursuant to Section 4.6 of the Plan Trust Agreement.


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

      (e)   Preservation of Insurance Claims

            The discharge and release of the Debtors and the Released Non-Debtor Parties from all Claims as provided in the Plan and the injunctive protection provided to the Debtors, Reorganized Debtors, Released Non-Debtor Parties and Released Parties with respect to Demands, as provided in the Plan, will neither diminish nor impair the enforceability of any of the Asbestos Insurance Policies by any Entity.

6.10. Retention of Jurisdiction

      (a)   Jurisdiction

            Until the Reorganization Cases are closed, the Bankruptcy Court will retain the fullest and most extensive jurisdiction permissible, including that necessary to ensure that the purposes and intent of the Plan are carried out. Except as otherwise provided in the Plan, the Bankruptcy Court will retain jurisdiction to hear and determine all Claims against and Interests in the Debtors, and to adjudicate and enforce all other causes of action which may exist on behalf of the Debtors. Nothing contained in the Plan will prevent the Debtors, the Reorganized Debtors, the Collateral Trust or the Plan Trust from taking such action as may be necessary in the enforcement of any cause of action which any Debtor has or may have and which may not have been enforced or prosecuted by such Debtor, which cause of action will survive Confirmation of the Plan and will not be affected thereby except as specifically provided in the Plan.

      (b)   General Retention

            Following the Confirmation of the Plan, the administration of the Reorganization Cases will continue at least until the completion of the transfers contemplated to be accomplished on the Effective Date. Moreover, the Plan Trust will be subject to the continuing jurisdiction of the Bankruptcy Court in accordance with the requirements of section 468B of the IRC and the regulations issued pursuant thereto. The Bankruptcy Court will also retain jurisdiction for the purpose of classification of any Claim and the re-examination of Claims that have been Allowed for purposes of voting, and the determination of such objections as may be filed with the Bankruptcy Court with respect to any Claim. The failure by the Debtors to object to, or examine, any Claim for the purposes of voting, will not be deemed a waiver of the right of the Debtors, the Reorganized Debtors, or the Plan Trust, as the case may be, to object to or re-examine such Claim in whole or in part.

      (c)   Specific Purposes

            In addition to the foregoing, the Bankruptcy Court will retain exclusive jurisdiction for the following specific purposes after the Confirmation Date:

o to modify the Plan after Confirmation, pursuant to the provisions of the Bankruptcy Code and the Bankruptcy Rules;

o to correct any defect, cure any omission, reconcile any inconsistency, or make any other necessary changes or modifications in or to the Plan, the Plan Documents or the Confirmation Order as may be necessary to carry out the purposes and intent of the Plan, including the adjustment of the date(s) of performance under the Plan Documents in the event that the Effective Date does not occur as provided in the Plan so that the intended effect of the Plan may be substantially realized thereby;


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o     to assure the performance by the Disbursing Agent and the Plan Trustee of their respective obligations to make distributions under the Plan;

o     to enforce and interpret the terms and conditions of the Plan Documents;

o to enter such orders or judgments, including, but not limited to, injunctions (i) as are necessary to enforce the title, rights, and powers of the Debtors, the Reorganized Debtors, the Plan Trust, ABI, the Futures Representative and the Trust Advisory Committee, or (ii) as are necessary to enable holders of Claims to pursue their rights against any Entity that may be liable therefor pursuant to applicable law or otherwise, including, but not limited to, Bankruptcy Court orders;

o to hear and determine any motions or contested matters involving taxes, tax refunds, tax attributes, tax benefits, tax proceedings and similar or related matters with respect to the Debtors, the Reorganized Debtors, or the Plan Trust relating to tax periods or portions thereof ending on or before the Effective Date, arising on account of transactions contemplated by the Plan Documents, or relating to the period of administration of the Reorganization Cases;

o to hear and determine all applications for compensation of professionals and reimbursement of expenses under sections 330, 331, or 503(b) of the Bankruptcy Code;

o to hear and determine any causes of action arising during the period from the Petition Date through the Effective Date;

o to hear and determine any claim, cause of action, dispute or other matter in any way related to the Plan Documents or the transactions contemplated thereby, against the Debtors, the Reorganized Debtors, ABI, the ABI Parties, the Trust Advisory Committee, the Plan Trust, the Collateral Trust, the Plan Trustee, the Collateral Trustee or the Futures Representative and each of their respective Representatives;

o to hear and determine any and all motions pending as of Confirmation for the rejection, assumption, or assignment of executory contracts or unexpired leases and the allowance of any Claim resulting therefrom;

o to hear and determine such other matters and for such other purposes as may be provided in the Confirmation Order;

o to consider and act on the compromise and settlement of any Claim against or Interest in the Debtors or their Estates;

o to hear and determine all questions and disputes regarding title to the assets of the Debtors, their Estates, the Reorganized Debtors or the Plan Trust;

o to hear and determine any other matters related to the Plan, including the implementation and enforcement of all orders entered by the Bankruptcy Court in the Reorganization Cases;


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o     to retain continuing jurisdiction with regard to the Plan Trust sufficient to satisfy the requirements of the Treasury Regulations promulgated under section 468B of the IRC (including Treas. Reg. Section 1.468B-1(c)(1));

o to hear and determine any and all applications brought by the Plan Trustee to amend, modify, alter, waive, or repeal any provision of the Plan Trust Agreement or the TDP; and

o to enter such orders as are necessary to implement and enforce the Injunctions and the other injunctions described in the Plan, including, without limitation, orders extending the protections afforded by section 524(g)(4) of the Bankruptcy Code to the Protected Parties, including without limitation, ABI, the ABI Parties and the Settling Asbestos Insurance Companies.

6.11. Miscellaneous Provisions

      (a)   Substantial Contribution Claims

            Any Entity who requests compensation or expense reimbursement for making a substantial contribution in the Reorganization Cases pursuant to sections 503(b)(3), (4) and (5) of the Bankruptcy Code ("Substantial Contribution Claim") must file an application with the clerk of the Bankruptcy Court on or before a date that is sixty (60) days subsequent to the Confirmation Date and serve such application on counsel for the Debtors, counsel for the Futures Representative and counsel for the Asbestos Claimants' Committee and on all other parties as otherwise required by the Bankruptcy Court and the Bankruptcy Code, or be forever barred from seeking such compensation or expense reimbursement. All Allowed Substantial Contribution Claims will be paid by the Reorganized Debtors within sixty (60) days of allowance by the Bankruptcy Court.

            The Debtors will not object to a Substantial Contribution Claim made on behalf of certain holders of Unsecured Asbestos Personal Injury Claims represented by Robert G. Taylor II, Esquire (the "Taylor Claimants"); provided, however, that (i) any such Substantial Contribution Claim does not exceed $350,000 and is determined to be reasonable by the Bankruptcy Court; and (ii) the Taylor Claimants and their counsel make all reasonable efforts to achieve Confirmation of the Fourth Modified Plan by June 1, 2005 and such Confirmation is supported by at least 75% of the Taylor Claimants. [The Taylor Claimants have confirmed that they will continue their support for the Seventh Modified Plan, and, thus, the Debtors will not object to the aforementioned Substantial Contribution Claim.]

      (b)   Exemption From Transfer Taxes

            The issuance, transfer, or exchange of any of the securities issued under, or the transfer of any other assets or property pursuant to or in connection with the Plan or the making or delivery of an instrument of transfer under or in connection with the Plan will not, pursuant to section 1146 of the Bankruptcy Code, be taxed under any law imposing a stamp tax, transfer tax or other similar tax.


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

      (c)   Effectuating Documents and Further Transactions

            The Chief Executive Officer, President, Chief Financial Officer or any Vice President of any Debtor will be authorized to execute, deliver, file or record such contracts, instruments, releases, indentures, and other agreements or documents and take or direct such actions as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan. The Secretary or any Assistant Secretary of any Debtor will be authorized to certify or attest to any of the foregoing actions.

      (d)   The Asbestos Claimants' Committee and the Futures Representative

            The Asbestos Claimants' Committee will continue in existence until the Effective Date, with the Debtors to pay the reasonable fees and expenses of the Asbestos Claimants' Committee and the Futures Representative through that date as well, in accordance with any fee and expense procedures promulgated during the Reorganization Cases. After the Effective Date, the Futures Representative will (i) continue in existence and the rights, duties and responsibilities of the Futures Representative will be as set forth in the Plan Trust Documents and (ii) have the right to prosecute and/or object to applications for Professional Fee Claims. The Representatives retained by the Futures Representative during the Reorganization Cases will, as of the Effective Date, be released and discharged of and from all further authority, duties, responsibilities, and obligations related to or arising from, the Reorganization Cases. On the Effective Date, any other committee that may have been appointed in the Reorganization Cases (other than the TAC) will be dissolved except for the purposes of: (i) prosecuting any appeal or request for reconsideration or stay pending appeal of the Confirmation Order; (ii) pending adversary proceedings; and (iii) prosecuting applications for compensation for the professionals retained by such committee, and the members, attorneys, accountants, and other professionals thereof will be released and discharged of and from all further authority, duties, responsibilities, liabilities, and obligations related to, or arising from, the Reorganization Cases. On the Effective Date, the Trust Advisory Committee will assume those powers, duties, and responsibilities as provided in the Plan Trust Agreement.

      (e)   Modification of the Plan

            The Debtors, with the written consent of ABI, may propose amendments to or modifications of any of the Plan Documents under section 1127 of the Bankruptcy Code at any time prior to the Confirmation Date. After Confirmation, the Debtors, with the written consent of the Futures Representative, the Plan Trustee and ABI, may remedy any defects or omissions or reconcile any inconsistencies in the Plan or the Confirmation Order or any other order entered for the purpose of implementing the Plan in such manner as may be necessary to carry out the purposes and intent of the Plan, provided, however, that none of the Debtors, ABI, the Futures Representative, the Plan Trustee, the Asbestos Claimants' Committee and the Claimants' Representative will seek to terminate, reduce or limit the scope of the Asbestos Channeling Injunction or any other injunction contained in the Plan that inures to the benefit of any Settling Asbestos Insurance Company. Anything in the Plan or in any Plan Document to the contrary notwithstanding, following Confirmation, but prior to the Effective Date, the Plan will not be modified, supplemented, changed or amended in any material respect except with the consent of ABI (to the extent that any such modification, supplementation, change, or amendment impairs or affects the rights of ABI or the Affiliates under the Plan), the Futures Representative, and


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the Debtors. Unless otherwise provided in the Confirmation Order or other order of a court of competent jurisdiction in the event of a conflict between the terms or provisions of the Plan and the Plan Trust Documents, the terms of the Plan will control.

      (f)   Revocation and Withdrawal of the Plan

            The Debtors reserve the right to revoke and withdraw the Plan before the entry of the Confirmation Order. If the Debtors revoke or withdraw the Plan, or if Confirmation does not occur, then, with respect to all parties in interest, the Plan will be deemed null and void and nothing contained therein will be deemed to constitute a waiver or release of any Claims by or against the Debtors or any other Entity or to prejudice in any manner the rights of the Debtors or such Entity in any further proceedings involving the Debtors.

      (g)   No Admission

            Nothing contained in the Plan or in this Disclosure Statement will be deemed as an admission by the Debtors, with respect to any matter set forth therein or herein, including, without limitation, liability on any Claim or the propriety of any Claims classification.

      (h)   Governing Law

            Except to the extent that federal law (including, but not limited to, the Bankruptcy Code and the Bankruptcy Rules) is applicable or where the Plan provides otherwise, the rights and obligations arising under the Plan will be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without giving effect to the principles of conflicts of law thereof which would require the application of any other law.

      (i)   Modification of Payment Terms

            The Reorganized Debtors reserve the right to modify the treatment of any Allowed Claim (other than a Plan Trust Asbestos Claim), as provided in section 1123(a)(4) of the Bankruptcy Code, at any time after the Effective Date upon the consent of the holder of such Allowed Claim, and solely with respect to any Allowed ABI Claim, with the additional consent of the Futures Representative and the Plan Trustee.

                                    ARTICLE 7
                            CONFIRMATION OF THE PLAN

7.1.  Acceptance or Rejection of the Plan

      (a)   Persons Entitled to Vote on the Plan

            Pursuant to section 1126 of the Bankruptcy Code, only Classes of Claims and Interests that are impaired under the terms and provisions of the Plan are entitled to vote to accept or reject the Plan. Generally speaking, under section 1124 of the Bankruptcy Code, a class of claims or interests is "impaired" under a plan of reorganization unless, with respect to each claim or interest in such class, the plan in question (1) leaves unaltered the legal, equitable and contractual rights to which such claim or interest entitles the holder of such claim or interest; or (2) notwithstanding any contractual provision or applicable law that entitles the holder of such claim or interest


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

to demand or receive accelerated payment of such claim or interest after the occurrence of a default (A) cures any such default that occurred before or after the commencement of the case under the Bankruptcy Code, other than a default of the kind specified in section 365(b)(2) thereof; (B) reinstates the maturity of such claim or interest as such maturity existed before such default; (C) compensates the holder of such claim or interest for any damages incurred as a result of any reasonable reliance by such holder on such contractual provision or such applicable law; and (D) does not otherwise alter the legal, equitable, or contractual rights to which such claim or interest entitles the holder of such claim or interest.

            Under the Plan, Classes 1, 4, 5, 7, 8 and 14 are Unimpaired; therefore, the holders of Claims and Interests in such Classes are conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. The Company will not solicit acceptances of the Plan from holders of Claims and Interests in these Classes.

            Classes 2, 3, 6, 9, 10, 11, 12 and 13 are Impaired; therefore, the holders of Claims and Interests in Classes 2, 3, 6, 9, 10, 11, 12 and 13 are entitled to vote to accept or reject the Plan. Section 524(g) of the Bankruptcy Code permits supplementary injunctions to be issued which channel all Asbestos Claims to a trust if, among other things, 75% of those claimants voting in the Class or Classes of claimants whose Claims are to be addressed by the trust vote for the plan. Because the Claims in Classes 2, 3, 10, 11 and 12 are to be channeled into the Plan Trust, the Company is soliciting acceptances of the Plan for purposes of section 524(g) from these Classes.

(b)   [Voting Instructions - To be conformed to Voting Procedures]

            (1)   Ballots

            Holders of Claims in Classes 6, 9, 12 and 13 will be sent individual ballots only. With respect to the Asbestos Claimants in Classes 2, 3, 10 and 11, the Company will provide either individual ballots or master ballots; provided, however, master ballots will only be sent to counsel who (i) represent one or more Asbestos Claimants, (ii) have the requisite authority to vote on behalf of such Asbestos Claimants, (iii) have obtained an order from the Bankruptcy Court approving their 2019 statement by [April 20, 2006], and (iv) have notified the Voting Agent of counsel's intent to use master ballots.

            If your counsel is not voting on your behalf, you must follow the procedures outlined below and on your individual ballot in order to properly complete your ballot.

                  (i)   Class 2, 3, 10 and 11 Ballots

            A separate form of ballot will be provided to Holders in Class 2 (Secured Asbestos Claims of Qualified Pre-Petition Settlement Claimants), Class 3 (Secured Asbestos Claims of Qualified Participating Claimants), Class 10 (Not Previously Determined Unsecured Asbestos Personal Injury Claims) and Class 11 (Previously Determined Unsecured Asbestos Personal Injury Claims, or their counsel, respectively.


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

                        (A) Indicate on the ballot, by checking the appropriate box, whether you are voting to accept or reject the Plan. If your ballot does not indicate either an acceptance or a rejection of the Plan or if it indicates both an acceptance and a rejection, it will not be counted.

                        (B) For the holders of claims in Classes 2, 3 and 11, indicate on the ballot, by filling in the appropriate blank, the dollar amount of your claim. This dollar amount should be the amount you have agreed to in the Claimant Agreement or Pre-Petition Settlement Agreement, as applicable.

                        (C) For the holders of Claims in Class 10, you must indicate your disease level by marking an "X" in the box that corresponds to your choice. The amount of your claim will be based on your disease level, and this amount will be for voting purposes only and will not be binding for any other purpose.

                        (D) Sign and date your ballot, and return it to the Voting Agent so that it is actually received by the Voting Agent by 5:00 p.m.,
Prevailing Eastern Time, on [        ] , 2006, unless otherwise extended by the
Bankruptcy Court.

                        (E) By signing and dating your ballot, you will be certifying under penalty of perjury pursuant to 28 U.S.C. ss.1746 that:

                        (1) You have been provided with a copy of the Disclosure Statement, Plan and the accompanying exhibits;

                        (2) All of the information you have provided on your ballot or master ballot is true and correct; and

                        (3) You have the full power and authority under applicable non-bankruptcy or bankruptcy law to vote to accept or reject the Plan as an Asbestos Claimant or counsel.

If you are a holder of a Class 10 Claim, you must additionally certify under penalty of perjury that:

                        (4) You have been exposed to an asbestos-containing product manufactured or distributed by Congoleum Corporation or with respect to which Congoleum has legal liability and that you have the disease level indicated on the ballot.

                        (F) If you vote to accept the Plan, you consent to (i) the release and exculpation provisions set forth in Sections 11.2, 11.3 and 11.4 of the Plan and (ii) if you are a holder of a Class 2 or 3 Claim, the Forbearance described in Section 4.1 of the Plan.

                  (ii) Class 6, 9 and 13 Ballots

            Holders of Class 9 and 13 Claims, if any, shall receive a ballot for their respective class.


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

                        (A) Indicate on the ballot, by checking the appropriate box, whether you are voting to accept or reject the Plan. If your ballot does not indicate either an acceptance or a rejection of the Plan or if it indicates both an acceptance and a rejection, it will not be counted.

                        (B) Indicate on the ballot, by filling in the appropriate blank, the amount of Claim or the number of shares you hold, as applicable. With respect to Class 6, 9 and 13 Claims, this amount should be the amount of your claim or the number of shares that you hold, as applicable. The information you enter relating to the amount and basis of your Claim or Interest will be used solely for the purposes of identifying your Claim or Interest and may be used for calculating votes to accept or reject the Plan. Such information does not establish the amount of your Claim or Interest.

                        (C) Sign and date your ballot, and return it to the Voting Agent so that it is actually received by the Voting Agent prior to 5:00 p.m., Prevailing Eastern Time, on [ ], 2006, unless otherwise extended by the Bankruptcy Court.

                        (D) By signing and dating your ballot, you will be certifying under penalty of perjury pursuant to 28 U.S.C. ss.1746 that:

                        (1) You have been provided with a copy of the Disclosure Statement, Plan and the accompanying exhibits;

                        (2) All of the information you have provided on your ballot is true and correct; and

                        (3) You have the full power and authority under applicable non-bankruptcy or bankruptcy law to vote to accept or reject the Plan on behalf of the Claimant listed on your ballot.

                        (E) If you vote to accept the Plan, you consent to the release and exculpation provisions set forth in Sections 11.2, 11.3 and 11.4 of the Plan.

            (2) Returning Ballots

            UNLESS YOU HAVE MADE ARRANGEMENTS WITH YOUR COUNSEL TO AUTHORIZE SUCH COUNSEL TO VOTE DIRECTLY ON YOUR BEHALF, PLEASE USE THE BALLOT SENT TO YOU WITH THIS DISCLOSURE STATEMENT IN VOTING FOR OR AGAINST THE PLAN. YOU SHOULD COMPLETE AND SIGN THE BALLOT AND RETURN IT TO THE VOTING AGENT, AT THE APPROPRIATE ADDRESS SET FORTH IN THE VOTING INSTRUCTIONS WHICH ACCOMPANY THE ENCLOSED BALLOT, ON OR BEFORE 5:00 P.M., PREVAILING EASTERN TIME, ON [ ], 2006, UNLESS OTHERWISE EXTENDED BY THE BANKRUPTCY COURT. ALL BALLOTS WILL BE TABULATED BY THE VOTING AGENT.

            IN ORDER TO BE COUNTED, BALLOTS MUST BE ACTUALLY RECEIVED BY THE VOTING AGENT ON OR BEFORE 5:00 P.M., PREVAILING EASTERN TIME, ON [ ], 2006, UNLESS OTHERWISE ORDERED BY THE BANKRUPTCY COURT, AT THE APPROPRIATE ADDRESS SET FORTH IN THE VOTING INSTRUCTIONS WHICH ACCOMPANY THE ENCLOSED BALLOT.


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

            (3) Incomplete or Irregular Ballots

            Ballots or master ballots that are not signed in accordance with the voting instructions will not be counted.

            Ballots or master ballots that are signed, but not expressly voted either for acceptance or rejection of the Plan, will not be counted.

            Ballots or master ballots that do not supply the information requested on the ballot or master ballot, as applicable, will not be counted.

            Ballots or master ballots that are not actually received by the Voting Agent by the Voting Deadline on [ ], 2006 at 5:00 p.m., Prevailing Eastern Time, will not be counted.

            Ballots or master ballots that are illegible or contain insufficient information (such as incomplete or missing social security numbers for Asbestos Claimants) to permit the identification of the Claimant will not be counted.

            Ballots or master ballots transmitted to the Voting Agent by facsimile or other electronic means will not be counted.

            Ballots or master ballots that are incomplete, including without limitation with respect to an Asbestos Claimant for whom counsel fails to make the required certifications, will not be counted.

            (4) Extension of the Solicitation Period

            The solicitation period for ballots with respect to the Plan will expire at 5:00 p.m., Prevailing Eastern Time, on [ ], 2006 unless otherwise ordered by the Bankruptcy Court. Except to the extent allowed by the Bankruptcy Court, ballots that are received after the Voting Deadline may not be accepted or used by the Company in connection with its request for Confirmation of the Plan or any modification thereof.

            (5) Ballot Retention

            The original ballots or master ballots will be maintained by the Voting Agent for a period of one year following the Effective Date, unless otherwise instructed by the Reorganized Debtors, in writing, or otherwise ordered by the Bankruptcy Court.

      (c)   Class Acceptance Requirement

            Chapter 11 of the Bankruptcy Code does not require that each holder of a Claim vote in favor of the Plan for it to be confirmed by the Bankruptcy Court. Instead, the Bankruptcy Code defines acceptance of the Plan by a Class of Claims as acceptance by holders of at least two-thirds in amount and more than one-half in number of the claims of that Class that have voted on the Plan,


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

excluding any holders of Claims designated pursuant to section 1126(e) of the Bankruptcy Code. Acceptance by a Class of Interests is defined as acceptance by holders of at least two-thirds in amount of the Allowed Interests of that Class held by holders of such Interests that have voted on the Plan, excluding any holders of Interests designated pursuant to section 1126(e) of the Bankruptcy Code. Section 1126(e) provides that a vote may be disregarded if the Bankruptcy Court determines, after notice and a hearing, that an Entity's acceptance or rejection of the plan was not in good faith, or was not solicited or procured in good faith, or in accordance with the provisions of the Bankruptcy Code.

      (d)   Acceptance Pursuant to Section 524(g) of the Bankruptcy Code

            In accordance with section 524(g)(2)(B)(ii)(IV)(bb) of the Bankruptcy Code, a supplementary injunction may be issued if, among other things, 75% of those voting in the Class or Classes of claimants addressed by the trust vote in favor of the Plan.

7.2.  Confirmation Hearing

            Section 1128(a) of the Bankruptcy Code requires the court, after notice, to hold a hearing on confirmation of a plan. Notice of the Confirmation Hearing will be provided to all creditors and equity holders or their representatives. The Confirmation Hearing may be adjourned from time to time by the Bankruptcy Court without further notice except for an announcement of the adjourned date made at the Confirmation Hearing or any subsequent adjourned Confirmation Hearing.

            Section 1128(b) of the Bankruptcy Code provides that any party in interest may object to confirmation of a plan. Any objection to confirmation of the Plan must be in writing, must conform to the Bankruptcy Rules, must set forth the name of the objecting party, the nature and amount of Claims or Interests held or asserted by the objectant against the Debtor or property, the basis for the objection and the specific grounds therefor, and must be filed with the Bankruptcy Court by the date and time set forth in the notice of the Confirmation Hearing, and served upon the parties and their counsel, so as to be received no later than the date and time for service of the objections, all as designated in the notice of the Confirmation Hearing.

7.3.  Requirements for Confirmation

      (a)   Consensual Confirmation Under Section 1129(a) of the Bankruptcy Code

            At the Confirmation Hearing, the Bankruptcy Court will determine whether the requirements of section 1129(a) of the Bankruptcy Code have been satisfied, in which event the Bankruptcy Court will enter the Confirmation Order. Such requirements include, among others:

                  (i) That the Plan complies with applicable provisions of the Bankruptcy Code.

                  (ii) That the Debtors have complied with the applicable provisions of the Bankruptcy Code.

                  (iii) That the Plan has been proposed in good faith and not by any means forbidden by law.

                  (iv) That any payment made or promised by the Debtors to any Entity for services, costs or expenses in or in connection with the Reorganization Cases or the Plan has been approved by or is subject to approval by the Bankruptcy Court as reasonable.

                  (v) That the Debtors have disclosed the identity and affiliations of any individual proposed to serve as a director or an officer of the Reorganized Debtors after confirmation of the Plan and that the appointment to, or continuance in, such office by such individual is consistent with the interests of holders of Claims and Interests and with public policy.

                  (vi) That the Plan is in the best interests of the holders of Claims and Interests; that is, each holder of an Allowed Claim or Allowed Interest either has accepted the Plan or will receive or retain on account of its Claim or Equity Interest property with a value, as of the Effective Date, that is not less than the amount that the holder would receive or retain if the Debtors were liquidated under Chapter 7 of the Bankruptcy Code on the Effective Date.

                  (vii) Each Class of Claims or Interests has either accepted the Plan or is not impaired under the Plan; provided, however, that if such requirement is not met, the Plan may be confirmed pursuant to section 1129(b) of the Bankruptcy Code.

                  (viii) Except to the extent that the holder of a particular Claim has agreed to a different treatment of such Claim, the Plan provides that Allowed Administrative Expense Claims and Allowed Priority Claims will be paid in full on the Effective Date and that Allowed Priority Tax Claims will be either paid in full on the Effective Date or will receive on account of such Claims deferred cash payments, over a period not exceeding six years after the date of assessment of such Claims, of a value, as of the Effective Date, equal to the Allowed Amount of such Claims.

                  (ix) At least one impaired Class of Claims has accepted the Plan, without regard to the votes of any insiders.

                  (x) That the Plan is feasible; that is, confirmation is not likely to be followed by the need for liquidation or further reorganization of the Reorganized Debtors.

                  (xi) All fees comparable to the fees payable under section 1930 of title 28 of the U.S. Code, if and to the extent due, have been paid on or prior to the Effective Date.

                  (xii) The Plan provides for the continuation after the Effective Date of payment of all retiree benefits, as that term is defined in section 1114 of the Bankruptcy Code, without modification by the Plan, thereby complying with section 1114 of the Bankruptcy Code.

            The Plan is the product of extensive arms-length negotiations and has been proposed in good faith. The Company believes that the Plan satisfies all applicable requirements of section 1129(a) of the Bankruptcy Code. A discussion of the reasons the Company believes the Plan satisfies certain of such requirements is set forth below and the satisfaction of the remaining requirements of section 1129(a) of the Bankruptcy Code is, in the Company's belief, self-explanatory:

            (1)   Best Interests Test

            Under the best interests test, the Plan may be confirmed if, with respect to each Impaired Class of Claims or Interests, each holder of an Allowed Claim or Allowed Interest in such Class either (A) has accepted the Plan or (B) will receive or retain under the Plan, on account of its Claim or Interest, property of a value, as of the Effective Date, that is not less than the amount such holder would receive or retain if the Company were to be liquidated under Chapter 7 of the Bankruptcy Code.

            To determine what the holders in each Class of Claims or Interests would receive if the Company were to be liquidated, the Bankruptcy Court must estimate the dollar amount that would be generated from the liquidation of the Company's assets and properties in the context of a Chapter 7 liquidation case. The cash amount that would be available for satisfaction of the Allowed Claims and Allowed Interests of the Company would consist of the proceeds resulting from the disposition of the assets of the Company, augmented by the cash held by the Company at the time of the commencement of a Chapter 7 case. Such cash amount would be reduced by the costs and expenses of the liquidation and by any additional Administrative Claims and Priority Claims that would result from the termination of the Company's business and the use of a Chapter 7 proceeding for the purposes of liquidation. See Exhibit B (Liquidation Analysis).(2)

            The Company believes that the timing of distributions under a Chapter 7 case would be delayed and the amount of distributions that would be made in a Chapter 7 case would be materially less than the distributions contemplated by the Plan. In addition, the ability of the trustee in a Chapter 7 case to negotiate settlements with insurance companies without the benefit of the section 524(g) injunctions is likely to be impaired, with the result that fewer settlements are likely to be achieved, and the terms of any such settlements are likely to be less favorable to Claimants than settlements achievable in the Reorganization Cases. Furthermore, unlike the Plan Trust in the Reorganization Cases, a Chapter 7 trustee would not receive the benefits of the New Class A Common Stock, the New Convertible Security, the Additional Plan Trust Contribution and the ABI Contribution.

            The Company therefore believes that the Plan is in the best interests of all holders of Claims and Interests.

(2)   Feasibility of the Plan

            In order for the Plan to be confirmed, the Bankruptcy Court also must determine that the Plan is feasible -- that is, that the need for further reorganization or a subsequent liquidation of the Company is not likely to result following confirmation of the Plan. In determining whether a plan of reorganization is feasible, a court will consider (A) the adequacy of the proposed capital structure of the reorganized entity, (B) its earning power, (C) the overall economic conditions in which it will operate, (D) the capability of its management, (E) the continuity of its management and (F) any other factors the court deems relevant to the successful operation of the reorganized entity to perform the provisions of the plan of reorganization.

----------
(2) The attached Liquidation Analysis is without giving effect to rights on insurance policies.

            The Reorganized Debtors will be discharged from Asbestos Claims and otherwise in general will be free of prepetition debt, other than indebtedness in respect of or under (1) the Lender Secured Claims, (2) Other Secured Claims and (3) Senior Note Claims, as well as ongoing business expenses and reorganization costs. Congoleum anticipates that the cash flow generated by its business and assets will be sufficient to pay its ongoing obligations under the New Convertible Security, its other long-term debt and its business expenses.

            The Company, therefore, believes that the Plan is feasible.

            (3)   Acceptance by an Impaired Class

            Because the Plan impairs several Classes of Claims (Classes 2, 3, 6, 9, 10, 11, 12 and 13), section 1129(a)(10) of the Bankruptcy Code requires that for the Plan to be confirmed, at least one Impaired Class of Claims must accept the Plan by the requisite vote. As more fully described in Section 7.1(c) - "Class Acceptance Requirement," an Impaired Class of Claims will have accepted the Plan if and only if at least two-thirds in amount and more than one-half in number of the Allowed Claims in such Class that vote have voted to accept the Plan.

            (4)   Unfair Discrimination and Fair and Equitable Tests

            To obtain confirmation of the Plan, it must be demonstrated that the Plan "does not discriminate unfairly" and is "fair and equitable" with respect to each impaired, non-accepting Class. The Bankruptcy Code provides the following non-exclusive definition of the phrase "fair and equitable," as it applies to secured creditors, unsecured creditors, and equity holders:

                  (i)   Secured Creditors

                  With respect to any holder of a secured claim that rejects a plan, the Bankruptcy Code requires that either (i) each impaired secured creditor retains its liens securing its secured claim and receives on account of its secured claim deferred cash payments having a present value equal to the amount of its allowed secured claim, (ii) each impaired secured creditor realizes the "indubitable equivalent" of its allowed secured claims, or (iii) the property securing the claim is sold free and clear of liens with such liens to attach to the proceeds of the sale and the treatment of such liens on proceeds is provided in clause (i) or (ii) of this subparagraph. This test is applicable if Class 2 (Secured Asbestos Claims of Qualified Pre-Petition Settlement Claimants), or Class 3 (Secured Asbestos Claims of Qualified Participating Claimants) rejects the Plan.

                  (ii)  Unsecured Creditors

                  With respect to any class of unsecured claims that rejects a plan, the Bankruptcy Code requires that either (i) each impaired unsecured creditor receives or retains under the plan property of a value equal to the amount of its allowed claim, or (ii) the holders of claims and interests that are junior to the claims of the rejecting class of unsecured creditors will not receive or retain any property under the plan. This test will be applicable if any of Class 6 (Senior Note Claims), Class 9 (ABI Claims), Class 10 (Not Previously Determined Unsecured Asbestos Personal Injury Claims), Class 11 (Previously Determined Unsecured Asbestos Personal Injury Claims), or Class 12 (Asbestos Property Damage Claims) rejects the Plan.

                  (iii) Equity Holders

                  With respect to any class of equity interests that rejects a plan, the Bankruptcy Code requires that either (i) each holder of an equity interest will receive or retain under the plan property of a value equal to the greatest of the fixed liquidation preference to which such holder is entitled, the fixed redemption price to which such holder is entitled, or the value of the interest, or (ii) the holder of an interest that is junior to the non-accepting class will not receive or retain any property under the plan. This test will be applicable if Class 13 (Congoleum Interests) rejects the Plan.

      (b)   Conditions to Confirmation

            Confirmation of the Plan will not occur unless each of the following conditions has been satisfied or waived in accordance with Section 10.3 of the Plan. These conditions to Confirmation, which are designed, among other things, to ensure that the Injunctions, releases, and discharges set forth in Article XI of the Plan will be effective, binding and enforceable, are as follows:

            (i) The Bankruptcy Court will have made specific findings and determinations, among others, in substantially the following form:

                  (A) The Discharge Injunction and the Asbestos Channeling Injunction are to be implemented in connection with the Plan and the Plan Trust;

                  (B) As of the Petition Date, Congoleum has been named as a defendant in personal injury, wrongful death or property damage actions seeking recovery for damages allegedly caused by the presence of, or exposure to, asbestos or asbestos-containing products;

                  (C) The Plan Trust, upon the Effective Date, will assume the liabilities of the Debtors with respect to Plan Trust Asbestos Claims and Demands;

                  (D) The Plan Trust is to be funded in part by securities of Reorganized Congoleum in the form of the New Class A Common Stock and the New Convertible Security and constitutes an obligation of Reorganized Congoleum to make future payments to the Plan Trust;

                  (E) The Plan Trust, on the Effective Date, will hold the New Class A Common Stock and the New Convertible Security and if certain contingencies occur, the Plan Trust will be entitled to redeem or convert the New Convertible Security, and, in accordance with the terms of the New Convertible Security, own a majority of the voting shares of the common stock of Reorganized Congoleum;

                  (F) The Plan Trust is to use its assets and income to pay Plan Trust Asbestos Claims and Plan Trust Expenses;

                  (G) Congoleum is likely to be subject to substantial future Demands for payment arising out of the same or similar conduct or events that gave rise to the Plan Trust Asbestos Claims, which are addressed by the Asbestos Channeling Injunction;

                  (H) The actual amounts, numbers and timing of future Demands cannot be determined;

                  (I) Pursuit of Demands outside the procedures prescribed by the Plan and the TDP is likely to threaten the Plan's purpose to deal equitably with Plan Trust Asbestos Claims and future Demands;

                  (J) The Plan establishes separate Classes of Asbestos Personal Injury Claims that are to be addressed by the Plan Trust and at least seventy-five percent (75%) of the Asbestos Claimants voting in such Classes have accepted the Plan;

                  (K) Pursuant to court orders or otherwise, the Plan Trust will operate through mechanisms such as structured, periodic or supplemental payments, Pro Rata distributions, matrices or periodic review of estimates of the numbers and values of Asbestos Personal Injury Claims or other comparable mechanisms, that provide reasonable assurance that the Plan Trust will value, and be in a financial position to pay, Asbestos Personal Injury Claims and Demands therefor in substantially the same manner;

                  (L) The Futures Representative was appointed by the Bankruptcy Court as part of the proceedings leading to the issuance of the Discharge Injunction and the Asbestos Channeling Injunction for the purpose of, among other things, protecting the rights of persons that might subsequently assert Demands of the kind that are addressed in the Discharge Injunction and the Asbestos Channeling Injunction and transferred to the Plan Trust;

                  (M) In light of the benefits provided, or to be provided, to the Plan Trust on behalf of each Protected Party, the Asbestos Channeling Injunction is fair and equitable with respect to the persons that might subsequently assert Demands against any Protected Party;

                  (N) The Plan otherwise complies with section 524(g) of the Bankruptcy Code;

                  (O) All insurers affording insurance coverage that is the subject of the Asbestos Insurance Assignment have been given notice and an opportunity to be heard on matters relating to such assignment, and are bound by the Plan and the findings of facts and conclusions of law set forth in the Confirmation Order;

                  (P) Congoleum's contribution to the Plan Trust and ABI's contribution of the ABI Contribution to the Plan Trust provided for in the Plan, together with the Asbestos Insurance Assignment, constitute substantial assets of the Plan Trust and the reorganization;

                  (Q) The duties and obligations of the insurers that issued policies and their successors and assigns, or, with respect to any insolvent insurers, their liquidators and/or the state insurance guaranty funds that bear responsibility with respect to such rights under such policies which constitute the Asbestos Insurance Rights are not eliminated or diminished by the transfer pursuant to the Plan of the Debtors' rights in the Asbestos Insurance Rights pursuant to the Insurance Assignment Agreement;

                  (R) The Settling Asbestos Insurance Companies are entitled to the benefits of the Asbestos Channeling Injunction with respect to Plan Trust Asbestos Claims;

                  (S) After Confirmation, each Asbestos Insurance Settlement Agreement of a Settling Asbestos Insurance Company and each Final Order of the Bankruptcy Court approving such Settlement Agreements will be binding upon and inure to the benefit of the Plan Trust and the Plan Trustee, and each of the foregoing will become fully bound by all of the terms and conditions of each such Asbestos Insurance Settlement Agreement without need for further act or documentation of any kind; and

                  (T) After Confirmation, none of the Debtors, ABI, the Futures Representative, the Plan Trustee, the Asbestos Claimants' Committee, and the Claimants' Representative will seek to terminate, reduce or limit the scope of the Asbestos Channeling Injunction or any other injunction contained in the Plan that inures to the benefit of any Settling Asbestos Insurance Company.

            (ii) The Bankruptcy Court will have made such findings and determinations regarding the Plan as will enable the entry of the Confirmation Order and any other order entered in conjunction therewith, each of which will be in form and substance acceptable to the Debtors and ABI and, insofar as such findings and determinations affect the Financing Order or the rights of Wachovia thereunder, Wachovia.

      (c)   Conditions for Effective Date

            Notwithstanding any other provision of the Plan or the Confirmation Order, the Effective Date of the Plan will not occur unless and until each of the following conditions has been satisfied or, if applicable, waived:

            (1)   Confirmation Order

            The Confirmation Order will have been entered by the Bankruptcy Court and affirmed by the District Court or entered by the District Court, and the Confirmation Order and any order of the District Court will be in form and substance acceptable to the Debtors and ABI and insofar as such findings and determinations affect the Financing Order or the rights of Wachovia thereunder, Wachovia, and the Confirmation Order (and the affirming order of the District Court) will have become a Final Order; provided, however, that the Effective Date may occur at a point in time when the Confirmation Order is not a Final Order at the option of the Debtors, with the written consent of ABI, unless the effectiveness of the Confirmation Order has been stayed, reversed or vacated. The Effective Date may occur, again at the option of the Debtors, with the written consent of ABI, on the First Business Day immediately following the expiration or other termination of any stay of effectiveness of the Confirmation Order.

            (2)   Injunctions

            The Discharge Injunction, the Asbestos Channeling Injunction and the Anti-Suit Injunction will be in full force and effect.

            (3)   Amended Credit Agreement

            The Amended Credit Agreement and all documents to be executed in connection with the Amended Credit Agreement, in form and substance reasonably satisfactory to the Debtors, will not restrict Reorganized Congoleum's obligations to make scheduled dividend or interest payments (as applicable) on the New Convertible Security except as provided in the Amended and Restated Certificate of Incorporation or Promissory Note, as applicable, and will have been executed and delivered and all conditions precedent to effectiveness thereof will have been satisfied or waived by the parties thereto.

            (4)   Plan Documents

            The Plan Documents necessary or appropriate to implement the Plan (which will include without limitation, the Amended and Restated Certificate of Incorporation, the Plan Trust Documents and the Insurance Assignment Agreement) will have been executed, delivered and, where applicable, filed with the appropriate governmental authorities; all conditions precedent to the effectiveness of each of the Plan Documents will have been satisfied or waived by the respective parties thereto; and the Plan Documents will be in full force and effect.

            (5)   Other Assurances

            The Debtors will have obtained either (i) a private letter ruling from the Internal Revenue Service establishing that the Plan Trust is a "qualified settlement fund" pursuant to Section 468(B) of the IRC and the regulations issued pursuant thereto, or (ii) other decisions, opinions or assurances regarding certain tax consequences of the Plan, satisfactory to the Debtors, the Reorganized Debtors, the Futures Representative and the Asbestos Claimants' Committee.

            (6)   Other Approvals, Documents and Actions

            All authorizations, consents and regulatory approvals required, if any, in connection with the consummation of the Plan will have been obtained, and all actions, documents, and agreements necessary to implement the Plan will have been effected or executed.

            (7)   Judicial Fees

            All fees payable pursuant to 28 U.S.C. ss. 1930 if and to the extent assessed against the Bankruptcy Estates of the Debtors will have been paid in full.

      (d)   Nonconsensual Confirmation Under Section 1129(b) of the Bankruptcy
            Code

            Although section 1129(a)(8) of the Bankruptcy Code requires that a plan be accepted by each class that is impaired by such plan, section 1129(b) of the Bankruptcy Code provides that the Bankruptcy Court may still confirm the Plan at the request of the Debtors if all requirements of section 1129(a) other than section 1129(a)(8) are met and if, with respect to each Class of Claims or Interests that is impaired under the Plan and has not voted to accept the Plan, the Plan "does not discriminate unfairly" and is "fair and equitable." A plan confirmed on the basis of this provision is commonly referred to as a "cramdown" plan. A cramdown plan is only available pursuant to section 1129(a)(10) of the Bankruptcy Code if at least one impaired class of claims accepts the plan. In the event there is no impaired accepting Class, the Debtors could not seek cramdown confirmation of the Plan because the Plan would not comply with the requirements of section 1129(a)(10) of the Bankruptcy Code. For a more detailed description of Bankruptcy Code Section 1129(b)'s "unfair discrimination" and "fair and equitable" tests, see Section 7.3 - "Requirements for Confirmation" above.


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

      (e)   Injunction Under Section 524(g) of the Bankruptcy Code

            Section 524(g) of the Bankruptcy Code authorizes the Bankruptcy Court to enjoin Entities from taking action to collect, recover or receive payment or recovery with respect to any Claim or Demand that is to be paid in whole or in part by a trust created by a plan of reorganization that satisfies the requirements of the Bankruptcy Code. The injunction may also bar any action based on such Claims or Demands against Congoleum that are directed at third parties.

            To obtain the injunction, a trust must be established that (1) assumes Congoleum's Plan Trust Asbestos Claims; (2) is funded in whole or in part by securities of Congoleum and with an obligation by Congoleum to make future payments; (3) owns or is entitled to own if specified contingencies occur, a majority of the voting shares of Congoleum; and (4) uses its assets or income to satisfy claims and demands.

            As a requirement before issuing an injunction under section 524(g) of the Bankruptcy Code, the Bankruptcy Court must determine that (1) Congoleum is likely to be subject to substantial Demands for payment arising out of the same or similar conduct or events that give rise to the Claims that are addressed by the injunction; (2) the actual amounts, numbers and timing of such Demands cannot be determined; (3) pursuit of such Demands outside the procedures prescribed by the Plan is likely to threaten the Plan's purpose to deal equitably with Claims and Demands; and (4) the Plan Trust will operate through mechanisms such as structured, periodic, or supplemental payments, pro rata distributions, matrices, or periodic review of estimates of the numbers and values of Claims and Demands, or other comparable mechanisms that provide reasonable assurance that the Plan Trust will value, and be in a financial position to pay, Claims and Demands that involve similar Claims in substantially the same manner.

            The Bankruptcy Court must also ensure that the terms of any proposed section 524(g) injunction are set forth in the plan and disclosure statement and that a separate Class or Classes of claimants whose Claims are to be addressed by the trust be established and vote, by at least seventy-five percent (75%) of those voting in such Class or Classes, in favor of the Plan. Moreover, the injunction will be valid and enforceable as to future claimants only if a legal representative is appointed to protect their rights in the proceedings and if the court determines that applying the injunction to future claimants in favor of the beneficiaries of the injunction is fair and equitable with respect to the Persons that might subsequently assert such Demands, in light of the benefits provided, or to be provided, to the Plan Trust on behalf of Congoleum or a beneficiary of the third party injunction.

            The order confirming the Plan must be issued or affirmed by the District Court that has jurisdiction over the Reorganization Cases.

            The Company believes that it will be able to satisfy the requirements of section 524(g) of the Bankruptcy Code, to the extent that the requisite number of Asbestos Claimants in Classes 2, 3, 10, 11 and 12 vote in favor of the Plan.

            Under the jurisdictional scheme applicable to bankruptcy courts, jurisdiction over bankruptcy cases and proceedings arising under the Bankruptcy Code or arising in or related to bankruptcy cases is vested in the district courts. However, the district courts may refer them to the bankruptcy judges of the district. In most districts, the district court has entered a standing order referring all such matters to the bankruptcy judges.

            The Company filed the Reorganization Cases with the Bankruptcy Court of the District of New Jersey. Because section 524(g) requires, however, that any confirmation order containing a supplemental injunction must be issued or affirmed by the District Court, the reference may be withdrawn and the Reorganization Cases might proceed before a district judge. In this instance, the Debtors' Chapter 11 cases have been assigned to the Hon. Katherine Ferguson, a United States Bankruptcy Judge and it is anticipated that the Bankruptcy Judge will conduct the Confirmation Hearing and enter the Confirmation Order. In that instance, the section 524(g) injunctions will not be enforceable until the Confirmation Order is affirmed by a district judge.

7.4.  Effect of Confirmation

            Upon the Bankruptcy Court's entry of the Confirmation Order (and, if the District Court is not the issuing court of the Confirmation Order, the Confirmation Order being affirmed thereof by the District Court as required by section 524(g) of the Bankruptcy Code), and subject to the occurrence of the Effective Date, the Plan will be binding upon the Company, all holders of Claims and Interests and all other parties in interest, regardless of whether they have accepted the Plan.

                                    ARTICLE 8
                PLAN TRUST AND ASBESTOS CLAIMS RESOLUTION MATTERS

            THE FOLLOWING IS A SUMMARY OF CERTAIN SIGNIFICANT FEATURES OF THE PLAN TRUST. THIS SUMMARY IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE COMPLETE TEXT OF THE PLAN TRUST DOCUMENTS AND THE PLAN.

8.1.  Establishment and Purpose of the Plan Trust

            On the Effective Date, the Plan Trust will be established in accordance with the Plan Documents. The Plan Trust is intended to be a "qualified settlement fund" within the meaning of section 468B of the IRC and Treasury Regulations promulgated thereunder. All Plan Trust Asbestos Claims will be determined, liquidated and treated in accordance with the Plan Trust Agreement and the TDP. The purpose of the Plan Trust will be to, among other things, (a) pay all Plan Trust Asbestos Claims in accordance with the Plan, the TDP, the Plan Trust Agreement and the Confirmation Order; (b) preserve, hold, manage, and maximize the Plan Trust Assets for use in paying and satisfying Plan Trust Asbestos Claims; (c) prosecute, settle, and manage the disposition of the Asbestos In-Place Insurance Coverage; and (d) prosecute, settle, and manage Asbestos Insurance Actions and Direct Actions. All Plan Trust Asbestos Claims, including the future Asbestos Claims and Demands of Plan Trust Asbestos Claimants that are presently unknown, will be determined and liquidated, if Allowed, pursuant to the Plan, the Plan Trust Agreement and the TDP.

            On the Effective Date, all liabilities, obligations and responsibilities relating to all Plan Trust Asbestos Claims will be transferred to the Plan Trust and the Plan Trustees, on behalf of the Plan Trust, will expressly assume all liability for all Plan Trust Asbestos Claims. As provided in the TDP, the Plan Trust will pay 100% of the proceeds of any Asbestos Insurance Action Recoveries, net of any payment of or reserve for Plan Trust Expenses and any payment of or reimbursement for Coverage Costs in accordance with the terms of the Plan Trust Agreement, to the Payment Percentage Claims in accordance with the TDP, provided that such distributions will not be prior to payment of or reserve for Plan Trust Expenses nor prior to payment of or reserve for Coverage Costs in accordance with the terms of the Plan Trust Agreement.

            During the bankruptcy proceedings, the Debtors have objected to the Asbestos Personal Injury Claims of certain Participating Claimants, and the Bankruptcy Court entered an order providing for the expungement and withdrawal of certain claims as described in Section 5.7 hereof. In addition, the Debtors have commenced the Avoidance Actions described in Section 5.10 - "Asbestos Injury Claims Related Avoidance Actions" above. The Debtors are continuing due diligence regarding the allowance of claims pursuant to the Claimant Agreement.
Section 12.4 of the Plan specifically provides that the Plan Trust shall be vested with the right, among others, to void any Asbestos Claim of a Qualified Pre-Petition Settlement Claimant or of a Qualified Participating Claimant because of the failure to comply with the Claimant Agreement or other applicable settlement agreement or because such claims were not in good faith or otherwise.
Section 3.1(c)(xxii) of the Plan Trust further provides that the Plan Trustees shall have the power to object to and compromise Plan Trust Asbestos Claims and other Claims as provided in the Plan.

8.2.  Funding and Receipt of Plan Trust Assets

            On the Effective Date, Reorganized Congoleum will issue the New Class A Common Stock and the New Convertible Security to, and all Plan Trust Assets will be transferred to, vested in, and assumed by the Plan Trust free and clear of all Claims, Liens and encumbrances; provided, however, that to the extent that certain Plan Trust Assets, because of their nature or because they will accrue subsequent to the Effective Date, cannot be transferred to, vested in, and assumed by the Plan Trust on the Effective Date, such Plan Trust Assets will be transferred to, vested in, and assumed by the Plan Trust as soon as practicable after the Effective Date. On the Effective Date, ABI will deliver the ABI Contribution to the Plan Trust by wire transfer of immediately available funds. On the Effective Date, the Debtors will also deliver the Insurance Assignment Agreement attached to the Plan as Exhibit "C" thereto, and such agreement will be valid, binding and enforceable. The Insurance Assignment Agreement will transfer claims and rights set forth therein as Debtors may have.

            On the Effective Date, pursuant to the terms of the Collateral Trust Agreement, all of the Collateral Trust's right, title and interest in and to any assets or properties then held by the Collateral Trust will automatically be transferred and assigned to, and vest in, the Plan Trust free and clear of all Claims, Liens and encumbrances, and all rights with respect to such assets and properties will be enforceable by the Plan Trust.

            The Debtors have settled with Liberty, AIG, Lloyd's Underwriters, Federal, Mt. McKinley and Everest. See Section 5.11 - "Settlements with Insurers and Brokers" above for a description of the Liberty, AIG, Lloyd's Settlements, Federal, Mt. McKinely and Everest. Congoleum is in discussions with a number of its other insurers regarding cash buy-back, coverage-in-place or other settlements of its existing insurance policies. Given the sensitivity of the settlement process and the status and nature of such discussions, Congoleum is not yet in a position to describe any further settlements that it might present to the Bankruptcy Court for approval.

            It is possible that the Coverage Litigation will be resolved in whole or in part against Congoleum. Several insurers have threatened an appeal if the Coverage Litigation is resolved in favor of Congoleum. It is impossible to predict the outcome of the Coverage Litigation or when any resolution will be final. Such a resolution could have a substantial adverse impact on Congoleum and/or asbestos claimants and could reduce the amount of funds available in the Plan Trust.

8.3.  Discharge of Liabilities to Holders of Asbestos Claims

            Except as provided in the Plan and the Confirmation Order, the transfer to, vesting in and assumption by the Plan Trust of the Plan Trust Assets as contemplated by the Plan, among other things, will discharge the Debtors and the Reorganized Debtors from and in respect of all Plan Trust Asbestos Claims.

8.4.  Excess Plan Trust Assets

            To the extent there are any Plan Trust Assets remaining after the payment in full of all Plan Trust Asbestos Claims and all Plan Trust Expenses (or provision has been made therefor) in accordance with the Plan Trust Agreement and the TDP, such excess Plan Trust Assets will be transferred to a tax-exempt organization qualified under section 501(c)(3) of the IRC, which is to be determined by the Plan Trustee; provided, however, that such charitable purpose, if practicable, will be related to the treatment of or research regarding asbestos-related disorders.

8.5.  Plan Trust Expenses

            The Plan Trust will pay all Plan Trust Expenses from the Plan Trust Assets. Neither the Debtors, the Reorganized Debtors, ABI nor their Affiliates will have any obligation to pay any Plan Trust Expenses. Notwithstanding any provision herein to the contrary, on the Effective Date, (i) the Collateral Trustee will provide the Plan Trust with a certification setting forth the amount of Asbestos Expenses incurred by or on behalf of, or imposed on, the Collateral Trust, or otherwise payable by the Collateral Trust, in each case prior to the Effective Date and all appropriate invoices and other backup regarding such Asbestos Expenses, including without limitation, amounts which may be due to the Claims Reviewer (or to Congoleum to reimburse it for amounts it paid to the Claims Reviewer) for services performed prior to the Effective Date and (ii) the Plan Trust will only assume Asbestos Expenses from periods prior to the Effective Date if and to the extent set forth on such certification. The Plan Trustees, each member of the TAC, the Futures Representative and the Representatives of each of the foregoing will have a lien upon the Plan Trust Assets which will be prior to any lien thereon, and the Plan Trust will grant a security interest in the Plan Trust Assets, all proceeds thereof and all accounts into which such proceeds or the Plan Trust Assets are deposited or maintained to secure payment of amounts payable to them as compensation or indemnification.

8.6.  Appointment of the Initial Plan Trustees

            Prior to the Confirmation Hearing, the Debtors, with the approval of the Futures Representative and the Asbestos Claimants' Committee, will nominate the three initial Plan Trustees. Effective as of the Effective Date, the Bankruptcy Court will appoint the initial Plan Trustees to serve as Plan Trustees in accordance with the Plan Trust Agreement. For purposes of performing his or her duties and fulfilling his or her obligations under the Plan Trust Agreement, the TDP and the Plan, the Plan Trustees will each be deemed to be a party in interest within the meaning of section 1109(b) of the Bankruptcy Code. The Plan Trustees will be the "administrator" of the Plan Trust as that term is used in Treasury Regulation Section 1.468B-2(k)(3).

8.7.  The Futures Representative

            On and after the Effective Date, the Futures Representative will continue to serve as the Futures Representative pursuant to the terms of the Plan Trust Agreement and will have the functions and rights provided in the Plan Trust Documents.

8.8.  Appointment of Members of the Trust Advisory Committee

            After the Confirmation Date, the Asbestos Claimants' Committee will designate the initial members of the TAC. Effective as of the Effective Date, the Bankruptcy Court will appoint the initial members of the TAC (and thereupon the TAC will be formed) to serve as members of the TAC in accordance with the Plan Trust Agreement.

8.9.  Assumption of Liabilities

            On the Effective Date, all liabilities, obligations and responsibilities relating to all Plan Trust Asbestos Claims and Asbestos Expenses will be transferred to the Plan Trust and the Plan Trustees, on behalf of the Plan Trust, will expressly assume all liability for all Plan Trust Asbestos Claims, Demands and Asbestos Expenses, subject to the provisions of the Plan Trust Agreement.

8.10. Indemnification of the Company and Reorganized Congoleum by the Plan Trust

            As and to the extent provided in the Plan Trust Agreement, the Plan Trust will indemnify and hold harmless each of the Plan Trustees, the Plan Trust officers and employees, the Futures Representative, the Pre-Petition Asbestos Claimants' Committee, the Asbestos Claimants' Committee, each member of the TAC, the Debtors, the Reorganized Debtors and their respective past, present and future Representatives, provided, however, that in no event will the Pre-Petition Asbestos Claimants' Committee be indemnified or held harmless for any relief granted or any costs or expenses incurred in connection with the Avoidance Actions.

8.11. Establishment of the TDP

            Following the Effective Date, the Plan Trustees will promptly implement the TDP. The TDP sets forth the procedures for resolving TDP Valued Asbestos Claims. The TDP also provides mechanisms such as structured, periodic or supplemental payments, pro rata distributions, or periodic review of estimates of the numbers and values of present Unsecured Asbestos Personal Injury Claims and future Demands, or other comparable mechanisms, that provide reasonable assurance that the Plan Trust will value and be in a financial position to pay similar Unsecured Asbestos Personal Injury Claims in substantially the same manner. The TDP may be modified prior to the Effective Date and after the Effective Date from time to time in accordance with the terms of the TDP and the Trust Agreement.


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                                    ARTICLE 9
                            ESTIMATED CLAIMS BY CLASS

            The Company and its professionals have attempted to determine the number and amount of Asbestos Claims likely to be asserted in the case. There are such inherent difficulties in doing so that no representation can be made as to the precise accuracy of such information. Claims against the Company are as follows:

9.1.  Claims other than Asbestos Claims

      (a)   Administrative Expense Claims

            The Company estimates that the costs and expenses of the Reorganization Cases will likely total approximately $[XX] million (before any reimbursement of Coverage Costs), including the costs of professionals retained during the Reorganization Cases.

      (b)   Priority Tax Claims

            The Company believes it is likely that there will be few, if any, Priority Tax Claims.

      (c)   Priority Claims (Class 1)

            The Company obtained approval of the Bankruptcy Court to pay Priority Claims in the ordinary course of business, including wages due to employees and contributions on its employees' behalf to employee benefit plans. The Company believes that there will be few, if any, Priority Claims remaining unpaid at the Effective Date.

      (d)   Lender Secured Claims (Class 4)

            The Company estimates that the Lender Secured Claims (Class 4) total approximately $11.8 million.

      (e)   Senior Note Claims (Class 6)

            The Company expects that the Senior Note Claims (Class 6) total approximately $100 million, plus accrued interest through the Effective Date.

      (f)   General Unsecured Claims (Class 7)

            The Company obtained authority from the Bankruptcy Court at the beginning of the Reorganization Cases to pay such claims in the ordinary course of business, when such Claims become due. The Company believes that there will be few, if any, General Unsecured Claims remaining unpaid at the Effective Date.


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      (g)   Workers' Compensation Claims (Class 8)

            As of December 31, 2003, the current incurred liability was estimated to be approximately $3.2 million.

      (h)   ABI Claims (Class 9)

            The Company estimates such Claims total approximately $1.8 million.

9.2.  Asbestos Claims

      (a)   Secured Asbestos Claims (Classes 2 and 3)

            The Company estimates that the maximum amount of the aggregate Settlement Amounts of Secured Asbestos Claimants total approximately $375 million, however, the Forbearance and the Avoidance Actions may substantially reduce this amount.

      (b) Not Previously Determined Unsecured Asbestos Personal Injury Claims (Class 10)

            In light of the information presently available to the Company, and the uncertainties and difficulties inherent in determining the number and amount of Asbestos Claims, the Company believes that the classification and treatment provided by the Plan complies with applicable law and is fair and equitable.

      (c) Previously Determined Unsecured Asbestos Personal Injury Claim (Class 11)

            The Previously Determined Unsecured Asbestos Personal Injury Claims total approximately $116.4 million.

      (d)   Asbestos Property Damage Claims (Class 12)

            The aggregate amount of Allowed Asbestos Property Damage Claims is approximately $133,000 and does not exceed the amount of proceeds from insurance coverage available for such Claims.

                                   ARTICLE 10
                                RISKS OF THE PLAN

10.1. General

            The following is intended as a summary of certain risks associated with the Plan, but is not exhaustive and must be supplemented by the analysis and evaluation of the Plan and this Disclosure Statement as a whole by each holder of a Claim with such holder's own counsel and other advisors.


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

10.2. Confirmation Risks

            For the Plan to be confirmed, each Impaired Class is given the opportunity to vote to accept or reject the Plan. With regard to the Impaired Classes which vote on the Plan, the Plan will be deemed accepted by a Class of Impaired Claims if the Plan is accepted by holders of Claims of such Class who hold at least two-thirds in amount and more than one-half in number of the total Allowed Claims of such Class actually voting on the Plan. Only those members of a Class who vote to accept or reject the Plan will be counted for voting purposes. The Plan must also comply with the requirements of section 524(g) of the Bankruptcy Code. Thus, if votes of holders of Claims in Classes 2, 3, 6, 10, 11 and 12 are received in number and amount sufficient to enable the Bankruptcy Court to confirm the Plan and issue a supplemental injunction under section 524(g) of the Bankruptcy Code, the Company intends to seek, as promptly as practicable, confirmation of the Plan.

            Any objection to the Plan by a party in interest could either prevent, or delay for a significant period of time, confirmation of the Plan.

            Moreover, although the Company believes that the Plan will satisfy all requirements necessary for confirmation by the Bankruptcy Court, there can be no assurance that the Bankruptcy Court will reach the same conclusion.

10.3. Insurance Coverage for Plan Trust Asbestos Claims

            As described in Section 2.2 above, Congoleum has been in discussions with its insurers about insurance coverage for Asbestos Claims for some time. Furthermore, as specifically discussed in Section 2.2(c) above, there is insurance coverage litigation currently pending between Congoleum and its excess insurers, and the guaranty funds and associations for the State of New Jersey.

            In the Coverage Litigation, Congoleum's insurers have asserted that Congoleum did not have the right to enter into the Claimant Agreement over their objections and/or without their consent, that Congoleum breached the terms of its insurance policies when it entered into the Claimant Agreement and that, for these reasons as well as others, the insurers do not owe coverage for the claims settled under the Claimant Agreement. According to Congoleum's insurers, Congoleum has violated numerous provisions in its insurance policies by agreeing to the Claimant Agreement, including consent-to-settlement clauses, cooperation clauses, consent-to-assignment clauses, and other clauses. In addition, the insurers have asserted that the Claimant Agreement is unfair and unreasonable and was not negotiated in good faith and is the result of improper "collusion" among counsel representing Asbestos Claimants and Congoleum and that, for these reasons as well as others, the insurers do not owe coverage for the claims settled under the Claimant Agreement.

            Most of Congoleum's insurers assert that they have no coverage obligations for claims resolved pursuant to the Claimant Agreement. Most of Congoleum's insurers also have asserted coverage defenses unrelated to the terms of particular settlement agreements entered into by Congoleum. Some of Congoleum's insurers also assert that, as a result of Congoleum's alleged breaches of its insurance policies, the policies are now void, relieving the insurers of all coverage obligations for all time under the policies.


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

            The recoveries of Asbestos Claimants under the Plan could be affected by an adverse ruling in the Coverage Litigation. Some insurers contend that, if there is a ruling adverse to Congoleum in the Coverage Litigation, then the insurers will not owe coverage for claims resolved under the Claimant Agreement and/or under other pre-petition settlements. Insurers further contend that such result would also deprive individual claimants who were parties to the Claimant Agreement and other pre-petition settlements of the right to seek payment from the insurers under their insurance policies or from negotiating settlements with some or all of the insurers. Insurers also contend that such result would preclude Congoleum and claimants from agreeing to forbear under or amending the Claimant Agreement and other pre-petition settlements and would preclude claimants from seeking recovery under other claims payment standards, including bankruptcy TDPs, or under any amended agreements. Congoleum intends to contest any attempt by the insurers top enlarge or expand upon a Phase I ruling that is adverse to Congoleum. However, there can be no assurances of the outcome of these matters.

            Because of the risks involved with respect to the effects of various potential rulings by the Bankruptcy Court or an appeal thereof, as well as the uncertainty in the resolution of any present or future Asbestos Insurance Action, including the Coverage Litigation, the ultimate value of the insurance proceeds that will be available to the Plan Trust is uncertain. The Company has addressed the potential impact of this uncertainty on the Plan Trust by authorizing the Plan Trustees, with the consent of the TAC and the Futures Representative, to amend the TDP and/or the Plan Trust Agreement under certain circumstances. Specifically, Section 8.2 of the TDP provides that should any provision contained in the TDP be determined to be inconsistent with or contrary to Congoleum's obligations to any insurance company providing insurance coverage to any Debtor in respect of claims for personal injury based on exposure to asbestos-containing products, the Plan Trustees, with the consent of the TAC and the Futures Representative, may amend the TDP and/or the Plan Trust Agreement to make the provisions of either or both documents consistent with the duties and obligations of such Debtor to said insurance company. Moreover, the possibility that one or more of the Insurance Companies may become insolvent in the future may impact the value of Congoleum's insurance coverage, and thus the value of the Plan Trust Assets.

10.4. Distributions under the TDP

            Payments that will be made on Plan Trust Asbestos Claims will be determined under the TDP, the Plan and the Plan Trust Agreement and will be based on one hand, upon estimates of the number, types and amount of present and expected future Plan Trust Asbestos Claims and, on the other hand, on the value of the Plan Trust Assets, the liquidity of the Plan Trust Assets, the Plan Trust's expected future expenses and income, as well as other material matters that are reasonable and likely to affect the sufficiency of funds to pay all holders of Plan Trust Asbestos Claims. There can be no certainty as to the precise amounts that will be distributed by the Plan Trust in any particular time period or when Plan Trust Asbestos Claims will be paid by the Plan Trust.

10.5. Risk of Post-Confirmation Default

            Although no guarantees can be given, the Company believes that the cash flow generated by its business and assets will be sufficient to meet Reorganized Congoleum's ongoing business obligations and operating requirements and that such cash flow will be sufficient to make the payments required under the Plan. The Company further believes that Congoleum's net cash flow will be sufficient to make dividend or interest payments (as applicable) on the New Contingent Security to the Plan Trust. At the Confirmation Hearing, the Bankruptcy Court will be required to make a judicial determination that the Plan is feasible in order to confirm the Plan.


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

                                   ARTICLE 11
            ALTERNATIVES TO CONFIRMATION AND CONSUMMATION OF THE PLAN

            If the Plan is not confirmed and consummated, the alternatives to the Plan include (a) liquidation of the Company under Chapter 7 of the Bankruptcy Code; and (b) an alternative plan of reorganization.

11.1. Liquidation under Chapter 7

            If no plan can be confirmed, the Reorganization Cases may be converted to proceedings under Chapter 7 of the Bankruptcy Code, pursuant to which a trustee would be appointed to liquidate the assets of the Company for distribution in accordance with the priorities established by the Bankruptcy Code. A discussion of the effects that a Chapter 7 liquidation would have on the recovery of holders of Claims and Equity Interests and the Company's liquidation analysis are set forth in Section 7.3(a)(1) -- "Best Interests Test" above. The Company believes that the timing of the distributions under a Chapter 7 case would be delayed and the amount of distributions that would be made in a Chapter 7 case would be materially less than the distributions contemplated by the Plan, because, among other things, (a) the ability of the trustee in a Chapter 7 case to negotiate settlements with Asbestos Insurance Companies without the benefit of the section 524(g) injunctions is likely to be impaired, and (b) a Chapter 7 trustee would not receive the benefits of the New Class A Common Stock, the New Contingent Security, the ABI Contribution or the Additional Plan Trust Contribution.

            Attached hereto as Exhibit B is a Liquidation Analysis for the Company, which assumes that a bankruptcy case under Chapter 7 is commenced immediately and that the Company's assets are liquidated by a Chapter 7 trustee in an orderly liquidation. The Liquidation Analysis is based upon a number of estimates and assumptions which, while considered reasonable, are inherently beyond the control of the Company or any Chapter 7 trustee. Accordingly, there can be no assurances that the values reflected in the Liquidation Analysis would be realized if the Company were to undergo such a Chapter 7 liquidation; actual results could vary materially from those shown in that exhibit. In addition, any liquidation would necessarily take place in the future under circumstances which presently cannot be predicted. Accordingly, if the Estates were liquidated, the actual liquidation proceeds could be materially lower or higher than the amounts set forth in Exhibit B, and no representation or warranty can be made with respect to the actual proceeds that could be received in a Chapter 7 liquidation.

11.2. Alternative Plan of Reorganization

            If the Plan is not confirmed, the Company or any other party in interest could attempt to confirm a different plan of reorganization. In fact, as described in Section 5.16 - "Expiration of Debtors' Exclusive Periods to File a Plan and Solicit Acceptances Thereof," CNA has filed a proposed plan of reorganization. However, the Plan is the product of extensive negotiations among Congoleum, the Futures Representative, the Asbestos Claimants' Committee, the Claimants' Representative and ABI, and is a delicate balance of the competing and conflicting interests held by those parties. Any attempt to propose an alternative plan containing different terms for any of these parties would threaten to disrupt the balance established by the Plan. This, in turn, could lead to years of costly litigation for all parties.

            THE COMPANY BELIEVES THAT THE CONFIRMATION AND IMPLEMENTATION OF THE PLAN IS PREFERABLE TO ANY OF THE ALTERNATIVES BECAUSE IT SHOULD PROVIDE GREATER RECOVERIES THAN THOSE AVAILABLE IN LIQUIDATION OR UNDER ANY ALTERNATIVE PLAN.

                                   ARTICLE 12
               CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN

TO ENSURE COMPLIANCE WITH U.S. TREASURY DEPARTMENT CIRCULAR 230, HOLDERS OF CLAIMS ARE HEREBY NOTIFIED THAT: (A) ANY DISCUSSION OF UNITED STATES FEDERAL TAX ISSUES IN THIS DISCLOSURE STATEMENT IS NOT INTENDED OR WRITTEN TO BE RELIED UPON, AND CANNOT BE RELIED UPON, BY HOLDERS OF CLAIMS FOR THE PURPOSE OF AVOIDING PENALTIES THAT MAY BE IMPOSED ON HOLDERS OF CLAIMS UNDER THE IRC; (B) SUCH DISCUSSION IS INCLUDED HEREIN IN CONNECTION WITH THE PROMOTION OR MARKETING (WITHIN THE MEANING OF U.S. TREASURY DEPARTMENT CIRCULAR 230) OF THE TRANSACTIONS OR MATTERS ADDRESSED HEREIN; AND (C) HOLDERS OF CLAIMS SHOULD SEEK ADVICE BASED ON THEIR PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISER.

            A summary description of certain United States federal income tax consequences of the Plan is provided below. This summary is for informational purposes only and should not be relied upon for purposes of determining the specific tax consequences of the Plan to a particular holder of a Claim. Only the principal United States federal income tax consequences of the Plan to Congoleum, the Plan Trust and certain impaired holders of Claims are described below. No opinion of counsel has been sought or obtained with respect to any tax consequences of the Plan. No rulings or determinations of the Internal Revenue Service or any other taxing authority have been sought or obtained with respect to any tax consequences of the Plan, and the discussion below is not binding upon the Internal Revenue Service or any other taxing authority. No assurance can be given that the Internal Revenue Service or any other taxing authority would not assert, or that a court would not sustain, a different position from any discussed herein.

            This summary is based upon existing United States federal income tax law, which is subject to change, possibly with retroactive effect. This summary does not address all aspects of United States federal income taxation that may be important to a particular holder of a Claim in light of such holder's individual investment circumstances or to certain types of holders of Claims subject to special tax rules (e.g., financial institutions, insurance companies, broker-dealers, tax-exempt organizations, and foreign persons), all of whom may be subject to tax rules that differ significantly from those summarized below. This summary does not discuss any foreign, state, or local tax considerations. In addition, this summary does not address the possible application of IRC provisions and United States Treasury regulations concerning reportable transactions, which include transactions with respect to which, under certain circumstances, taxpayers claim losses.

            This summary is not intended to constitute a complete analysis of all tax considerations relevant to a particular holder of a Claim. Each holder of a Claim should seek advice from its own independent tax advisors concerning the United States federal, state, local, foreign income and other tax consequences of the Plan to them in light of their particular circumstances.

12.1. Tax Consequences to Congoleum

      (a)   Discharge of Indebtedness

            In general, a taxpayer must include in gross income the amount of any indebtedness that is cancelled ("COD Income") during the taxable year. However, Section 108(a)(1)(A) of the IRC provides an exception to this rule where a taxpayer is subject to the jurisdiction of a bankruptcy court and the cancellation of indebtedness is granted by, or effected pursuant to, a plan approved by such court, as would be the case upon the confirmation of the Plan. In this event, rather than being included in gross income, the COD Income is applied to reduce the following tax attributes of the taxpayer in the following order: net operating losses, business and minimum tax credit carry forwards, capital loss carry forwards, the basis of the taxpayer's assets, and foreign tax credit carry forwards (collectively, the "Tax Attributes"). Under Section 108(b)(5) of the IRC, a taxpayer may elect to first apply the reduction to the basis of the taxpayer's depreciable assets, with any remaining balance applied to the other Tax Attributes in the order stated above. Additionally, Section 108(e)(2) of the IRC provides that no COD Income is realized to the extent that the taxpayer's satisfaction of the cancelled debt would have given rise to a tax deduction for United States federal income tax purposes. The effect of Section 108(e)(2) of the IRC, where applicable, is to allow the taxpayer's debt to be cancelled without the recognition of income by the taxpayer and without reduction of its Tax Attributes.

            Pursuant to the Plan, although an amount of Asbestos Claims will be paid, holders of Asbestos Claims may receive less than 100% of the face value of their Claims and thus an amount of Asbestos Claims also may be cancelled. However, such cancellation of Asbestos Claims generally will not result in COD Income to Reorganized Congoleum because payment of the Asbestos Claims would have given rise to tax deductions for Reorganized Congoleum. The forgiveness of accrued and unpaid interest on the Senior Notes will likely result in COD Income to Reorganized Congoleum to the extent that such accrued and unpaid interest has been previously deducted by Congoleum for United States federal income tax purposes. Further, the Plan is likely to result in a deemed exchange of old Senior Notes for deemed new notes. Such deemed exchange will result in COD Income only if, among other things, the "issue price" of the deemed new notes is less than the principal amount of the old Senior Notes. The issue price of the deemed new notes will be their fair market value at the time of the deemed exchange if a substantial amount of old Senior Notes or the deemed new notes are "traded on an established market" within the meaning of applicable Treasury regulations. If neither are so traded, the issue price of the deemed new notes will be their principal amount (so long as the interest rate on the deemed new notes at the time of the deemed exchange exceeds a certain threshold). Reorganized Congoleum anticipates that the issue price of the deemed new notes will be their principal amount and, therefore, Reorganized Congoleum will not recognize COD Income from the deemed exchange. There can be no assurance that the Internal Revenue Service will not challenge that position and assert that the issue price of the deemed new notes is less than their principal amount. If the Internal Revenue Service's challenge is successful, Reorganized Congoleum may recognize COD Income from the deemed exchange.

            In addition, although the terms of the Amended Credit Agreement have not yet been determined, Congoleum believes it unlikely that an amendment of the Existing Credit Agreement will result in COD Income to Reorganized Congoleum. Although adoption of the Amended Credit Agreement may be viewed, for United States federal income tax purposes, as an exchange of one debt instrument for another, such deemed exchange will result in COD Income only if, among other things, the principal amount of the debt under the Amended Credit Agreement is less than the principal amount of the debt under the Existing Credit Agreement or if the interest rate on the debt under the Amended Credit Agreement is less than a certain threshold, neither of which is expected to occur.

            Notwithstanding the foregoing, in the event that the discharge of indebtedness pursuant to the Plan were to cause Reorganized Congoleum to recognize COD Income, Congoleum has not yet determined whether it would make the election under Section 108(b)(5) of the IRC to apply any required Tax Attribute reduction first to depreciable property, with any excess next applied to reduce other Tax Attributes. In this regard, as of December 31, 2004, Congoleum had net operating losses ("NOLs") of approximately $6.6 million.

      (b)   Net Operating Losses

            As a result of potential existing NOLs and additional deductions that will be generated by the resolution of certain asbestos-related claims, Reorganized Congoleum expects to have an NOL after emerging from bankruptcy. The amount of the NOL may be reduced somewhat by any COD Income realized upon emerging from bankruptcy.

            The extent to which Reorganized Congoleum will be able to utilize its NOLs after emerging from bankruptcy will depend on Section 382 of the IRC, which generally imposes an annual limitation (the "Section 382 Limitation") on a corporation's use of its NOLs (and may limit a corporation's use of certain built-in losses recognized within a five-year period following an ownership change) if a corporation undergoes an ownership change. The annual Section 382 Limitation on the use of pre-change losses (the NOLs and built-in losses recognized within the five year post-ownership change period) in any "post-change year" is generally equal to the product of the fair market value of the loss corporation's outstanding stock immediately before the ownership change multiplied by the long-term tax-exempt rate in effect for the month in which the ownership change occurs. The long-term tax-exempt rate is published monthly by the Internal Revenue Service and is intended to reflect current interest rates on long-term tax-exempt debt obligations. It is presently approximately 4.25%.
Section 383 of the IRC applies a similar limitation to capital loss carryforwards and tax credits. As discussed below, however, a special exception from these rules may apply in the case of a corporation that experiences an ownership change as the result of a bankruptcy proceeding.

            In general, an ownership change occurs when the percentage of the corporation's stock owned by certain "5 percent shareholders" increases by more than 50 percentage points in the aggregate over the lowest percentage owned by them at any time during the applicable "testing period" (generally, the shorter of (a) the 36-month period preceding the testing date or (b) the period of time since the most recent ownership change of the corporation). Although Reorganized Congoleum will be issuing Class A Common Stock and the New Convertible Security under the Plan to the Plan Trust, Congoleum is not certain whether the issuance of such Class A Common Stock and the New Convertible Security will result in an ownership change under Section 382 of the IRC. Consequently, Congoleum does not know whether its ability to utilize its NOL following emergence from bankruptcy will be subject to the Section 382 Limitation.

            Even if such an ownership change were to occur, it may not give rise to any limitation on Reorganized Congoleum's ability to use its NOLs after emergence from bankruptcy. Section 382(1)(5) of the IRC provides a special rule applicable in the case of a bankruptcy reorganization (the "Section 382(1)(5) Exception"). If a corporation qualifies for the Section 382(1)(5) Exception, the annual Section 382 Limitation will not apply to the corporation's NOLs. The
Section 382(1)(5) Exception does, however, require that the corporation's NOL carryovers be computed without taking into account the aggregate amount of all interest deductions in respect of debt exchanged for the corporation's stock during the three prior taxable years and the portion of the current taxable year ending on the date of the ownership change.

            A corporation that is reorganized in bankruptcy will qualify for the
Section 382(1)(5) Exception if the corporation's pre-bankruptcy shareholders and holders of certain debt ("Qualifying Debt") own at least 50% of the stock of the corporation after the reorganization, and the corporation does not "elect out" of the Section 382(1)(5) Exception. Qualifying Debt is a claim which (i) was held by the same creditor for at least 18 months prior to the bankruptcy filing or (ii) arose in the ordinary course of a corporation's trade or business and has been owned, at all times, by the same creditor. Indebtedness will be treated as arising in the ordinary course of a corporation's trade or business if such indebtedness is incurred by the corporation in connection with the normal, usual or customary conduct of the corporation's business. While not free from doubt, Congoleum expects that certain asbestos-related claims will qualify as Qualifying Debt, and that the stock acquired by the Plan Trust should be treated as stock acquired in exchange for Qualifying Debt within the meaning of the
Section 382(1)(5) Exception.

            If an ownership change occurs and Reorganized Congoleum does not qualify for the Section 382(1)(5) Exception, Reorganized Congoleum would be subject to an annual Section 382 Limitation. Under Section 382(1)(6) of the IRC, if a corporation is otherwise not eligible for the Section 382(1)(5) Exception (or if it elects out of Section 382(1)(5)), then the annual Section 382 Limitation is calculated by taking into account the increase in equity value resulting from the issuance of equity upon emergence in exchange for debt claims.

            Assuming that Reorganized Congoleum qualifies for the Section 382(1)(5) Exception, Section 382(l)(5) of the IRC provides that if a company that utilizes the Section 382(1)(5) Exception undergoes another ownership change within two years, that company's NOL is reduced to zero. For that reason, if Congoleum determines that Reorganized Congoleum will qualify for the Section 382(1)(5) (and will not elect out), Reorganized Congoleum's equity, upon emergence, will be subject to certain restrictions in order to ensure that another ownership change will not occur within two years after emergence. These transfer restrictions, should they apply, will generally not impose any limitations on a holder of a claim or other person or entity that holds less than approximately 5% of the equity of Reorganized Congoleum after emergence to either buy or sell stock on the open market, so long as such purchase or sale does not cause the holder of a claim or other person or entity to then hold more than approximately 5% of the equity of Reorganized Congoleum.

      (c)   Transfers to the Plan Trust

            The Treasury regulations promulgated under Section 468B of the IRC provide that a fund, account, or trust will constitute a qualified settlement fund ("QSF") if it satisfies three conditions. First, the fund, account, or trust must be established pursuant to an order of or be approved by a government authority, including a court, and must be subject to the continuing jurisdiction of that government authority. Second, the fund, account, or trust must be established to resolve or satisfy one or more contested or uncontested claims that have resulted or may result from an event or related series of events that has occurred and that has given rise to at least one claim asserting liability arising from, among other things, a tort. Third, the fund, account, or trust must be a trust under applicable state law or have its assets physically segregated from the other assets of the transferor and persons related to the transferor.

            A payment to a QSF generally is deductible when made, assuming that such payment otherwise constitutes an ordinary and necessary business expense. However, to the extent that debt issued by the transferor is transferred to a QSF, the transferor is generally entitled to a deduction only as the transferor makes principal payments. The issuance of a transferor's debt or equity generally does not result in gain or loss to the transferor. Additionally, no deduction is allowed with respect to the transfer of insurance proceeds to a QSF to the extent the transferred amounts are excludable from gross income of the transferor. If the settlement of an insurance claim occurs after the transfer of such claim to the QSF and a deduction has been taken with respect to such transfer, then the transferor must include in income the amounts received from the settlement of the insurance claim to the extent of the deduction.

            Assuming confirmation of the Plan, the Plan Trust will be established to satisfy Plan Trust Asbestos Claims alleged to arise out of a tort or torts, will be a trust under state law, and will be approved by the Bankruptcy Court or District Court and subject to its continuing jurisdiction. Accordingly, based on those assumptions and on the completion of certain filings, the Plan Trust should constitute a QSF after confirmation of the Plan. Certain insurance proceeds and certain rights under insurance coverage will be transferred to the Plan Trust, and Reorganized Congoleum also will transfer the New Class A Common Stock and the New Convertible Security to the Plan Trust. Although amounts transferred to a QSF generally are deductible, no deduction will be allowed to Reorganized Congoleum with respect to the transfer of insurance proceeds to the extent the transferred amounts are excludable from gross income of Reorganized Congoleum. Further, if the settlement of an insurance claim occurs after the transfer of such claim to the QSF and Reorganized Congoleum has taken a deduction with respect to such transfer, then Reorganized Congoleum will be required to include in income the amounts received from the settlement of the insurance claim to the extent of the deduction. If the New Convertible Security is a convertible promissory note, Reorganized Congoleum will generally be entitled to tax deductions as it makes principal payments on the promissory note. If necessary to support a deduction for the fair market value of the New Convertible Security transferred to the Plan Trust, Reorganized Congoleum plans to obtain a qualified appraisal of such securities (and possibly the Class A Common Stock so transferred) within the meaning of Treasury Regulation Section 1.468B-3(b).

12.2. Tax Consequences to the Plan Trust

            Assuming that, as expected, the Plan Trust qualifies as a QSF, the Plan Trust will be required to pay federal income tax on its modified gross income, as defined in the Treasury regulations promulgated under Section 468B of the IRC, at the highest rate applicable to estates and trusts. The Plan Trust generally will not be required to include in income amounts transferred to it pursuant to the Plan. Any sale, exchange or distribution of Plan Trust property generally will result in gain or loss equal to the difference between the consideration received (or the fair market value of the property) on the date of such sale, exchange or distribution and the adjusted tax basis of such property. For this purpose, the tax basis of property received by the Plan Trust will be its fair market value at the time of receipt. The Plan Trust will not be entitled to deduct amounts that it pays with respect to Plan Trust Asbestos Claims, but will be entitled to deduct amounts paid for administrative costs and other incidental costs of the Plan Trust. Dividends on the Class A Common Stock, and dividends, interest or original issue discount on the New Convertible Security, as the case may be, will be includible in gross income by the Plan Trust. If the New Convertible Security is preferred stock, it is not clear how the reset of the liquidation is treated for United States federal income tax purposes, and it may result in dividend income to the Plan Trust. If the New Convertible Security is a convertible promissory note, the note is likely to constitute a "contingent payment debt instrument" for United States federal income tax purposes, which generally result in the yield on the note (including any conversion) being treated as original issue discount under special United States federal income tax rules.

12.3. Tax Consequences to Certain Impaired Holders of Claims

            The United States federal income tax consequences to a holder of a Claim that is impaired and the character and amount of income, gain or loss recognized as a consequence of the Plan and the distributions provided for thereby will be determined by reference to the Claim in respect of which the distribution is made and as if the distribution were made directly by Reorganized Congoleum and accordingly will depend upon, among other things: (1) the nature of the Claim, (2) the manner in which a holder acquired the Claim,
(3) the length of time the Claim has been held, (4) whether the Claim was acquired at a discount, (5) whether the holder has taken a bad debt deduction with respect to the Claim (or any portion thereof) in the current or prior years, (6) whether the holder has previously included in income accrued but unpaid interest with respect to the Claim, (7) the method of tax accounting of the holder, and (8) whether the Claim constitutes a security for United States federal income tax purposes. Accordingly, each holder of a Claim is urged to consult its tax advisor regarding the tax consequences of the Plan to it.

      (a)   Holders of Asbestos Claims

            Under Section 104 of the IRC, to the extent that a payment from the Plan Trust to a holder of an Asbestos Personal Injury Claim constitutes damages on account of personal physical injuries or physical sickness of such holder, such payment will not constitute gross income to such holder, except to the extent that the payment is attributable to medical expense deductions taken under Section 213 of the IRC for a prior taxable year. A payment from the Plan Trust to a holder of an Asbestos Personal Injury Claim other than on account of personal physical injuries or physical sickness generally will be includible in gross income of such holder.


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

            A payment to a holder of an Allowed Asbestos Property Damage Claim generally will result in a non-taxable return of capital, and a corresponding decrease in the holder's tax basis in the damaged property, and will generate income or gain, if any, to the holder in an amount equal to the excess of the payment received and such holder's tax basis in the damaged property.

      (b)   Holders of Senior Note Claims

            Pursuant to the Plan, the Allowed Senior Note Claims will be reinstated on the terms that existed prior to the Effective Date, but the maturity date of such Senior Notes will be extended to August 1, 2011 and all accrued and unpaid interest from the Petition Date through and including the Effective Date will be forgiven. Accrued and unpaid interest on the Senior Notes through the Petition Date will be paid in cash at the Effective Time. As discussed above, the Plan is likely to result in a deemed exchange of old Senior Notes for deemed new notes.

            To the extent that any amount received by a holder of an Allowed Senior Note Claim under the Plan is attributable to accrued interest that was not previously included in the holder's gross income, such amount should be taxable to the holder as interest income. Conversely, a holder of an Allowed Senior Note Claim may be able to recognize a deductible loss (or, possibly, a write-off against a reserve for worthless debts) to the extent that any accrued interest on the Senior Notes was previously included in the holder's gross income but was not paid in full under the Plan. Although the Plan is specific on the allocation of cash to accrued pre-Petition Date interest, there can be no assurance that the Internal Revenue Service will respect this allocation. Consequently, some portion of the deemed new note may be attributed to accrued Pre-Petition Date interest.

            The United States federal income tax consequences of the deemed exchange of old Senior Notes for deemed new notes will depend on whether or not the deemed new notes are treated as "securities" for United States federal income tax purposes. The term "security" is not defined in the IRC or applicable Treasury regulations and has not been clearly defined in court decisions. Although several factors are relevant in determining whether a debt instrument is a security, one important factor is the debt instrument's original term to maturity. As a general rule, a debt instrument with an original term to maturity of ten years or more is likely to be considered a security, while a debt instrument with an original term to maturity of five years or less may not be considered a security (although a recent Internal Revenue Service ruling suggests that, in certain circumstances, a debt instrument with a term of five years or less may be considered a security). The term of the deemed new notes will be less than five years. Holders of Senior Notes should consult their own tax advisors regarding whether or not the deemed new notes will be treated as securities for United States federal income tax purposes.

            If the deemed new notes are treated as securities, a holder of an Allowed Senior Note Claim will not recognize gain or loss upon the deemed exchange, except to the extent a portion of the deemed new notes is attributable to accrued and unpaid interest, which will be taxable as such. The holder will have an initial tax basis in the deemed new notes (except to the extent attributable to accrued and unpaid interest) equal to the holder's adjusted tax basis in the old Senior Notes immediately before the exchange, and the holder's


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

holding period for the deemed new notes (except to the extent attributable to accrued and unpaid interest) will include the holder's holding period for the old Senior Notes. To the extent attributable to accrued and unpaid interest, the holder will have an initial tax basis in the deemed new notes equal to their issue price, as described above, and the holder's holding period for the deemed new notes will begin on the date of the exchange.

            If the deemed new notes are not treated as securities, a holder of an Allowed Senior Note Claim will recognize gain or loss in an amount equal to the difference between the amount realized on the deemed exchange and the holder's adjusted tax basis in the old Senior Notes. The amount realized will equal the issue price of the deemed new notes, as described above. Except to the extent of any accrued market discount not previously included in income, such gain or loss will be long-term capital gain or loss if the old Senior Notes have been held as capital assets for more than one year. Net long-term capital gains of individuals are eligible for preferential rates of United States federal income taxation. The deductibility of capital losses is subject to limitations. The holder will have an initial tax basis in the deemed new notes equal to their issue price, as described above, and the holder's holding period for the deemed new notes will begin on the date of the exchange.

            If a holder purchased an old Senior Note at a price less than its principal amount, the difference generally would constitute "market discount" for United States federal income tax purposes. If a holder holds an old Senior Note with market discount, any gain recognized on the exchange of the old Senior Note for a deemed new note pursuant to the Plan will be treated as ordinary income to the extent of any accrued market discount not previously included in income. In addition, if the deemed new notes are treated as securities for United States federal income tax purposes, and an old Senior Note has unrecognized market discount in the hands of a holder, the deemed new note received in exchange for the old Senior Note may be treated as having market discount (which may result in the recognition of ordinary income upon a disposition of the deemed new note). The market discount rules are complex. Holders of Senior Notes with market discount should consult their own tax advisors regarding the application of the market discount rules to them in light of their particular circumstances.

      (c)   Holder of Lender Secured Claim

            As discussed above, an amendment of the Existing Credit Agreement may result in a deemed exchange, for United States federal income tax purposes, of the Existing Credit Agreement for the Amended Credit Agreement. Notwithstanding this, it is not expected that the holder of the Lender Secured Claim will realize income, gain or loss for United States federal income tax purposes as a result of this deemed exchange, assuming that the principal amount of the debt under the Amended Credit Agreement is the same as the principal amount of the debt under the Existing Credit Agreement and the interest rate on the Amended Credit Agreement exceeds a minimum threshold.

      (d)   Information Reporting and Backup Withholding

            Payments of Allowed Claims under the Plan (including payments and distributions to the Plan Trust) may be subject to applicable information reporting and backup withholding (at the applicable rate). Backup withholding is not an additional tax. Amounts withheld under the backup withholding rules may be credited against a holder's United States federal income tax liability, and a holder may obtain a refund of any excess amounts withheld under the backup withholding rules by filing an appropriate claim for refund with the Internal Revenue Service (generally, a United States federal income tax return).


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

                                   ARTICLE 13
                              FINANCIAL INFORMATION

13.1. General

            An analysis of the Company's financial condition appears in the Financial Statements attached hereto as Exhibit "C" and Exhibit "D". This information is provided to permit Claimants to better understand the Company's financial condition.

            The Company is required to file monthly operating reports with the Bankruptcy Court. Such financial information is on file with the Bankruptcy Court and publicly available for review. In addition, Congoleum continues to make the filings required by the Securities Exchange Act of 1934, as amended.

                                   ARTICLE 14
                       SOURCES OF INFORMATION PROVIDED AND
                           THE ACCOUNTING METHOD USED

14.1. Sources of Information

            The information set forth in this Disclosure Statement was provided by and/or prepared in consultation with the Company.

14.2. Accounting Method

            The Company maintains its books and records on an accrual basis, in accordance with generally accepted accounting principles. The financial statements of the Company have been audited by the accounting firm of Ernst & Young LLP through December 31, 2005.

                          RECOMMENDATION AND CONCLUSION

            The Company recommends that all holders of Claims in Classes 2, 3, 6, 9, 10 and 11 and holders of Interests in Class 13 vote to accept the Plan, and urges each of them to evidence such acceptance and approval, by instructing the holder of any proxy for them to vote to accept the Plan on their behalf, or by returning their ballots so that they will be received on or before the Voting Deadline.

            In the view of the Company, the Plan provides the best available alternative for maximizing the distributions that holders of Asbestos Claims will receive from the Estates.


         (THE REMAINDER OF THIS PAGE HAS BEEN LEFT INTENTIONALLY BLANK)


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

            The undersigned has executed this Disclosure Statement as of the 3rd day of February 2006.

                             Respectfully submitted,

                             CONGOLEUM CORPORATION


                             By:
                                 --------------------------------------
                                 Name: Howard N. Feist III
                                 Title:  Chief Financial Officer and Secretary


                             CONGOLEUM FISCAL, INC.


                             By:
                                 --------------------------------------
                                 Name: Howard N. Feist III
                                 Title:  Vice-President, Treasurer and Secretary


                             CONGOLEUM SALES, INC.


                             By:
                                 --------------------------------------
                                 Name: Howard N. Feist III
                                 Title:  Vice-President, Treasurer and Secretary


PILLSBURY WINTHROP SHAW PITTMAN LLP
1540 Broadway
New York, NY 10036-4039

Richard L. Epling
Robin L. Spear
Kerry A. Brennan


            And

OKIN, HOLLANDER & DELUCA, LLP
Parker Plaza
400 Kelby Street
Fort Lee, New Jersey 07024

Paul S. Hollander
James J. DeLuca

ATTORNEYS FOR CONGOLEUM CORPORATION,
CONGOLEUM FISCAL, INC. and CONGOLEUM SALES, INC.


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